     As filed with the Securities and Exchange Commission on April 11, 2006
                                                          Registration No. _____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ----------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                          HANDHELD ENTERTAINMENT, INC.
                 (Name of Small Business Issuer in Its Charter)

DELAWARE                              5064                           98-0430675
(State or Other                (Primary Standard               (I.R.S. Employer
Jurisdiction of                Industrial Classification         Identification
Incorporation or Organization)      Code Number)                           No.)

                          539 BRYANT STREET, SUITE 403
                         SAN FRANCISCO, CALIFORNIA 94107
          (Address and Telephone Number of Principal Executive Offices)
                     (Address of Principal Place of Business
                    or Intended Principal Place of Business)
                          ----------------------------

                                  JEFF OSCODAR
                             CHIEF EXECUTIVE OFFICER
                          HANDHELD ENTERTAINMENT, INC.
                          539 BRYANT STREET, SUITE 403
                         SAN FRANCISCO, CALIFORNIA 94107
                                 (415) 495-6470
            (Name, Address and Telephone Number of Agent for Service)

                                    COPY TO:

                             HARVEY J. KESNER, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                          ----------------------------

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                (Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.|X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective
registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box. |_|

                         CALCULATION OF REGISTRATION FEE

---------------------------- -------------------- --------------- -------------

                                                  Proposed
                                                  Maximum
                                                  Offering                                  Amount of
Title of Each Class of       Amount To Be         Price Per       Proposed Maximum          Registration
Securities To Be Registered  Registered (1)       Share           Aggregate Offering Price  Fee
---------------------------------------------------------------------------------------------------------------

Common Stock, par value
$0.0001 per share                 4,563,410         $5.45 (2)           $24,870,585               $2,661.15
---------------------------- -------------------- --------------- ------------------------- -----------------------
Common Stock
underlying Warrants to
Purchase                           132,500          $5.45 (3)             $722,125                  $77.27
---------------------------- -------------------- --------------- ------------------------- -----------------------
     Total                        4,695,910           $5.45             $25,592,710               $2,738.42
---------------------------- -------------------- --------------- ------------------------- -----------------------

(1)      Pursuant to Rule 416 under the Securities Act, the shares of Common
         Stock offered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)      With respect to the shares of Common Stock offered by the selling stockholders named herein, estimated at $5.45 per share, the last sale price of the Common Stock as reported on the OTC Bulletin Board regulated quotation service on April 5, 2006, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(3)      Estimated at $5.45 per share, the last sale price of the Common Stock as reported on the OTC Bulletin Board regulated quotation service on
         April 5, 2006, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities Act.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                       2

         The information in this prospectus is not complete and may be changed.
These securities may not be sold, except pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 11, 2006

                             PRELIMINARY PROSPECTUS

                       [OBJECT OMITTED]][GRAPHIC OMITTED]

                        4,695,910 SHARES OF COMMON STOCK

o    The shares of common stock offered by this prospectus are being sold by the selling stockholders.

o    These shares consist of 3,802,500 shares issued in a private placement,
     760,910 shares issued to consultants and 132,500 shares issuable upon the exercise of outstanding warrants.

o    We will not receive any of the proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of warrants by the selling stockholders.

o    We will bear all costs relating to the registration of the common stock, other than any selling stockholder's legal or accounting costs or commissions.

o    Our common stock is quoted on the regulated quotation service of the OTC
     Bulletin Board under the symbol "HNDH.OB."

o    The last sale price of our common stock on April 7, 2006 was $5.50 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU
SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED
"RISK FACTORS" BEGINNING ON PAGE 4, WHICH DESCRIBES SOME FACTORS YOU SHOULD
CONSIDER BEFORE INVESTING.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is __________, 2006

                                TABLE OF CONTENTS

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER
     MATTERS.................................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT..............................................................44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................41

SELLING STOCKHOLDERS.........................................................46

DESCRIPTION OF SECURITIES....................................................51

PLAN OF DISTRIBUTION.........................................................54

WHERE YOU CAN FIND MORE INFORMATION..........................................56

LEGAL MATTERS................................................................56

EXPERTS......................................................................56

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
     SECURITIES ACT LIABILITIES..............................................53

INDEX TO FINANCIAL STATEMENTS...............................................F-1

         REFERENCES IN THIS PROSPECTUS TO "WE," "US," "OUR," "THE COMPANY" AND
"HANDHELD" REFER TO HANDHELD ENTERTAINMENT, INC. HANDHELD ENTERTAINMENT, ZVUE,
ZTV, PAY 'N PLAY, ZVISION, AND ZAPP ARE TRADEMARKS OF HANDHELD ENTERTAINMENT,
INC. TRADEMARKS, SERVICE MARKS AND TRADE NAMES OF OTHER COMPANIES APPEARING IN
THIS PROSPECTUS ARE THE PROPERTY OF THEIR RESPECTIVE HOLDERS.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
AND IN ANY PROSPECTUS SUPPLEMENT WE MAY FILE AFTER THE DATE OF THIS PROSPECTUS.
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF
ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT
RELY ON IT. THESE SECURITIES WILL NOT BE OFFERED IN ANY JURISDICTION WHERE AN
OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING
IN THIS

                                       i

 PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE
FRONT COVER OF THIS PROSPECTUS OR ANY SUPPLEMENT. OUR BUSINESS, FINANCIAL
CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                                       ii

                               PROSPECTUS SUMMARY

         This summary highlights aspects of the offering. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the consolidated financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.

                                   THE COMPANY

         Handheld Entertainment designs, develops and markets portable media players (PMP) and delivers digital content through our website, www.zvue.com. We offer consumers robust, feature rich, easy to use mobile devices at a compelling value, as well as access to a large and growing library of audio and video digital content assets. Our devices have been designed to be compatible with virtually all formats of content. Our PMPs are sold in over 1,800 stores in the
United States. By year end 2006, we plan to offer a product family of four players at suggested retail prices ranging from $99 to $299. As of March 31,
2006, we had approximately 1,200 media files available for download, consisting of television shows, short films and feature-length films, and an additional
1,100 media files still to be formatted. We also have over two million songs available for download through our strategic partnerships. Our strategy is to capitalize on the synergy between portable digital entertainment products and related digital content.

         We are focused on two large and growing synergistic multi-billion dollar markets - portable digital media devices and distributed digital content.
There is an increasing demand for `on the go' entertainment. Trends such as increased broadband penetration into the home and the proliferation of wi-fi
"hot spots" have increased consumers' expectations for access to digital content across many different channels. Digital video recorders have freed consumers to view media "when they want" and location shifting technologies used for transferring digital content between devices have enabled consumers to view media "where they want." Content distribution is also undergoing dynamic changes as both new and classic music videos, television shows and films are made available for downloading to devices. We believe that devices need content, content providers require robust devices, and consumers want a complete solution. We offer that solution.

         Few companies offer both devices and digital content. Apple has emerged as the industry leader with its iPod products and iTunes content offering.
Unlike our products and content services, content purchased through Apple's
iTunes can only be played via Apple products, such as the iPod. Our product and digital content offerings can be used on many platforms and are compatible with many different codecs (compression/decompression technology).

OUR COMPETITIVE STRENGTHS

         We believe that we are well positioned to take advantage of the continuing growth in both the PMP and distributed content markets due to the following competitive strengths:

        o   OFFER A COMPELLING VALUE PROPOSITION. We believe that price is the most important factor in determining how quickly a new consumer product is adopted. Our price was key to our ability to expand our current distribution in Wal-Mart stores.

        o   MARKET AN EASY TO USE "OUT OF THE BOX" EXPERIENCE. To gain widespread acceptance, a consumer product must be easy to use. From our inception, we have been dedicated to creating PMPs that are easy for mass-market consumers to use. We believe that each enhanced version of the software installed on our newest devices will increase ease of use.

        o   DEVICE AND CONTENT FLEXIBILITY. Our devices are able to play content downloaded from our website as well as content downloaded from many other content websites. Likewise, content purchased on our website can be played on most other PMP devices. We believe that consumers want products that have this flexibility.

GROWTH STRATEGY

         We plan to execute a growth plan based on the following key strategies:

        o   CREATE A FAMILY OF PMP PRODUCTS AT A COMPELLING VALUE. We launched our first ZVUE product in December 2003, and introduced three new products at the 2006 Consumer Electronics Show (CES) in Las Vegas,
            Nevada, giving us a total of four products, with suggested retail prices ranging from $99 to $299.

        o   EXPAND MASS MARKETING AGREEMENTS. Our strategy requires that we have a strong mass-market retail presence. The ZVUE is already available in over 1,800 Wal-Mart stores and can also be found on many Internet retail sites, including amazon.com, in both the United States and
            Europe.

        o   DISTRIBUTE COMPELLING ONLINE CONTENT. We currently have over 120 hours of portable video content, with an additional 3,300 hours available to be formatted. We also have over two million songs available for download. Additionally, new content is being added to our growing video library on a monthly basis.

         Our principal executive offices are located at 539 Bryant Street, Suite
403, San Francisco, California 94107 and our telephone number is (415) 495-6470.

                                  THE OFFERING

Common stock offered by the selling stockholders  4,563,410 shares, consisting of 3,802,500 shares issued to
                                                  investors in a private
                                                  placement, 760,910 shares
                                                  issued to consultants under
                                                  various service agreements and
                                                  132,500 shares issuable upon
                                                  the exercise of outstanding
                                                  warrants.

Common stock outstanding after this offering      14,263,322 shares

Use of proceeds                                   We will not receive any
                                                  proceeds from the sale of
                                                  shares in this offering by the
                                                  selling stockholders. However,
                                                  we will receive proceeds from
                                                  the exercise of the warrants.

OTC Bulletin Board symbol                         HNDH.OB

Risk factors                                      You should carefully consider
                                                  the information set forth in
                                                  this prospectus and, in
                                                  particular, the specific
                                                  factors set forth in the "Risk
                                                  Factors" section beginning on
                                                  page 4 of this prospectus
                                                  before deciding whether or not
                                                  to invest in shares of our
                                                  common stock.

The number of shares of our common stock outstanding after this offering is based on 14,263,322 shares outstanding as of April 10, 2006 and excludes the following:

        o   up to 1,666,055 shares of common stock issuable upon exercise of outstanding warrants, including warrants held by selling
            stockholders, at a weighted average exercise price of $0.50 per share;

        o   up to 2,456,411 shares of common stock issuable upon exercise of outstanding options granted under our 2003 Stock Option/Stock
            Issuance Plan, with a weighted average exercise price of $0.32 per share; and

        o   up to 543,589 shares of common stock reserved for future issuance for future option grants under our 2003 Stock Option/Stock Issuance
            Plan.

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk.
Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.
The risks described below are not the only ones we will face. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

                         RISKS RELATING TO OUR BUSINESS

         SINCE WAL-MART REPRESENTS APPROXIMATELY 94% OF OUR REVENUES, AND
WAL-MART HAS ONLY PURCHASED A SINGLE MODEL, IF THEY WERE NO LONGER OUR CUSTOMER,
DEMANDED DIFFERENT TERMS, OR DID NOT ACCEPT OUR FUTURE PLANNED MODELS, THAT
WOULD HAVE A NEGATIVE IMPACT ON OUR REVENUES.

         Wal-Mart currently is, and for the foreseeable future is expected to remain, our largest customer. Wal-Mart represented approximately 94% of our revenues during 2005 and is expected to have similar importance in 2006. While we plan to aggressively market the ZVUE to other major retailers, other major retailers may not take on the ZVUE product line. Consequently, our short-term business plan depends to a significant extent on continuing our relationship with Wal-Mart, which may not happen. We do not have any long term or supply agreement for the sale of our products to Wal-Mart and our business plans are based upon estimates for orders from Wal-Mart that could be inaccurate.

         All of our sales to Wal-Mart, our largest customer during 2005, were of our ZVUE 200 model which was our sole product sold in 2005. We expect all of our orders shipped to Wal-Mart during 2006 to be of our ZVUE 200 model. None of our other products are presently being ordered by Wal-Mart, and there can be no assurance that Wal-Mart will accept our additional models if, and when, our shipments of future models commences, or that if ordered, such products will be accepted by Wal-Mart as successfully as our ZVUE 200.

         Having virtually all of our retail business concentrated in one retailer and in one product also entails the risk that the retailer may demand price concessions and other terms that prevent us from operating profitably, and which could subject us to the risks affecting that retailer's business. In addition, Wal-Mart maintains its own pay music download service that could compete with our download business and impact sales of our PMP devices.

         WE FACE INTENSE COMPETITION FROM BOTH PMP MANUFACTURERS AND CONTENT
DISTRIBUTORS, SOME OF WHICH, LIKE APPLE, PROVIDE BOTH DEVICES AND CONTENT, THAT
HAVE GREATER RESOURCES THAN WE DO, AND CUSTOMERS MAY NOT CHOOSE OUR PRODUCTS OR
OUR CONTENT DELIVERY METHODS, PRICING, OR OFFERINGS OVER THOSE OF OUR
COMPETITORS.

         The handheld entertainment market in which we operate, which includes portable video players, portable stereos, game players, MP3 and CD players and, to a limited degree, personal digital assistants (PDAs) and wireless phones, is very competitive. The content delivery business in which we operate also is very competitive. Consumers have many devices to choose from and many content providers to choose from, such as Apple, Napster, Musicmatch, RealAudio, and
Wal-Mart, and we must compete with these devices and services in order to sell our ZVUE PMPs and generate revenues from content, including video content.

         Moreover, several companies, including Apple Computer, Nintendo, Nokia,
Sony, Samsung, Toshiba and Creative Labs, have released, or announced that they are developing, handheld devices featuring digital video playback similar to that offered by us and planned in the future. We cannot guarantee that consumers will choose to purchase our PMP, or purchase content through our service, instead of other handheld devices or from other content companies.

         We also face competition from traditional media outlets such as television (including cable and satellite), radio (terrestrial and satellite),
CDs, DVDs, videocassettes and others, and may in the future face competition from new or as yet unknown sources, such as broadband telephone providers.
Emerging Internet media sources and established companies entering into the
Internet media content market include Time Warner's AOL subsidiary, Microsoft,
Apple, Google, Yahoo! and broadband Internet service providers who can be expected to be significant competitors. We expect this competition to become more intense as the market and business models for Internet video content to mature and more competitors enter these new markets. Competing services may be able to obtain better or more favorable access to compelling video content than we can and may develop better offerings than us and may be able to leverage other assets to promote their offerings successfully.

         Furthermore, most of our competitors or potential competitors in both devices, and content, have significantly greater financial, technical and marketing resources than we do. They may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to developing, promoting and selling their products and services than we can.

         WE ARE DEPENDENT ON OUR SUPPLIERS, AND PRODUCTION OF THE ZVUE WOULD BE
NEGATIVELY AFFECTED IF THESE SUPPLIERS WERE UNABLE TO MEET OUR MANUFACTURER'S
REQUIREMENTS.

         Our products contain components, including liquid crystal displays, memory chips and microprocessors, from a variety of suppliers. In order for us to have the ZVUE manufactured, these components must be available at the right level of quality and at the right price. Some components, such as microprocessors, come from single-source suppliers, and alternative sources would not be available for those components unless we were to redesign the device. Other components, such as our screens, could be obtained from alternative suppliers without redesign, but only at higher prices than we currently pay or for delivery later than required by our production schedule. If suppliers are not able to provide these critical components on the dates and at the prices scheduled, our sole-source manufacturer, Eastech Electronics (Taiwan)
Inc. (Eastech) may not be able to promptly and cost-effectively manufacture the
ZVUE in sufficient quantities to meet our demand.

         IF CONSUMERS DO NOT EMBRACE OUR PRODUCTS OUR REVENUES WILL DECLINE.

         During 2005, nearly all of our revenues were derived from sales of just a single product, ZVUE Model 200. As such, consumers may not accept our new products which we plan to introduce and on which future revenues rely, or adopt our content services. Our financial success will depend largely on our ability to quickly and successfully establish, maintain and increase sales of our new products, including through untested new retail channels of distribution. We have assumed that there is substantial and growing consumer demand for PMPs priced between $99 and $299, on which assumption our business model is substantially reliant. Because our distribution to date has also been largely concentrated in Wal-Mart, a single large well-established retail chain, representing approximately 94% of our 2005 revenues, our products and content may not achieve the mass market appeal and success on which we have based our plans. Our success is significantly dependent upon the accuracy of our price and positioning assumptions and various other assumptions including design, functionality, and consumer acceptance.

         The market for products that enable the downloading of media and personal music/video management is still evolving. We may be unable to develop sufficient demand to take advantage of this market opportunity. We cannot predict whether consumers will adopt or maintain our products as their primary application to play, record, download and manage their digital content. Our inability to achieve or maintain widespread acceptance or distribution of our products would negatively impact our revenue.

         FAILURE TO DEVELOP CONSUMER RECOGNITION OF OUR PRODUCTS COULD LIMIT THE
DEMAND FOR THE ZVUE.

         We believe that continuing to strengthen our brand will be critical to increasing demand for, and achieving widespread acceptance of, our ZVUE players.
We also believe that a strong brand, such as those offered by many competitors, offers an advantage to those competitors with better name recognition than ours.
Various well-recognized brands have introduced players, and our PMP products may be viewed as late to the portable media player market, a significant competitive disadvantage. Promoting our brand will depend largely on our marketing efforts and whether we are able to secure rights to desirable content. There is no guarantee that our marketing efforts will result in increased demand for our products or greater customer loyalty, and even if they do, that we will generate increased revenues or profitability due to requirements for enhanced marketing efforts and costs to attract and retain consumers.

         OUR AGREEMENT WITH EASTECH, THE SOLE MANUFACTURER OF OUR PRODUCTS, IS
PRESENTLY EXPIRED, AND IF WE ARE UNABLE TO CONTINUE OUR RELATIONSHIP ON
ACCEPTABLE TERMS, OUR ABILITY TO MANUFACTURE PRODUCTS WOULD BE SIGNIFICANTLY
IMPAIRED AND OUR REVENUES WOULD BE NEGATIVELY IMPACTED.

         We are dependent on a continuing relationship with Eastech, the sole manufacturer of our PMPs. Our prior manufacturing agreement with Eastech expired in June 2005. Eastech presently manufactures our PMPs based on purchase orders that we submit. Eastech has been providing us payment terms that permit us to pay for products once our customers have paid us. However, these terms are expected to change which may require us to begin to make advance payment for our purchases of inventory and components. We do not have alternative financing available and do not maintain a revolving line of credit for purchases.

         Our relationship with Eastech may not continue into the future, and unforeseen events may result in our relationship ending or changing. An adverse change to this relationship would have a material adverse impact on our business and results of operations by, among other things, increasing our costs. The inability or unwillingness of Eastech to manufacture our products on a purchase order basis, exposes us to additional risks.

         Eastech is one of our significant investors. In 2004, Eastech purchased
555,556 shares of our series B convertible preferred stock (which was converted into our common stock in the reverse merger) for an aggregate purchase price of
$500,000. In addition, Eastech's founder, who was a member of our board of directors at the time (resigned in November 2005), purchased 26,666 shares of our series D convertible preferred stock (which was converted into our common stock in the reverse merger) for an aggregate purchase price of $100,000. The terms of Eastech's relationship with us may be significantly influenced by
Eastech's ownership interest. We may not be able to locate replacement manufacturing or assembly facilities from independent parties that would provide payment, supply and other terms equivalent to those provided us by Eastech.

         OUR EXISTING AGREEMENTS WITH EASTECH COULD HARM OUR CASH FLOWS, AND A
DEFAULT ON OUR PAYMENT OBLIGATIONS WOULD ALLOW EASTECH TO FORECLOSE AND
LIQUIDATE SOME OR ALL OF OUR ASSETS.

         Although our manufacturing agreement with Eastech expired in June 2005, we have other agreements with Eastech that remain in effect. Under these agreements, Eastech has a security interest in all of our assets (other than our patents, trademarks and copyrights). In addition, payments by our customers of our accounts receivable from the sale of our PMP products are required to be made to an escrow account, with the proceeds from that escrow account first being distributed to Eastech so that it receives its contract manufacturing price, with the remainder to us. During 2005, we began receiving payments directly from Wal-Mart rather than through this escrow arrangement. If Eastech were to require that these payments be made to the escrow account, it could severely impact our cash flows. Furthermore, a default by us on our payment obligations to Eastech, including our failure to pay Eastech its contract manufacturing price, would permit Eastech to foreclose and liquidate some or all of our assets in order to pay amounts owed, which would harm our business and prospects, as well as our financial condition and results of operations.

         IF WE WERE TO LOSE THE SERVICES OF MEMBERS OF OUR SENIOR MANAGEMENT
TEAM, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY.

         Our success depends in large part upon the continued service of key members of our senior management team. All of our executive officers and key employees are at-will employees. In addition, Jeff Oscodar, our Chief Executive
Officer, President and a member of our board of directors, is entitled to receive a $135,000 severance payment if he terminates his employment in certain circumstances. The loss of any of our senior management or key personnel could seriously harm our business and prospects.

         OUR FAILURE TO ATTRACT, TRAIN OR RETAIN HIGHLY QUALIFIED PERSONNEL
COULD HARM OUR BUSINESS AND PROSPECTS.

         Our success depends on our ability to attract and retain qualified personnel in all areas, especially those with management and product development skills. In particular, we must hire and retain experienced management personnel to help us grow and manage our business, skilled software engineers for research and development efforts, and experienced content development personnel. We have experienced difficulties in hiring and retaining personnel with the proper training or experience, particularly in technical and media areas. Competition for qualified personnel is intense, particularly in high-technology centers such as the San Francisco Bay Area, where our headquarters is located. If we do not succeed in attracting or retaining personnel our business and prospects could be harmed.

         WE WILL NEED ADDITIONAL FUNDING TO CONTINUE DEVELOPING OUR TECHNOLOGY
AND MARKETING OUR PRODUCTS.

         We will need additional funding to achieve the goals stated in our business plan. In particular, we will need working capital to support the marketing and distribution of our planned new products into retail channels. The nature of our manufacturer and distribution relationships do not presently require significant credit lines, however, if we are unable to borrow money to cover these costs, certain proceeds of the offering may be required to be utilized reducing our ability to invest in other aspects of our business potentially accelerating our need to raise additional funds.

         If we experience delays in producing our new devices, acquiring content or entering into distribution agreements to get our products into additional retail outlets, we may need more funding than we currently anticipate which could accelerate our need to raise additional funds.

         We may need to seek additional sources of financing, including debt and equity financing, within the next 12 months, depending on our expected cash needs and the availability of cash flow at that time. Any additional equity financing will result in dilution to the percentage ownership of our stockholders.

There is no assurance that we will be able to obtain additional financing when it is needed, or that such financing, if available, can be obtained on terms favorable to us and our stockholders.

         WE ANTICIPATE LOSSES FOR THE IMMEDIATE FUTURE AND MAY NOT ACHIEVE
PROFITABILITY, AND OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR
ABILITY TO CONTINUE AS A GOING CONCERN.

         We anticipate incurring losses in the immediate future and there can be no assurance that we will be able to achieve or sustain profitability or positive cash flow in the near term, or at all. Based on our history of losses, our independent auditors have stated in their report accompanying their audit of our 2005 year-end financial statements that there is substantial doubt about our ability to continue as a going concern. If consumers are slower to embrace our products than we expect and we are unable to obtain additional financing in the near future, we may not be able to continue operating our business.

         WE MAY NOT BE ABLE TO MANAGE OUR PRODUCT RETURN RATE AT ACCEPTABLE
LEVELS.

         Our strategy of appealing to a mass market with low prices requires that our products be easy to use. We have experienced return rates that are higher than acceptable to us, and may exceed return rates experienced by competing brands, but which we believe are in line with acceptable levels of returns for our product category. We cannot guarantee that we will be successful in reducing our return rates.

         OUR PRODUCTS MAY CONTAIN DEFECTS, WHICH COULD ADVERSELY AFFECT OUR
REPUTATION AND CAUSE US TO INCUR SIGNIFICANT COSTS.

         Our products may contain undetected defects or experience unforeseen failures, in particular when new products or versions are first introduced.
Despite testing by us and our manufacturer, defects may be found in existing or new products shipped. Any such defects could cause us to incur significant return, exchange and re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

         WE MAY EXPERIENCE DELAYS IN LAUNCHING OUR PRODUCTS, WHICH WOULD
NEGATIVELY IMPACT OUR POSITION IN THE MARKETPLACE.

         We may experience delays in bringing our new models to market, due to design, manufacturing or distribution problems. Such delays could adversely affect our ability to compete effectively and may adversely affect our relationship with our customers. Furthermore, significant delays could hamper our ability to secure rights to desirable content for the ZVUE. Any such delays would adversely affect our revenues and our ability to become profitable.

         OUR BUSINESS IS SUBJECT TO ECONOMIC, POLITICAL AND OTHER RISKS
ASSOCIATED WITH FOREIGN MANUFACTURING.

         Because our manufacturer's headquarters is in Taiwan and its factory is in China, our business is subject to risks associated with doing business internationally. Accordingly, our future results could be harmed by a variety of factors, including changes in foreign currency exchange rates, changes in the political or economic conditions in Taiwan, China or elsewhere, trade-protection measures, import or export licensing requirements, delays in shipping, potential labor activism, inclement weather, difficulty in managing foreign manufacturing operations and less effective protection of intellectual property.

         WE HAVE A LIMITED OPERATING HISTORY AND THEREFORE IT IS DIFFICULT TO
ACCURATELY MAKE PROJECTIONS AND FORECASTS.

         We are an early stage company. We are devoting substantial efforts to establishing a new business that has not yet generated significant revenues in a new industry. As a result, we have no reliable operating history upon which to base our projections and forecasts.

         OUR SALES ARE SEASONAL AND WE EXPECT OUR QUARTERLY RESULTS TO
FLUCTUATE.

         We expect that sales of our products will be higher during the
Christmas shopping season, when consumers tend to spend more on electronic and entertainment devices. We also expect that sales will decline during the summer months, when consumer spending usually decreases. Such seasonal trends could affect our quarterly operating results.

         WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS, WHICH
WOULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

         Our ability to compete depends upon internally developed technology and technology from third parties. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements, and protective contractual provisions. Despite these efforts, any of the following occurrences may occur and reduce the value of our intellectual property:

        o   Our applications for patents and trademarks relating to our business may not be granted and, if granted, may be challenged or
            invalidated;

        o   Issued patents and trademarks may not provide us with any
            competitive advantages;

        o   Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

        o   Our efforts may not prevent the development and design by others of products or technologies similar to, competitive with or superior to those we develop; or

        o   Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

         In addition, effective protection of intellectual property rights may be unavailable or limited in some foreign countries. Our inability to adequately protect our proprietary rights would have an adverse impact on our operations.

         WE MAY BE SUBJECT TO CLAIMS THAT WE HAVE INFRINGED THE PROPRIETARY
RIGHTS OF OTHERS, WHICH COULD REQUIRE US TO OBTAIN A LICENSE OR CHANGE OUR
PRODUCTS.

         Although we do not believe that any of our activities infringe the proprietary rights of others, we may be subject to claims that our intellectual property is invalid, or claims for indemnification resulting from infringement of intellectual property owned by others. Regardless of the merit of such claims or if such claims are valid or can be successfully asserted, or defended, such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us, we may seek to obtain a license to the intellectual property rights

that are in dispute. Such a license may be unavailable on reasonable terms, or at all, which could force us to change our products or activities.

         OUR ANTICIPATED GROWTH COULD STRAIN OUR RESOURCES.

         We expect to grow at a rate that will place a significant strain on our managerial, operational and financial resources. To manage this growth, we will have to develop and install operational and financial systems, as well as hire, train and manage new employees, in addition to independent consultants. We may not be able to locate and hire the individuals we will need as our business grows.

         AS AN EARLY STAGE COMPANY, WE ARE SUBJECT TO MANY UNFORESEEN BUSINESS
RISKS.

         The PMP market is in its infancy. As a result, we may be subject to risks that we do not foresee or fully anticipate. We are subject to all the risks inherent in a small company seeking to develop, market and distribute new products to a national or international market. The likelihood of our succeeding must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with developing, introducing, marketing and distributing new products or services in a competitive environment. We cannot be certain that we will achieve our goals or meet our own expectations or forecasts.

         MAJOR RETAILERS PURCHASING ELECTRONIC EQUIPMENT REQUIRE BUY-BACK
PROTECTIONS, WHICH COULD MATERIALLY IMPAIR OUR CASH FLOW.

         Major retailers such as Wal-Mart, Best Buy, Target, and Toys "R" Us may require manufacturers and distributors to provide them various inventory and price protections and incentives. Major retailers may require a variety of protections, including holdbacks on payment, reducing the price paid if the retailer cannot sell the product or the product requires discounting, or requiring the manufacturer to buy back unsold goods. If our products do not sell as well as we or retail distributors anticipate, such protections could lead to excess inventory and costs, and our becoming subject to significant holdback and repayment obligations, which may be arbitrary and difficult or impossible to contest without jeopardizing our relationship with a retailer. We may be unable to recover from our manufacturers any amounts that we will be required to pay or allow to our retailers. Accordingly, these obligations could significantly impair our cash flow, revenues and financial condition.

         OUR MOBILE PRODUCT PLANS WILL NOT BE REALIZED AND WE MAY NOT BE
SUCCESSFUL IF CONSUMERS DO NOT USE MOBILE DEVICES TO ACCESS VIDEO DIGITAL MEDIA
IN ADDITION TO AUDIO.

         In order for our investment in the development of mobile video products to be successful, consumers need to adopt and use mobile devices for consumption of digital video media. Available video devices are not widely known or available at reasonable prices so consumers have not yet widely adopted products for video as they have for audio. If adoption does not significantly increase, our business and prospects will be harmed.

         WE RELY ON THIRD-PARTY CONTENT PROVIDERS, WHICH MAY NOT PROVIDE THEIR
CONTENT TO US ON ADVANTAGEOUS TERMS OR AT ALL AND WHO MAY DISCONTINUE THEIR
INVOLVEMENT WITH US AT ANY TIME.

         We contract with third parties to obtain content for distribution to our customers. We pay royalties/fees to obtain the necessary rights to lawfully offer these materials to our customers. Royalty rates associated with content are not standardized or predictable. Our licensing arrangements are generally non-exclusive and short-term and do not guarantee renewals. Some parties in the content industry have consolidated and formed alliances, which could limit the availability of, and increase the

                                       10

costs associated with acquiring rights to content. Further, some content providers currently, or in the future may, offer music and video products and services that would compete with our music and video products and services, and could take action to make it more difficult or impossible for us to license or distribute content, such as imposing harsh usage rules restricting copying or other uses by our customers. If we are unable to offer a wide variety of content at reasonable rates, our revenues and results of operations may be adversely affected.

         OUR DIGITAL CONTENT BUSINESS DEPENDS ON OUR CONTINUING ABILITY TO
LICENSE COMPELLING CONTENT ON COMMERCIALLY REASONABLE TERMS, WHICH WE MAY NOT BE
ABLE TO DO.

         We must continue to obtain fresh compelling digital media content for our video and music services in order to develop and increase revenue and overall customer satisfaction for our products and services. In some cases, we have paid and will continue to pay substantial fees in order to obtain premium content. We have limited experience determining what content will be successful with current and prospective customers. In addition, some of our content licensing agreements may have high fixed costs, and in the event that we do not renew these agreements these fixed costs may be lost. If we cannot obtain premium content on commercially reasonable terms, or at all, our business will be harmed.

         THE SUCCESS OF OUR CONTENT SERVICE DEPENDS UPON OUR ABILITY TO ACQUIRE
A SIGNIFICANT BASE OF CUSTOMERS, WHICH WE MAY NOT BE ABLE TO DO.

         Download content businesses are a relatively new media delivery model and we cannot predict our ability to attract or retain sufficient customers to succeed. In order to attract customers, our sign-up process must be simple and logical and our products must be reliable and provide a positive customer experience. Customers may choose not to download content for a variety of reasons, including cost, value, a lack of content, competitive offerings, customer service that is not satisfactory, or security concerns. In addition, the costs of client acquisition through marketing and promotional activities may adversely impact our revenues and results of operations.

         DEVELOPMENT DELAYS OR COST OVERRUNS MAY NEGATIVELY IMPACT OUR RESULTS
OF OPERATIONS.

         We have experienced development delays and cost overruns in our development efforts in the past and we may encounter such problems in the future. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Also, our products may contain undetected errors, including security errors, that could cause increased development costs, loss of revenue, adverse publicity, reduced market acceptance, and lead to disputes or litigation.

         IF OUR PRODUCTS ARE NOT ABLE TO SUPPORT POPULAR DIGITAL MEDIA FORMATS,
OUR BUSINESS WILL BE SUBSTANTIALLY IMPAIRED.

         The success of our products and services depends upon our
interoperability and support for a variety of media formats and, to a lesser extent relating to our future plans, wireless formats. Technical formats and consumer preferences may change over time, and we may be unable to adequately address these changes or have proficiency with new and evolving formats. We may not be able to license technologies, like "codecs" or DRM - digital rights management - technology, that are introduced, which would harm consumer and developer acceptance of our products and services.

         CHANGES IN NETWORK INFRASTRUCTURE, TRANSMISSION METHODS AND PROTOCOLS,
AND BROADBAND TECHNOLOGIES POSE RISKS TO OUR BUSINESS FROM THOSE WHICH HAVE
ACCESS TO TRANSMISSION INFRASTRUCTURE.

                                       11

         Our products and services depend upon the means by which users access content over the Internet and will, to an increasing degree in the future, rely on wireless networks. If popular technologies, transmission methods and protocols change use of our technologies and products could decrease, and our business and operating results could be harmed.

         Development of new technologies, products and services for transmission infrastructure could increase our vulnerability to competitors by enabling the emergence of new competitors, such as traditional broadcast and cable television companies, which have significant control over access to content, substantial resources, and established relationships with media providers. Our current competitors may also develop relationships with, or ownership interests in, companies that have significant access to or control over the broadband transmission infrastructure or content that could provide them with a significant competitive advantage.

         STANDARDS FOR NON-PC WIRELESS DEVICES HAVE NOT BEEN ESTABLISHED AND
COULD HARM OUR BUSINESS IF OUR PRODUCTS AND TECHNOLOGIES ARE NOT COMPATIBLE WITH
THE NEW STANDARDS.

         We do not believe that complete standards have emerged with respect to non-PC wireless and cable-based systems. If we do not successfully make our products and technologies compatible with emerging standards, we may miss market opportunities and our business and results will suffer. If other companies'
products and services, including industry-standard technologies or other new standards, emerge or become dominant in any of these areas, or differing standards emerge in global markets, demand for our technology and products could be reduced or they could become obsolete.

         OUR BUSINESS AND OPERATING RESULTS WILL SUFFER IF OUR SYSTEMS OR
NETWORKS FAIL, BECOME UNAVAILABLE OR PERFORM POORLY SO THAT CURRENT OR POTENTIAL
USERS DO NOT HAVE ADEQUATE ACCESS TO OUR PRODUCTS, SERVICES AND WEBSITES.

         Our ability to provide our products and services to our customers and operate our business depends, in part, on the continued operation of our systems and networks. A significant or repeated reduction in the performance, reliability or availability of our information systems and network infrastructure could harm our ability to conduct our business, our reputation and our ability to attract and retain users and content providers.

         Problems with our systems and networks could result from our failure to adequately maintain and enhance these systems and networks, natural disasters, power failures, intentional actions to disrupt our systems, and networks and many other man-made and natural causes. The vulnerability of our computer and communications infrastructure is enhanced because it is located in San
Francisco, California, an area that is at heightened risk of earthquakes and fires. We do not currently have fully redundant systems or a formal disaster recovery plan, and we may not have adequate business interruption insurance to compensate us for losses that may occur from a system outage.

         WE RELY ON THE CONTINUED RELIABLE OPERATION OF THIRD PARTIES' SYSTEMS
AND NETWORKS AND, IF THESE SYSTEMS AND NETWORKS FAIL TO OPERATE OR ARE OPERATED
POORLY, OUR BUSINESS AND OPERATING RESULTS WILL BE HARMED.

         Our operations are dependent upon the continued reliability and operation of information systems and networks of third parties. If these third parties do not provide reliable operations, our ability to service our customers will be impaired and our business, reputation and operating results could be harmed.

                                       12

         OUR NETWORK IS SUBJECT TO SECURITY RISKS THAT COULD HARM OUR BUSINESS
AND REPUTATION AND EXPOSE US TO LITIGATION OR LIABILITY.

         Online commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any events that compromise our ability to transmit and store information and data securely, and any costs associated with preventing or eliminating such problems, could damage our business, hurt our ability to distribute products and content and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation, and expose us to litigation or liability. We also may be required to expend significant capital or other resources to protect against the threat of security breaches or hacker attacks or to alleviate problems caused by such breaches or attacks. A successful attack or breach of security against us (or against a well-known third party) could hurt consumer demand, expose us to consumer class action lawsuits and harm our business.

         WE MAY BE FORCED TO LITIGATE TO DEFEND OUR INTELLECTUAL PROPERTY RIGHTS
OR TO DEFEND AGAINST CLAIMS BY THIRD PARTIES AGAINST US RELATING TO INTELLECTUAL
PROPERTY.

         Disputes regarding the ownership of technologies and rights associated with media, digital distribution and online businesses are common and likely to increase in the future. We may be forced to litigate to enforce or defend our intellectual property rights or manner of doing business, to protect our trade secrets or to determine the validity and scope of other parties' proprietary rights. Any such litigation could be very costly and distracting to management, even if such claims are not meritorious. The existence and/or outcome of any such litigation is unpredictable and could harm our business and prospects.

         WE MAY BE SUBJECT TO LEGAL LIABILITY FOR THE PROVISION OF THIRD-PARTY
PRODUCTS, SERVICES OR CONTENT.

         Our arrangements to offer third-party products, services, content or advertising could subject us to claims by virtue of our involvement in providing access to that information. Our may not adequately protect us from potential liabilities. It is also possible that if information provided directly by us contains errors or is illegal, or is otherwise negligently provided to users, we could be subject to claims (or prosecution). Investigating and defending these claims would be expensive, even if the claims are unfounded. If any of these claims results in liability, we could be required to pay damages or other penalties, which could harm our business and our results of operations.

                         RISKS RELATING TO OUR INDUSTRY

         OUR INDUSTRY IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE, AND IF WE ARE
NOT SUCCESSFUL IN RESPONDING TO THOSE CHANGES, OUR BUSINESS WILL BE NEGATIVELY
IMPACTED.

         The market for entertainment products such as our PMPs, is characterized by rapid technological change, evolving industry standards, customer demands, and frequent release of new products and enhancements of existing products. Our success will depend on our ability to enhance our technology and our products continually in response to evolving demands in the marketplace and competing products. If we are not successful in doing so, our business and prospects would be negatively impacted.

         WE MAY BE SUBJECT TO RISK AND LEGAL LIABILITY IN CONNECTION WITH DATA
COLLECTION CAPABILITIES OF OUR PRODUCTS AND SERVICES.

         Products that are interactive require communication between a client and server. To provide better consumer experiences and operate effectively, such products send information, including private

                                       13

data, to servers and also require that a user provide information. Companies impacted by interactive data collection and transmission over the Internet, such as us, establish and maintain a privacy policy concerning collection, use and disclosure of user data. Online privacy is an area of developing law and regulation. Failure to comply with posted privacy policy and existing or new legislation or rules concerning privacy could impact the market for our products and services, hurt our reputation with consumers, subject us to litigation, and may also lead to strict regulation of such activities that may harm our business and prospects.

         INTERPRETATION OF EXISTING LAWS THAT DID NOT ORIGINALLY CONTEMPLATE THE
INTERNET COULD HARM OUR BUSINESS AND OPERATING RESULTS.

         The application of existing laws governing issues such as property ownership, copyright and other intellectual property issues to the Internet is not clear. Many of these laws were adopted before the advent of the Internet and do not address the unique issues associated with the Internet and related technologies. In many cases, the relationship of these laws to the Internet has not yet been interpreted. New laws, regulations, and interpretations of existing laws may increase our costs, require us to change business practices or otherwise harm our business and prospects.

                         RISKS RELATING TO THIS OFFERING

         OUR STOCK PRICE MAY BE VOLATILE AFTER THIS OFFERING, WHICH COULD RESULT
IN SUBSTANTIAL LOSSES FOR INVESTORS.

         The market price of our common stock is likely to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

        o   technological innovations or new products and services by us or our competitors;

        o   intellectual property disputes;

        o   additions or departures of key personnel;

        o   sales of our common stock, particularly following effectiveness of the registration statement of which this prospectus forms a part, and under any registration statement for the purposes of selling any other securities, including management shares;

        o   limited availability of freely-tradable "unrestricted" shares of our common stock to satisfy purchase orders and demand;

        o   our ability to execute our business plan;

        o   operating results that fall below expectations;

        o   loss of any strategic relationship;

        o   industry developments;

        o   economic and other external factors; and

        o   period-to-period fluctuations in our financial results.

                                       14

         In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

         THERE MAY BE A LIMITED MARKET FOR OUR SECURITIES AND WE MAY FAIL TO
QUALIFY FOR NASDAQ OR OTHER LISTING.

         Although we are in the process of applying for listing of our common stock on the Nasdaq Capital Market, there can be no assurance that our initial listing application will be granted, when the required listing criteria will be met, and when, or if, our application will be granted. Thereafter, there can be no assurance that the trading of our common stock on such market will be sustained or desirable. At the present time, we do not qualify for certain of the initial listing requirements of the Nasdaq Capital Market. In the event that our common stock fails to qualify for initial or continued inclusion, our common stock could thereafter only be quoted on the OTC Bulletin Board or in what are commonly referred to as the "pink sheets." Under such circumstances, you may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and large investors.

         OUR COMMON STOCK MAY BE DEEMED A "PENNY STOCK", WHICH WOULD MAKE IT
MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

         Our common stock may be subject to the "penny stock" rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to non-Nasdaq companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete specified documentation, make suitability inquiries of investors and provide investors with specified information concerning trading in the security, including a risk disclosure document and quote information under some circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited.
If we remain subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

         SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE
THE PRICE OF OUR COMMON STOCK TO DECLINE.

         If our stockholders sell substantial amounts of our common stock in the public market, including shares covered by the registration statement of which this prospectus forms a part and shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

         WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY
DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF
OUR COMMON STOCK.

         We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider

                                       15

relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

         WE HAVE SUBSTANTIAL DISCRETION AS TO HOW TO USE THE NET PROCEEDS WE
WILL RECEIVE FROM THIS OFFERING, AND OUR USE OF THESE PROCEEDS MAY NOT HAVE
FAVORABLE RESULTS.

         While we currently intend to use the net proceeds of our offering of shares under this prospectus as set forth in "Use of Proceeds" below, we may choose to use the net offering proceeds for different purposes and for general working capital purposes. The effect of our offering of shares will be to increase the capital resources available to our management, and our management will allocate these capital resources as it determines is necessary in order to enhance stockholder value. You will be relying on the judgment of our management with regard to the use of these net proceeds, and the results of its investments may not be favorable.

                       RISKS RELATING TO OUR ORGANIZATION

         OUR DIRECTORS, EXECUTIVE OFFICERS AND ENTITIES AFFILIATED WITH THEM
BENEFICIALLY OWN A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK, WHICH GIVES
THEM SIGNIFICANT CONTROL OVER SOME MAJOR DECISIONS ON WHICH OUR STOCKHOLDERS MAY
VOTE AND MAY DISCOURAGE AN ACQUISITION OF US.

         After giving effect to shares to be offered under this prospectus, our executive officers, directors and affiliated persons will beneficially own, in the aggregate, approximately 38.3% of our outstanding common stock. This figure does not reflect the increased percentages that the officers and directors may have in the event that they exercise options that may be granted to them under our employee incentive plans or if they otherwise acquire additional shares of our common stock. The interests of our current officers and directors may differ from the interests of other stockholders. These current officers, directors and affiliated persons will have significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

        o   elect or defeat the election of our directors;

        o   amend or prevent amendment of our certificate of incorporation or bylaws;

        o   effect or prevent a merger, sale of assets or other corporate transaction; and

        o   control the outcome of any other matter submitted for stockholder vote.

         Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

         DELAWARE LAW AND OUR CHARTER DOCUMENTS CONTAIN PROVISIONS THAT COULD
DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER, EVEN IF SUCH A TRANSACTION WOULD BE
BENEFICIAL TO OUR STOCKHOLDERS.

         We are a Delaware corporation. Provisions of Delaware law and our certificate of incorporation and bylaws could make more difficult our acquisition by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors. See "Description of Securities."

         WE ARE SUBJECT TO THE REPORTING REQUIREMENTS OF THE FEDERAL SECURITIES
LAWS, WHICH IMPOSE ADDITIONAL BURDENS ON US.

                                       16

         We are a public reporting company and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, which we refer to as the "Exchange Act," and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to increase over those that were experienced prior to our acquisition of the business we had previously conducted as a privately-owned company prior to February 2006.

         It may be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the
Sarbanes-Oxley Act. Some members of our management have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly-traded company. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley
Act.

         MERGERS OF THE TYPE WE RECENTLY COMPLETED ARE OFTEN SCRUTINIZED BY
REGULATORY AUTHORITIES AND WE MAY ENCOUNTER DIFFICULTIES OR DELAYS IN OBTAINING
REGULATORY APPROVALS.

         Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is risk that we may encounter difficulties in obtaining regulatory approvals necessary to conduct or complete our financing, or achieve a listing on Nasdaq or on a national securities exchange. Effective August 22, 2005, the SEC adopted rules dealing with private company mergers into a dormant or inactive public company which are applicable to a transaction we concluded during February 2006. As a result, it is likely that our filings and transaction will be scrutinized by the SEC for compliance with these new rules, as to which little interpretive advice or guidance has yet been disseminated, which could result in difficulties or delays in achieving SEC clearance of any of our registration statements and filings with the SEC, including the registration statement of which this prospectus forms a part, in attracting NASD-member broker-dealers to serve as market-makers in our stock, and from other regulatory bodies. As a consequence, we may incur penalties under the requirements of certain of our registration rights agreements entered in connection with our prior financings, if delays are encountered. In addition, our financial condition, ability to raise additional capital, and the value and liquidity of our shares may be negatively impacted.

         BECAUSE WE HAVE BECOME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT
BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

         There may be risks associated with our having become public through a
"reverse merger." Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

         WHEN WE ACCOUNT FOR EMPLOYEE STOCK OPTIONS USING THE FAIR VALUE METHOD,
IT COULD SIGNIFICANTLY REDUCE OUR RESULTS OF OPERATIONS.

         In December 2004, the FASB issued SFAS 123 (revised 2004), "Share-Based
Payment" (SFAS 123R), which requires a company to recognize, as an expense, the fair value of stock options and other stock-based compensation beginning in the quarter ending September 30, 2005. In April 2005, the Securities and Exchange
Commission, which we refer to as the "SEC," issued "Amendment to Rule 4-

                                       17

01(a) of Regulation S-X Regarding the Compliance Date for Statement of Financial
Accounting Standards No. 123 (Revised 2004), Share Based Payment", which amends the compliance date with regard to SFAS 123R to annual periods beginning on or after June 15, 2005. We will be required to record an expense for our stock-based compensation plans using the fair value method as described in SFAS
123R, which will result in significant and ongoing accounting charges. Stock options are a key part of the compensation packages that we offer our employees.
If we are forced to curtail our broad-based option program due to these additional charges, it may become more difficult for us to attract and retain employees.

                                       18

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements (as defined in
Section 27A of the Securities Act of 1933, which we refer to as the "Securities
Act," and Section 21E of the Exchange Act). To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may,"
"anticipates," believes," "should," "intends," "estimates" and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.
These risks and uncertainties include, without limitation: our dependence on contract manufacturing of our products; our reliance on a single major mass-market retailer; our ability to develop and market successfully and in a timely manner new products and services; our ability to predict market demand for, and gain market acceptance of, our products and services; the impact of competitive products and services and of alternative technological advances; our ability to raise additional capital to finance our activities; our limited and unprofitable operating history; our ability to operate as a public company; our ability to reduce product return rates; the effect of inventory and price protections required by major retailers; the availability and affordability of digital media content; our ability to protect our proprietary information and to avoid infringement of others' proprietary rights; our ability to attract and retain qualified senior management and research and development personnel; the reliability and security of our information systems and networks; general economic and business conditions; and other factors described from time to time in our filings with the SEC.

         Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.
We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the resale of shares by the selling stockholders covered by this prospectus. We will, however, receive proceeds from the exercise of warrants. Of the 132,500 shares underlying warrants that are covered by this prospectus, 116,250 shares have an exercise price of $2.00 per share and 16,250 shares have an exercise price of $4.00 per share. Any proceeds we receive from the exercise of these warrants will be used for working capital and general corporate purposes.

                                       19

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Our common stock has been quoted on the OTC Bulletin Board since March
6, 2006 under the symbol HNDH.OB. Prior to that date, there was no active market for our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin
Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2006                            High                      Low
                                            ----                      ---
 First Quarter (from March 6, 2006)         $6.85                     $4.85
 Second Quarter (through April 7, 2006)     $6.20                     $5.45

         The last reported sales price of our common stock on the OTC Bulletin
Board on April 7, 2006, was $5.50 per share. As of April 7, 2006, we had approximately 250 holders of record of our common stock.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our common stock only if and when declared by our board of directors.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion should be read together with the information contained in the consolidated financial statements and related notes included elsewhere in this prospectus.

OVERVIEW

         Handheld Entertainment, Inc. ("we", "us", "our", or "the Company") is a
California corporation (before its recapitalization in February 2006 - see Note
18 to the attached financial statements) and was formed in February 2003. We design, develop and market portable media players (PMP) and deliver digital content through our website, www.zvue.com.

         We offer consumers robust, feature rich, easy to use mobile devices at a compelling value, as well as access to a large and growing library of audio and video digital content assets. Our devices have been designed to be compatible with virtually all formats of content. Our portable media players are sold in over 1,800 stores in the United States. Our strategy is to capitalize on the synergy between portable digital entertainment products and related digital content.

         We are focused on two large and growing synergistic multi-billion dollar markets--portable digital media devices and distributed digital content.
There is an increasing demand for `on the go' entertainment. Trends such as increased broadband penetration into the home and the proliferation of wi-fi
"hot spots" have increased consumers' expectations for access to digital content across many different channels. Digital video recorders have freed consumers to view media "when they want" and location shifting technologies used for transferring digital content between devices have enabled consumers to view media "where they want". Content distribution is also undergoing dynamic changes as both new and classic music videos, television shows and films are made available for downloading to devices. We believe that devices need content, content providers require robust devices, and consumers want a complete solution. We offer that solution.

                                       20

         We believe we are well positioned to take advantage of the projected growth in both PMP and digital content markets. Our strategy consists of the following elements:

        o   a family of products, mass marketed at a compelling value
        o   easy to use - out of the box experience
        o   diverse and continually relevant online content service
        o   device and content flexibility

         By providing consumers a solution that includes devices as well as content, our goal is to create a powerful platform that will encourage consumers to adopt our devices, access our content and thus distinguish us from the competition.

         On February 10, 2006, we sold an aggregate of 70 units, each consisting of 25,000 shares of our common stock, to accredited investors in a private placement and received gross proceeds of $3,500,000 before payment of expenses.
On February 22, 2006, we sold an additional 82.1 units to accredited investors and received gross proceeds of $4,105,000 before payment of expenses and commissions, and terminated the private placement having realized total gross proceeds of $7,605,000. In connection with that closing, we issued to a placement agent (1) three-year warrants to purchase 16,250 shares of our common stock (representing 5% of the shares sold by it in the private placement) at an exercise price of $2.00 per share and (2) additional three-year warrants to purchase 16,250 shares of our common stock (representing 5% of the shares sold by it in the private placement) at an exercise price of $4.00 per share.

         Also on February 10, 2006, we merged with a privately owned company whose stockholders acquired shares of our common stock that, after giving effect to the sales in the private placements, represented in excess of 46% of our ownership. The information in this prospectus is presented as if the company existing since 2003 had been the registrant for all periods presented. This section, "Management's Discussion and Analysis or Plan of Operation," and the
consolidated financial statements presented in this prospectus, are exclusive of any assets or results of operations or business attributable to our operations, other then those of the private company in accordance with accounting requirements applicable to reverse-merger transactions.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Those material accounting policies that we believe are the most critical to an investor's understanding of our financial results and condition are discussed below.

         Our significant accounting policies are more fully described in the notes to our financial statements. Five of these policies, discussed immediately below, are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management to determine the appropriate assumptions to be used in the determination of certain estimates.

         INVENTORIES

         Inventories, consisting primarily of finished goods and components, are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value. We recognize all inventory reserves as a component of product costs of goods sold.

                                       21

         SOFTWARE DEVELOPMENT COSTS

         Costs incurred in the initial design phase of software development are expensed as incurred in research and development. Once the point of technological feasibility is reached, direct production costs are capitalized in compliance with Statement of Financial Accounting Standards SFAS No. 86,
Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise
Marketed" for software that is embedded in our products. We cease capitalizing computer software costs when the product is available for general release to customers. Costs associated with acquired completed software are capitalized.

         We amortize capitalized software development costs on a
product-by-product basis. The amortization for each product is the greater of the amount computed using (a) the ratio of current gross revenues to the total of current and anticipated future gross revenues for the product or (b) 18, 36, or 60 months, depending on the product. We evaluate the net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the carrying value is in excess of the estimated net realizable value.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company evaluates its long-lived assets and intangible assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

         REVENUE RECOGNITION

         Revenue is recognized when persuasive evidence of an arrangement exists
(generally a purchase order), product has been shipped, the sale price is fixed and determinable, and collection of the resulting account is reasonably assured.
Our revenue is primarily derived from sales of PMP's to retailers. We record the associated revenue at the time of the sale net of estimated returns. We also sell our products directly to end-users via the Internet and we record revenue when the product is shipped, net of estimated returns.

         The Company follows the guidance of Emerging Issues Task Force (EITF)
Issue 01-9 "Accounting for Consideration Given by a Vendor to a Customer" and
(EITF) Issue 02-16 "Accounting By a Customer (Including a Reseller) for Certain
Considerations Received from Vendors." Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products. Promotional products given to customers or potential customers are recognized as a cost of sales. Cash incentives provided to our customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

         RESERVE FOR SALES RETURNS

         Our return policy generally allows our end users and retailers to return purchased products for refund or in exchange for new products within 90 days of end user purchase. We estimate a reserve for sales returns and record that reserve amount as a reduction of sales and as a sales return reserve liability.

                                       22

RESULTS OF OPERATIONS

         All references in this section to the "Company," "we," "our" and "us"
refer to Handheld Entertainment, Inc.

         THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION
CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN
THIS PROSPECTUS.

         The following table sets forth our results of operations for the years ended December 31, 2005 and 2004 in absolute dollars and as a percentage of sales. It also details the changes from the prior fiscal year in absolute dollars and in percentages.

---------------------------------------- -- -------------------------------------------------------------------------------
                                                                       YEAR ENDED DECEMBER 31,
                                            -------------------------------------------------------------------------------
                                                                                                    CHANGE FROM PREVIOUS
                                                                                                            YEAR
                                                     2005                       2004
                                            -----------------------    ------------------------
                                                           AS %                       AS %         $ INCREASE /
                                                           OF                         OF
                                                  $        SALES              $       SALES         (DECREASE)        %
                                            ----------------------    ------------------------    -----------------------

    Sales                                      $1,955,181     100%           $550,811     100%         $1,404,370     255%
    Cost of goods sold                          1,973,556     101%            607,400     110%          1,366,156     225%
----------------------------------------    -------------- --------    --------------- --------    --------------- --------
        GROSS MARGIN                              (18,375)     -1%            (56,589)    -10%             38,214      68%

    Operating expenses
      Bad debt expense                             19,407       1%             43,735       8%           (24,328)     -56%
      Sales & marketing                           788,713      40%            562,779     102%            225,934      40%
      General & administrative                  3,466,506     177%          2,275,206     413%          1,191,300      52%
      Research & development                      992,821      51%            396,236      72%            596,585     151%
----------------------------------------    -------------- --------    --------------- --------    --------------- --------
        TOTAL OPERATING EXPENSES                5,267,447     269%          3,277,956     595%          1,989,491      61%

----------------------------------------    -------------- --------    --------------- --------    --------------- --------

        LOSS FROM OPERATIONS                  (5,285,822)    -270%        (3,334,545)    -605%        (1,951,277)     -59%
----------------------------------------    -------------- --------    --------------- --------    --------------- --------

    Other income / (expenses)

      Interest income                                   -       0%              6,897       1%            (6,897)    -100%
      Interest expense                          (141,738)      -7%           (67,283)     -12%           (74,455)    -111%
                                            -------------- --------    --------------- --------    --------------- --------

        TOTAL OTHER INCOME / (EXPENSE)          (141,738)      -7%           (60,386)     -11%           (81,352)    -135%
                                            -------------- --------    --------------- --------    --------------- --------

    NET LOSS                                 ($5,427,560)    -278%       ($3,394,931)    -616%       ($2,032,629)     -60%
---------------------------------------- -- -------------- -------- -- --------------- -------- -- --------------- --------

         SALES

         Sales were approximately $1,955,000 during the year ended December 31,
2005 as compared to approximately $551,000 during the year ended December 31,
2004, an increase of approximately $1,404,000 or 255%. The increase is primarily due to the expansion of our distribution of our ZVUE product to over 1,800 retail outlets of a large retailer. Prior to that distribution contract, our product had primarily been purchased by customers over the Internet and through smaller retail outlets.

         At December 31, 2005, this large retailer accounted for approximately
98% of the gross accounts receivable and represented approximately 94% of our revenues for the year ended December 31, 2005. A second retailer accounted for approximately 48% of our revenues during the comparable period ended December
31, 2004. As a result, for the periods being reported, we were materially dependent upon these customers for our revenues. Due to the nature of our business and the relative size of the contracts, which are entered into in the ordinary course of business, the loss of any single significant customer, especially the above customers, would have a material adverse effect on our results.

                                       23

         All of our sales to this large retailer during 2005 were of our ZVUE
200 model, which was our sole product sold in 2005. There can be no assurance that this large retailer will accept our additional models if, and when, our shipments of future models commence, or that if ordered, such products will be accepted by this retailer as successfully as our ZVUE 200. The failure of these events to occur would significantly impact our future sales.

         Approximately 97% and 98% of our sales for the years ended December 31,
2005 and 2004, respectively, were to customers in the United States of America;
the remaining percentage were principally to customers in Europe.

         COST OF GOODS SOLD AND GROSS MARGIN

         Cost of goods sold were approximately $1,974,000 during the year ended
December 31, 2005 as compared to approximately $607,000 during the year ended
December 31, 2004, an increase of approximately $1,366,000 or 225%. The increase in cost of goods sold during the year ended December 31, 2005 as compared to the prior year is primarily the result of the expansion of our distribution for the
ZVUE product. We purchase our products from Eastech Electronics (Taiwan) Inc., a contract manufacturer located in Taiwan that is the sole manufacturer of our
ZVUE product. Purchases during 2005 and 2004 from Eastech were approximately
$1,711,000 and $403,000, respectively. Amounts payable due to Eastech at
December 31, 2005 were approximately $887,000 and are included in trade accounts and other obligations payable to officers, affiliates and related parties. The balance due is fully collateralized by substantially all of our assets.

         We are dependent on a continuing relationship with Eastech, the sole manufacturer of our portable media players (PMPs). Our prior manufacturing agreement with Eastech expired in June 2005. Eastech presently manufactures our
PMPs based on purchase orders that we submit. Eastech has been providing us payment terms that permit us to pay for products once our customers have paid
us. This arrangement greatly reduces our cash needs. However, these terms are expected to change which may require us to begin to make advance payments for our purchases of inventory and components. Our present relationship gives us both the production capacity and buying power of a much larger company. We do not have alternative financing available and do not maintain a revolving line of credit for purchases.

         Our relationship with Eastech may not continue into the future, and unforeseen events may result in our relationship ending or changing. An adverse change to this relationship would have a material adverse impact on our business and results of operations by, among other things, increasing our costs. The inability or unwillingness of Eastech to manufacture our products on a purchase order basis would expose us to additional costs.

         Gross margin is negative in both periods as a result of expenses related to the introduction of the product into retail distribution, the subsequent expansion of the product's distribution and the effect of higher component costs associated with low volume production. We expect that the basic product will continue to have low gross margins in the future although we expect to offset those margins with the introduction of new products and services which will be sold to customers of the media player, as well as other revenue streams which will utilize the ZVUE product as a platform to distribute content under subscription or single use contracts.

                                       24

         BAD DEBT EXPENSES

         Bad debt expense of approximately $20,000 during 2005 as compared to approximately $44,000 during 2004 was the result of our analysis in 2005 of our accounts receivable and the potential collectability of those balances.
Approximately 2% of our gross accounts receivable relate to customers other than
Wal-Mart, and the bad debt allowance at December 31, 2005 relates to certain of these balances. We determined that no bad debt allowance was required for
Wal-Mart but rather that any potential collection issues on accounts receivable from Wal-Mart would be related to sales returns which is covered by our sales returns allowance as of December 31, 2005.

         SALES AND MARKETING EXPENSES

         Sales and marketing expenses were approximately $789,000 during the year ended December 31, 2005 as compared to approximately $563,000 during the year ended December 31, 2004, an increase of approximately $226,000 or 40%.
Sales and marketing expenses consist primarily of salaries and benefits of sales and marketing personnel, commissions, advertising, printing and customer acquisition related costs. The increase in these expenses is directly related to sustaining marketing for the currently shipping version of the ZVUE product
(Model 200) and market introduction costs for the upcoming versions of the ZVUE product (Model 400 and 500). We expect to continue to increase marketing and development efforts in the future, including as new versions of the ZVUE are introduced, and as a result expect this class of expenses to continue to increase.

         GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses were approximately $3,467,000 during the year ended December 31, 2005 as compared to approximately $2,275,000 during the year ended December 31, 2004, an increase of approximately $1,191,000 or 52%. Our general and administrative expenses consist primarily of salaries and benefits for employees, amortization and depreciation expenses, fees to our professional advisors, non-cash stock based expenses, rent and other general operating costs. Our general and administrative expenses also include amortization expense related to the issuance of stock options to employees and contractors, which was approximately $1.1 million in each of 2005 and 2004. In
February 2006, our Board of Directors accelerated the vesting of all outstanding options as of December 31, 2005. As a result of the decision by the Board, approximately 1.2 million options became vested as of December 31, 2005 and the company recognized all of the remaining intrinsic value in the underlying options.

         Based on our eventual implementation of Sarbanes-Oxley Section 404, as well as expected increases in our number of employees and consultants and related costs due to the increase in our business, our general and administrative costs are likely to increase significantly in future reporting periods.

         RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenses were approximately $993,000 during the year ended December 31, 2005 as compared to approximately $396,000 during the year ended December 31, 2004, an increase of approximately $597,000 or 151%.
Our research and development expenses consist primarily of salaries and benefits for research and development employees and payments to independent contractors.
The increase in research and development expenses is primarily as a result of the development work on the newest versions of the ZVUE product. Also, as a result of our product focus, we engaged additional third party consultants and made other investments to enhance our product offerings.

                                       25

These actions also accounted for the increase in research and development expenses for 2005 as compared to the previous year.

         We continue to closely monitor development expenses to ensure that we have maximum leverage while maintaining our ability to continually develop new cutting edge products. We expect to continue to have a steady investment in research and development. This is a reflection on our commitment to improving our existing core products and developing new products, features and functionalities. Our management believes that product innovation and new technology integration is essential to proactively respond to the ever-evolving customer demands and to remain competitive in our segment of the industry.

         INTEREST INCOME

         We did not record any interest income during 2005. Interest income of
$6,897 at December 31, 2004 is primarily related to the interest earned on the subscription notes receivable which we entered into with a related party. The underlying notes were forgiven as part of an employment agreement and reserved for based on an analysis of collectability as of December 31, 2004.

         INTEREST EXPENSE

         Interest expense of approximately $142,000 and $67,000 for the years ended December 31, 2005 and 2004, respectively, was directly related to the interest payable on notes and other borrowings which we have entered into to fund our operations. Additionally, in 2004, we amortized approximately $38,000 as interest expense related to warrants that were issued to a related party lender as consideration.

LIQUIDITY AND CAPITAL RESOURCES

         At December 31, 2005, the Company had a cash balance of approximately
$278,000 and a working capital deficit of approximately $5,624,000. Net cash used in operations was $2,901,328 for the twelve months ended December 31, 2005, as compared to net cash used in operations of $1,159,809 for the prior period ended December 31, 2004. For the twelve months ended December 31, 2005, the
Company used cash to fund the Company loss of $5,427,560 offset by non-cash items such as expenses related to preferred and common stock issued for services of $653,111, charges related to warrants issued to non-employees for services of
$57,530, and charges under APB 25 related to stock options and warrants issued with intrinsic value to employees of $1,061,975. There were also changes in assets and liabilities of $660,639.

         Net cash used in investing activities for the twelve months ended
December 31, 2005 was $23,377 as compared to net cash used in investing activities of $0 for the prior period ended December 31, 2004. For the twelve months ended December 31, 2005, the primary use of the cash was to purchase fixed assets.

         Net cash provided by financing activities for the twelve months ended
December 31, 2005 was $3,173,454 as compared to $1,188,793 for the prior period ended December 31, 2004. For the year ended December 31, 2005, the Company utilized $3,250,319 in proceeds from notes from related parties.

         Historically, we have financed our working capital and capital expenditure requirements primarily from short and long-term notes, sales of common and preferred stock and the product financing arrangement we established with Eastech. We are seeking additional equity and/or debt financing to sustain our growth strategy. With the completion of the private placement in February
2006 we were able to obtain funds to continue our operations at least through
November 2006. We believe that based on our current cash position, our borrowing capacity, and our assessment of how potential equity investors will

                                       26

view us, we will be able to continue operations at least through the end of
2006. It is reasonably possible that we will not be able to obtain sufficient financing to continue operations. Furthermore, any additional equity or convertible debt financing will be dilutive to existing shareholders and may involve preferential rights over common shareholders. Debt financing, with or without equity conversion features, may involve restrictive covenants.

RECENTLY ISSUED ACCOUNTING STANDARDS

         SHARE-BASED PAYMENT --REVISION OF SFAS 123, ACCOUNTING FOR STOCK-BASED
COMPENSATION. In December 2004, FASB issued Statement of Financial Accounting
Standards SFAS No. 123 (Revised 2004), Share-Based Payment. The new
pronouncement replaces the existing requirements under SFAS No.123 and APB 25.
According to SFAS No. 123 (R), all forms of share-based payments to employees, including employee stock options and employee stock purchase plans, would be treated the same as any other form of compensation by recognizing the related cost in the Statement of Operations. This pronouncement eliminates the ability to account for stock-based compensation transactions using APB No. 25 and generally would require instead that such transactions be accounted for using a fair-value based method. FASB concluded that, for small business issuers, SFAS
No. 123 (R) is effective for awards and stock options granted, modified or settled in cash in annual periods beginning after December 15, 2005. SFAS No.
123 (R) provides transition alternatives for public companies to restate prior interim periods or prior years.

         Because we do have an employee stock option plan and do use stock options in attracting and retaining our employees, we anticipate that reported compensation expense will be higher than if SFAS No. 123(R) were not effective.
The pro forma effects, shown above, on net loss had SFAS 123 been applied may give a reasonable idea of what the historical effects would have been had SFAS
123(R) applied. We are in the process of evaluating, however, what alternate methods, permitted by SFAS 123(R) but not SFAS 123 that we might use to value the options and the effects that this will have on our statements of operations.
We are also evaluating the effects that the SFAS 123(R) transition rules will have on our financial statements.

         EXCHANGES OF NON-MONETARY ASSETS--AN AMENDMENT OF APB OPINION NO. 29.
In December 2004, FASB issued SFAS 153, Exchanges of Non-Monetary Assets--an amendment to APB Opinion No. 29. This statement amends APB 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

         INVENTORY COSTS--AN AMENDMENT OF ARB NO. 43, CHAPTER 4. In November
2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43,
Chapter 4. The standard requires that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred. SFAS No. 151 is effective for fiscal years beginning after June 15,
2005. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

         ACCOUNTING CHANGES AND ERROR CORRECTIONS - AN AMENDMENT OF APB NO. 20
AND FASB NO.3. In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20
"Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in
Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires

                                       27

retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

                                    BUSINESS

OVERVIEW

         Handheld Entertainment designs, develops and markets portable media players (PMP) and delivers digital content through our website, www.zvue.com. We offer consumers robust, feature rich, easy to use mobile devices at a compelling value, as well as access to a large and growing library of audio and video digital content assets. Our devices have been designed to be compatible with virtually all formats of content. Our portable media players are sold in over
1,800 stores in the United States. By year end 2006, we plan to offer a product family of four players at suggested retail prices ranging from $99 to $299. As of March 31, 2006, we had approximately 1,200 media files available for download, consisting of television shows, short films and feature-length films, and an additional 1,100 media files still to be formatted. We also have over two million songs available for download through our strategic partnerships. Our strategy is to capitalize on the synergy between portable digital entertainment products and related digital content.

         We are focused on two large and growing synergistic multi-billion dollar markets--portable digital media devices and distributed digital content.
There is an increasing demand for `on the go' entertainment. Trends such as increased broadband penetration into the home and the proliferation of wi-fi
"hot spots", have increased consumers' expectations for access to digital content across many different channels. Digital video recorders have freed consumers to view media "when they want" and location shifting technologies used for transferring digital content between devices have enabled consumers to view media "where they want". Content distribution is also undergoing dynamic changes as both new and classic music videos, television shows and films are made available for downloading to devices. We believe that devices need content, content providers require robust devices, and consumers want a complete solution. We offer that solution.

         Few companies offer both devices and digital content. Apple has emerged as the industry leader with its iPod products and iTunes content offering.
Unlike our products and content services, content purchased through Apple's
iTunes can only be played via Apple products, such as the iPod. Our product and digital content offerings can be used on many platforms and are compatible with many different codecs (compression / decompression technology).

         We believe we are well positioned to take advantage of the projected growth in both PMP and digital content markets. Our competitive advantage as a robust, easy to use, platform agnostic solution offered at a compelling value is a key element in defining our growth strategy in the near term. The key elements of this strategy include expanding our family of products as well as our mass marketing efforts in both the US and Europe. Our content offering will provide an integral aspect to our growth and solidify of position as an end to end solution provider.

                                       28

         By providing consumers a solution that includes devices as well as content, our goal is to create a powerful platform that will encourage consumers to adopt our devices, access our content and thus distinguish us from the competition.

INDUSTRY

         We believe that the separate portable device and entertainment content businesses are converging to create an industry that capitalizes on their interdependence.

         PORTABLE MEDIA PLAYER

         We believe the PMP industry is poised for significant growth, as audio and video content becomes more readily available. This proliferation of content enables mass market PMP adoption. According to an In-Stat market research report, PMPs appeal to a wide audience, including commuters, travelers, parents and children, with projected worldwide shipments growing to 7.5 million units in
2009 from 2 million units in 2006. In-Stat also estimates that worldwide revenues from PMP sales will grow to $2 billion by 2009 from $783 million in
2006.

         As more lawful sources of video content become available, and as these devices evolve to address different customer segments, we believe PMPs will gain further market appeal, as we have seen in the portable MP3 player market.

         CONTENT

         The digital content industry has seen rapid growth over the past few years. Digital content for our PMPs as well as other branded devices grew dramatically in 2005, and analysts expect this trend to continue. Informa
Telecoms and Media research states that sales of online film revenues alone are predicted to grow to over $3.6 billion in 2010.

         Digital music is the most mature offering in the content market. IFPI, the international trade organization for the recording industry, has reported rapid growth in digital music sales. In the first half of 2005, digital sales, including mobile-phone downloads (but excluding ringtones), were triple the volume of business during the first half of 2004, increasing to $790 million from $220 million.

         However, In-Stat believes that video content will be a main focus for online music service providers in the future. Music video is now a key value-add for many of these services, both online music and mobile services. Verizon
Wireless offers Vcast, which is a service allowing mobile users to access video content with their mobile phones. In October 2005, Apple introduced its video-capable iPod and a new version of iTunes stocked with video content, such as TV shows and increased music video offerings. Apple reported one million video downloads in the product's first 20 days of availability. These introductions suggest that there is a large potential for music videos and other downloadable video content.

COMPETITIVE STRENGTHS

         We believe that several of our key competitive strengths - offering a compelling value proposition, that is easy to use and offers an end to end solution that is flexible on most platforms - leave us well-positioned to take advantage of the continuing growth in both the portable media player and distributed content markets.

                                       29

         OFFER A COMPELLING VALUE PROPOSITION

         We believe that price is the most important factor in determining how quickly a new consumer product is adopted. According to a recent survey conducted by Parks Associates, a research firm, 73% of Internet users would buy
PMPs if they cost below $200. By establishing the first ZVUE at a suggested retail price of $99, we have sought from the outset to address this issue. Our price was key to our ability to expand our current distribution in Wal-Mart stores. This value-oriented strategy has allowed us to establish ourselves in the mass-market, which we believe will allow us to capture a significant portion of the growing PMP market. We expect the PMP market to expand with a gradual decrease in the average selling price and our current product plan is to maintain an average price well below the industry average.

         MARKET AN EASY TO USE "OUT OF THE BOX" EXPERIENCE

         To gain widespread acceptance, a consumer product must be easy to use.
This has been a challenge to PMP makers, with consumers complaining of various problems, most commonly the inability to easily transfer and play content. From our inception, we have been dedicated to creating PMPs that are easy for mass-market consumers to use. We believe that each enhanced version of the software installed on our newest devices will increase ease of use. Users of our existing devices can download these enhancements and upgrades from our website.

         DEVICE AND CONTENT FLEXIBILITY

         Our devices are able to play content downloaded from our website,
www.zvue.com, as well as content downloaded from many other content websites.
Likewise, content purchased on our website can be played on most other PMP devices. In contrast, songs purchased on the iTunes website can be played only on the iPod device and the iPod device cannot play songs purchased on sites other than iTunes. We believe that consumers want products that have this flexibility.

GROWTH STRATEGY

         Few companies are providing both devices and content. Our growth strategy includes providing a complete family of PMP products and expanding our mass marketing distribution agreements through both traditional retail outlets as well as the Internet. A key element of our growth strategy is to expand our offering of audio and video content that is diverse and continually relevant, originated from our website. Our offering is a complete end-to-end solution at a compelling value that is both device and content flexible and a key aspect our competitive advantage. Apple has enjoyed success by providing consumers with
iPod devices that can only play content available from their iTunes site.

         CREATE A FAMILY OF PMP PRODUCTS AT A COMPELLING VALUE

         We launched our first ZVUE product in December 2003, a compact unit that plays audio, displays jpeg images and plays video in multiple formats. We introduced three new products at the 2006 Consumer Electronics Show (CES) in Las
Vegas, Nevada, giving us a total of four products, with suggested retail prices ranging from $99 to $299. Our modular approach to hardware design has enabled us to create new products quickly and cost-effectively. We expect our family of products, mass-market distribution arrangements, and mass-market pricing, to result in high-volume sales, build recognition of our brand, and establish a low-cost components base on which we can effectively build future products.

                                       30

         EXPAND MASS MARKETING AGREEMENTS

         Our strategy requires that we have a strong mass-market retail presence. The ZVUE is already available in over 1,800 Wal-Mart stores, and we expect that number to grow. We also hope to secure distribution agreements with domestic and foreign consumer electronics retailers. Our products can also be found on many Internet retail sites in both the United States and Europe.

         DISTRIBUTE COMPELLING ONLINE CONTENT

         Our strategy is to continue to grow and leverage our base of ZVUE users. We believe sales of our devices will generate traffic to our website, thereby yielding increased and recurring revenues from digital content downloads. We currently have over 120 hours of portable video content, with an additional 3,300 hours available to be formatted. We also have over two million songs available on our website for download. Consumers can also digitize signals received from a TV, VCR or DVD, and export and play that recorded content on another device, like a ZVUE PMP.

         Additionally, new content is being added to our growing video library on a monthly basis. We anticipate that, through our content affiliations, this service will include over a million songs available through either subscription or download purchase and will provide a growing library of video content that will exceed 6,000 video titles.

         We believe that having thousands of hours of continually-refreshed video content available to play on the ZVUE media player distinguishes us from virtually all other competitors in the PMP market, with the current exception of
Apple Computer. Our offering of both high-quality products at consumer-friendly price points and a large content library allows us to provide consumers with an affordable and complete solution for enjoying digital content on the go. We believe that this type of complete solution greatly accelerates adoption of our new devices and helps promote consumer satisfaction.

         We expect our content download service to provide us with three recurring revenue streams:

        o   music and video download revenue

        o   eCommerce revenue from sales of accessories and companion products

        o   revenue from advertising and promotions

         We believe that our technology and the high price of competing products will give us a 12 to 18-month window in which to solidify our position in the lower price point segment of the PMP market.

PRODUCTS

         DEVICES

         We launched our first ZVUE product in December 2003 with a mass-market suggested retail price of $99. We believe this was the first PMP with a suggested retail price of less than $100. The ZVUE plays audio and video in multiple formats and displays JPEG images from a wide range of sources. The ZVUE can play video files in MP4, AVI and Windows Media Video with digital rights management (DRM), as well as MP3 and Windows Media Audio with DRM for audio and
JPEG photo images.

         Content for the device is stored on removable flash memory cards, which we believe make the ZVUE more rugged and durable than competing devices that use hard drive technology. The ZVUE is

                                       31

currently shipped with a 128 megabyte flash memory card that can hold up to 90 minutes of video or up to two and a half hours of high-quality audio. Purchasing commercially available memory cards may increase memory capacity.

         Our modular approach to hardware design has enabled us to create new products quickly and cost-effectively. We have broadened the range of our product offerings by introducing three new products at the 2006 Consumer
Electronics Show (CES) in Las Vegas, Nevada, giving us a total of four products with suggested retail prices ranging from $99 to $299. Like the original ZVUE, the new products will all use flash based removable memory. All our products offer standard expansion ports such as Secure Digital (SD), Multi-Media Card
(MMC) and Compact Flash (CF), which take expansion memory such as flash memory
(up to 4 gigabytes) or CF-format hard drives (8+ gigabytes). As compared to hard drive technology, flash memory offers several advantages, including durability, reliability and lower power consumption, resulting in longer battery life.
Although flash memory is more expensive on a per gigabyte basis than hard drive technology, we expect the cost of flash memory to continue to decline. We believe that Apple's recent decision to launch the iPod "Nano," which incorporates the same flash based removable memory, validates our strategy.

         We expect the mass-market appeal of our products and our mass-market distribution arrangements to result in high-volume sales, build recognition of our brand, and establish a low-cost components base on which we can effectively build future products.

         CONTENT SERVICES

         We offer consumers not only our PMP devices but also access to downloadable digital content to run on their devices. We expect that this content service will further serve to distinguish us from our competitors and we believe will provide us with revenue beginning in the fourth quarter of 2006.

         We believe that in order to succeed in early-stage consumer PMP markets, companies should provide mass-market consumers with a complete solution that integrates content with a given device. While early adopters will know where to find digital content and how to use it on a PMP, we believe that mass-market consumers will be quicker to adopt a device if they can immediately begin using it with digital content.

         Our content service operates through our download site, www.zvue.com.
Purchasers of our PMP products are directed to our site by in-package materials and again during online product registration. As our content service is designed to be a stand-alone business that fulfills the needs of PMP users, it is promoted through various marketing methods that guide potential users to the website and allow them to purchase the content and services found there. The website allows our users as well as owners of other PMP devices to download popular music and video content, including music videos, cartoons, television shows, feature-length movies, and educational content.

         We provide ZApp Media Manager software that allows users to manage their media files. The application finds all the music, pictures and video files on a PC, presents a list of media and assists in transferring them to a PMP.
ZApp reduces the complexity of formats, folders, files, and downloading and streamlines the transfer of content from any source.

         We continue discussions with numerous content owners including major record labels, sporting event producers and independent video producers. Our growing number of partnerships enables us to continue to provide music videos, television shows, movies, sporting events and a variety of other content that will appeal to most age groups. We have recently entered into licensing arrangements to acquire more than 1,500 feature films and television programs from Worldvision Cinema, comedic movies from

                                       32

Fun Little Movies, extreme sports videos from TotalVid, independent films from
StoryPIPE.com and classic television programs and cartoons from LikeTelevision.

         As we expand our distribution into the European market, we will seek to localize our content on ZVUE.com with a view to speeding adoption of our products in European markets. We have signed agreements with Big Street
Entertainment, which will allow us to offer significant European content. Big
Street Entertainment will provide us with music videos from substantial UK and
German video libraries.

         Video Content

         ZVUE.com will provide video content and will have three main components that drive the business model:

         o  Free Content - hundreds of titles in multiple genres that are free to consumers and promote for-pay offerings.

         o  Pay `n Play (download per title, to buy or rent) - thousands of titles in a download store in all genres, competitively-priced and easily browsed or searched for, previewed, purchased and transferred to the PMP device.

         o  ZVISION - We are currently developing a basic "cable-style" service, offering approximately 20 hours per day and 600 hours per month of newly released content.

Our purchased video content cannot be downloaded for use on video iPods because
Apple has embedded digital rights management that prevents video iPod users from viewing non-Apple video content. We expect the availability of digital content to drive more users to our website and for the increased traffic to generate additional advertising and other revenues.

         Music Content

         At present, we offer two major music sites on ZVUE.com, eMusic and REAL
Rhapsody, and receive fees derived from customer referrals. This enables us to effectively deliver a large library of both independent and popular music to consumers with minimum overhead and maximum flexibility.

PATENT AND TRADEMARK MATTERS

         We filed a U.S. provisional patent application in November 2004. Patent
Cooperation Treaty (PCT) patent application serial No. PCT/US04/32296 was subsequently filed and claims priority from the provisional patent application filing date. The PCT application entered National Phase on March 29, 2006. We now have the option of submitting one or more U.S. patent applications based upon the PCT application, and having as its priority date, the filing date of the provisional patent application, as well as submitting patent applications in the respective patent offices of any of the PCT contracting states, all based upon the PCT patent application. The terms of any patents claiming priority to this PCT patent application will extend 20 years from the priority date. We also filed U.S. design patent application serial No. 29/214,319, which has been allowed and for which the issue fee has been paid. The term of this patent will be for 14 years from its issue date. We are currently waiting for the Notice of
Issuance for this patent application. We may file additional applications with respect to some proprietary technology we have developed. We cannot, however, be certain that the patents sought will be granted, and we cannot be certain that the patent filings will be sufficient to prevent misappropriation of our technology or other intellectual property.

                                       33

         We have registered U.S. trademarks for the mark ZVUE and for the ZVUE logo. Trademark applications for the HAND logo are pending in the U.S. and
Japanese trademark offices. A trademark application for the mark ZDO is pending in the U.S. Trademark Office.

         While we believe our technology has value, we do not believe that at present it affords us a significant competitive advantage.

EMPLOYEES

         We currently have 30 employees, all of whom are full-time employees. We also currently engage the services of 9 consultants. We enjoy good employee relations. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement.

LEGAL PROCEEDINGS

         We are not aware of any pending legal proceedings against us.

CORPORATE INFORMATION

         Our corporate headquarters are located at 539 Bryant Street, Suite 403,
San Francisco, CA 94107. Our telephone number is (415) 495-6470, and our fax number is (415) 358-4865.

PROPERTY

         Our principal offices are located in San Francisco, CA occupying approximately 7,500 square feet of office space, expanded from 5,500 square feet on March 1, 2006. The lease term expires in November 2007. Upon commencement of the lease, we prepaid the entire year's rental obligation through November 2006 of $116,000 for our original office space. The additional office space we acquired has increased our rental obligation to approximately $170,000 per annum.

         We believe the space is adequate for our immediate needs. Additional space may be required as we expand our activities. We do not foresee any significant difficulties in obtaining any required additional facilities.

                                       34

                                   MANAGEMENT

         The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees.
All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

          NAME                 AGE   POSITION
          ----                 ---   ---------

         Jeff Oscodar          48    Director, President and Chief Executive Officer
         Tim Keating           48    Chief Operating Officer
         Garrett Cecchini      57    Executive Vice President, Secretary and Founder
         Carl Page             42    Director, Chief Technology Officer
         Bill Bush             41    Acting Chief Financial Officer
         Greg Sutyak           50    Executive Vice President, Finance and Operations
         Larry Gitlin          53    Vice President of Business Development
         Eric Hamilton         51    Chief Scientist
         Bill Keating          49    Chairman of the Board of Directors
         Geoff Mulligan        54    Director and Founder
         Nathan Schulhof       56    Director

BIOGRAPHIES

Executive Officers

         JEFF OSCODAR, PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Oscodar has
nearly 20 years of experience in the technology industry. He has been our
President and Chief Executive Officer since November 2004 and a member of our board of directors since May 2005. Prior to joining us, from July 1999 to
November 2004, Mr. Oscodar founded and ran Rule 168 Advisors, a consulting firm focused on the commercialization of new technology. At Rule 168, he advised
Raytheon on how to turn defense industry applications into valuable commercial operations. In August 1995, Mr. Oscodar co-founded and served as Vice President of Business Development for InfoGear Technology Corporation, then the market leader in building Internet appliance products and services. InfoGear was sold to Cisco Systems for $301 million in March 2000. While at InfoGear, Mr. Oscodar established more than 100 content partnerships with companies such as
Amazon.com, eToys, Time.com, USA Today and Yahoo!. He also developed and launched an international affiliate program that brought InfoGear content to partners in Australia, New Zealand and South Africa. Mr. Oscodar was named one of the most influential people in consumer electronics in 1997 by Broadband magazine.

         TIM KEATING, CHIEF OPERATING OFFICER. Mr. Keating has been our Chief
Operating Officer since December 2005. Prior to joining us, he was employed at
Intel Corporation for 21 years, most recently as managing director of Intel
Capital Europe from January 1998 to October 2002. In that capacity, Mr. Keating oversaw Intel Capital Europe's equity investment in 70 projects. In addition,
Mr. Keating held positions at Intel in engineering, product and brand marketing, channel management and sales management. He held director and General Manager positions at Intel from 1992, when he was the marketing director for the Pentium
Processor Division, a position he held from brand development to product launch.
Mr. Keating spent the last 12 years in Europe as the general manager of Intel's
Architecture Components and Systems Products Group and Managing Director of
Intel Capital Europe. He is a founding member of Nekei, LLC, a venture-catalyst consulting company formed in 2002.

                                       35

         GARRETT CECCHINI, EXECUTIVE VICE PRESIDENT AND FOUNDER. Mr. Cecchini
perceived a market for handheld portable video players in mid-2001, incorporated
Handheld in 2003 and subsequently recruited our current senior management team.
He has served as our Executive Vice President since we were formed in February
2003 and was appointed Secretary in February 2006. Mr. Cecchini has more than 20 years experience in the technology industry, first as a corporate lawyer principally advising technology companies and venture funds in licensing and reorganization matters and then as an entrepreneur. In 1998, he founded
Compression Science Corporation, a company which developed advanced broadcast video encoder technology which was sold to Philips Electronics in 2002. Mr.
Cecchini's primary duties at Handheld encompass both content licensing and retail marketing and distribution.

         CARL PAGE, DIRECTOR, CHIEF TECHNOLOGY OFFICER. Mr. Page has been with us since we were formed in February 2003, has been a director since June 2004 and currently serves as our Chief Technology Officer. In February 1998, Mr. Page
co-founded eGroups, Inc., which was acquired by Yahoo! in 2000 and is now known as Yahoo! Groups, one of the largest Internet community services. Prior to joining us, Mr. Page concentrated on making investments in technology companies.

         BILL BUSH, ACTING CHIEF FINANCIAL OFFICER. Mr. Bush joined our executive team in January 2006 and brings over 15 years of experience in accounting, financial support and business development. From 2002 to 2005, Mr.
Bush was the Chief Financial Officer and Secretary for International
Microcomputer Software, Inc. (OTCBB: IMSI), a developer and distributor of precision design software, content and on-line services. Prior to that he was a
Director of Business Development and Corporate Controller for Buzzsaw.com. Mr.
Bush was one of the founding members of Buzzsaw.com, a privately held company spun off from Autodesk, Inc. in 1999, focusing on online collaboration, printing and procurement applications. From 1997 to 1999, Mr. Bush worked as Corporate
Controller at Autodesk, Inc. (NASDAQ: ADSK), the fourth largest software applications company in the world. Mr. Bush began his career in public accounting with Ernst & Young, and later with Price Waterhouse in Munich,
Germany. He received a B.S. in Business Administration from U.C. Berkeley and is a Certified Public Accountant.

         GREG SUTYAK, EXECUTIVE VICE PRESIDENT, FINANCE AND OPERATIONS. Mr.
Sutyak has over 25 years of business management and finance experience. He has spent the last 15 years in the high-technology markets, specifically for
Internet-based systems, online services and software companies. He spent ten years in banking (Tokai Bank), where he was a Vice President and managed a $100M portfolio. He then participated in a series of technology ventures. From
November 1992 to January 1995, he served as co-founder and Chief Financial
Officer at TestDrive Corporation, a mass-market software distribution business, which employed patented technology to electronically market and download intellectual property. TestDrive was successfully developed and sold to a
Fortune 100 company, RR Donnelly & Sons (NYSE:RRD). From March 1995 to May 2001,
Mr. Sutyak was Chief Financial Officer at audiohighway.com, an online information and entertainment company with one of the largest libraries of free audio content on the Internet. The company also developed and patented one of the industry's first portable digital audio players. Audiohighway had an initial public offering in 1998 (NASDAQ:AHWY) and achieved a market cap of $300M. From
June 2001 to April 2003, Mr. Sutyak held the position of Chief Financial Officer at DSS Software Technologies, a full-cycle project management and IT consulting company. Mr. Sutyak helped successfully sell the company to Diversinet Corp.
(NASDAQ:DVNT), a security software product company that develops, markets and sells identity management security solutions for the secure transmission of data over wireless networks and devices. Mr. Sutyak served as our Chief Financial
Officer from May 2003 to January 2006 and has served as our Executive Vice
President, Finance and Operations since January 2006.

                                       36

         LARRY GITLIN, VICE PRESIDENT OF BUSINESS DEVELOPMENT. Mr. Gitlin has
produced and line-produced more than a dozen films and TV shows in Hollywood, and worked on projects including, "The Mighty Morphin Power Rangers," "Hell
Hunters" and "Firearm." For more than 15 years, Mr. Gitlin has gained experience in advanced strategic business development, product development, sales and operations and has specialized in digital media, motion picture and broadcast television, as well as wireless and advanced telecommunications products including advanced DSL, Wi-Fi and PON/FTTX. In early 2001, Mr. Gitlin served as a core member of Qwest's Corporate Business Development group, launching an electronic media delivery product suite trial at Qwest for the entertainment industry. He also co-created a comprehensive security business unit within Qwest for enterprise and government channels that utilized a broad range of IP-based network applications, Infosec, SSL architectures, DIA, VoIP and local-loop access. After Qwest, Mr. Gitlin consulted with several top Silicon Valley firms such as Harmonic, Inc., leaders in compression and optical network products. Mr.
Gitlin joined us in July 2004.

Board of Directors

         In addition to Jeff Oscodar and Carl Page, the following persons serve on our board of directors:

         BILL KEATING, CHAIRMAN. Mr. Keating has been a member of our board of directors since October 2004. Since 2004, Mr. Keating has been the Chief
Executive Officer of Xtend Networks, a division of Vyyo, Inc., a provider of cable television multimedia-service router bandwidth solutions. He is a founding member of Nekei, LLC, a venture-catalyst consulting company formed in 2002, and is a 25-year veteran of the technology industry. A number of recent business ventures for which Mr. Keating helped to arrange funding have either gone public or been successfully acquired. These include Moxi Digital, sold to Paul Allen in
2002, and WebTV, sold to Microsoft in 1997. In addition, from 1997 to 2000, Mr.
Keating was General Manager at Microsoft TV, a division of Microsoft that provided broadband middleware for worldwide cable, telco and satellite television. From 1993 to 1996, he was Senior Vice President at General Magic, a
leading supplier of PDAs and intelligent online services. From 1991 to 1992, he was Vice President and General Manager at Rational Software, a leading supplier of software development tools. From 1985 to 1991, he was Director of Technology
Marketing at Sun Microsystems, a leading supplier of workstations, servers and enterprise software platforms.

         GEOFF MULLIGAN, DIRECTOR AND FOUNDER. Mr. Mulligan co-founded Handheld in February 2003 and has served as a member of our board of directors since that time. Since September 2002, Mr. Mulligan has been Chief Operating Officer of
Konami Digital Entertainment, the U.S. subsidiary of the $2.3 billion Japanese developer and publisher of digital entertainment software. From March 2002 to
September 2002, Mr. Mulligan served as President and Chief Operating Officer of
Xicat Interactive, Inc., a developer of PC entertainment software. From 1991 to
2002, Mr. Mulligan was Senior Vice President of Business Development for Acclaim
Entertainment, Inc., a global developer and publisher of entertainment software.
Prior to joining Acclaim, Mr. Mulligan was President of Activision
International, a consumer electronics and gaming company. He is also one of the founders of the Entertainment Software Association (ESA), the governing body of the $11 billion U.S. entertainment software industry.

         NATHAN SCHULHOF, DIRECTOR. Mr. Schulhof has served as a member of our board of directors since 2004. Since the late 1970s, Mr. Schulhof has founded several successful companies. In the late 1970s, Mr. Schulhof began working on a software idea that eventually bore fruit as Silicon Valley Systems (SVS), a developer of a high-resolution graphics word processor for the Apple II computer. Prior to co-founding audiohighway.com, Mr. Schulhof formed TestDrive
Corporation, a distributor of encrypted computer software. TestDrive was later sold to R.R. Donnelley & Sons Co. In the late 1990s, Mr. Schulhof led the transformation of Information Highway Media Corporation into audiohighway.com, a destination website for downloading and streaming media. Mr. Schulhof also helped take audiohighway.com public in 1998. Mr. Schulhof helped to develop the
MP3 player, with four U.S.

                                       37

patents bearing his name. Mr. Schulhof has been extensively quoted and featured in technology and consumer media, including pieces in the Wall Street Journal,
Forbes, Businessweek, Inc. and Success, among others. From 2001 to July 2005,
Mr. Schulhof acted as manager of Goldpine Partners, LLC, a Southern
California-based consulting and investment firm he co-founded that focuses on engagements with technology and biotechnology companies.

Significant Employee

         ERIC HAMILTON, CHIEF SCIENTIST. Mr. Hamilton is a leading compression scientist and past chair of the International JPEG Committee, which is responsible for developing the successful JPEG image coding standard and JPEG
2000, a standard that uses state-of-the-art compression techniques based on wavelet technology. He has served as our Chief Scientist since April 2003. In
1988, Mr. Hamilton helped found C-Cube Microsystems, Inc., where he played a key role in developing the architectures of the early JPEG and MPEG semiconductor products. From 2000 to 2002, he served as Chief Technical Officer of Compression
Science Corporation. He has held senior positions with several other Silicon
Valley digital video companies, including Compression Labs, Inc., StarSignal,
Inc. and Margi Systems, Inc.

         There are no family relationships among our directors and executive officers, except that Tim Keating, our Chief Operating Officer, and Bill
Keating, Chairman of our Board of Directors, are brothers.

BOARD COMMITTEES

         AUDIT COMMITTEE. We intend to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee's duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.
The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

         COMPENSATION COMMITTEE. We intend to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.
The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

CODE OF ETHICS

         We adopted a Code of Business Conduct and Ethics on April 7, 2006. The
Code of Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-B, constitutes our Code of Ethics for senior financial officers. The Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A copy of the Code of Ethics is included as Exhibit 14 to the registration statement that this prospectus forms a part of and will be available on our website, www.zvue.com. A printed copy of the Code of Ethics may also be obtained free of charge by writing to the Corporate Secretary at
Handheld Entertainment, Inc., 539 Bryant Street, Suite 403, San Francisco,
California 94107.

                                       38

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth, for the years indicated, all cash compensation awarded, earned or paid for services, including salary and bonus amounts, rendered in all capacities by our chief executive officer and all other executive officers who received total annual salary and bonus in excess of $100,000 during our most recent fiscal year. We refer to these individuals as the "named executive officers."

                                                                                            Long-term
                                                        Annual Compensation                Compensation
                                                        -------------------------------  --------------
                                                                                              Awards
                                                                                         --------------
                                                                                            Securities
                                                                         Other Annual       Underlying
                                   Fiscal       Salary        Bonus      Compensation        Options/
Name and Principal Position         Year         ($)           ($)            ($)            SARs (#)
--------------------------------- --------- --------------- ----------- ---------------- ---------------

Jeff Oscodar                      2005           165,000        --               --           502,160
President and Chief Executive     2004            35,000        --               --           433,350
Officer                           2003                --        --               --                --

Tim Keating                       2005           115,000        --               --                --
Chief Operating Officer           2004            10,000        --               --                --
                                  2003                --        --               --                --
Garrett Cecchini                  2005            99,000      20,000              *            20,000
Executive Vice President          2004            83,375        --                *            10,000
                                  2003            65,000        --                *           200,000

Greg Sutyak                       2005           103,500        --                *            50,000
Executive Vice President          2004           109,000        --                *            10,000
                                  2003            63,000        --                *           200,000
---------------------------

*   Perquisites and other personal benefits received by each of Messrs. Cecchini and Sutyak did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus for each of the years indicated.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options granted to the named executive officers during the year ended December 31, 2005.

                           Number of Securities
                                Underlying            Percent of Total
                           Options/SARs Granted   Options/SARs Granted to    Exercise or Base
          Name                     (#)            Employees in Fiscal Year     Price ($/Sh)      Expiration Date
   ---------------         ---------------------   ------------------------     ------------      ---------------

Jeff Oscodar                    502,160                     50.4%                  0.37                11/3/15

Tim Keating                           0                      0                      --                    --

Garrett Cecchini                 20,000                      2.0%                  0.37                11/3/15
                                 65,000                      6.5%                  0.37               12/15/15

Greg Sutyak                      50,000                      5.0%                  0.37                11/3/15
                                 50,000                      5.0%                  0.37               12/15/15

                                       39

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

         The following table sets forth information concerning unexercised stock options held by the named executive officers as of December 31, 2005. None of the named executive officers exercised any stock options during the year ended
December 31, 2005.

                               Number of Securities Underlying         Value of Unexercised In-the-Money Options
                             Unexercised Options at 2005 Fiscal              at 2005 Fiscal Year-End ($)(1)
         Name               Year-End(#) Exercisable/Unexercisable              Exercisable/Unexercisable
     ------------           -------------------------------------              -------------------------

Jeff Oscodar                               935,510                                      $841,959
Tim Keating                                   0                                            $0
Garrett Cecchini                           295,000                                      $265,500
Greg Sutyak                                310,000                                      $279,000

-----------------------
(1) The calculation of the value of unexercised, in-the-money options held by our named executive officers is based upon the estimated fair market value of our common stock at December 31, 2005 of $0.90 per share.

COMPENSATION OF DIRECTORS

         We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity.

EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

         We have an employment agreement with Jeff Oscodar, our President and
Chief Executive Officer. Mr. Oscodar is entitled to receive a base salary of
$300,000 per year, as authorized by our board of directors. He is also provided with medical coverage, vacation time and other benefits that are customary for executive officers in our industry. Further, his employment agreement entitles
Mr. Oscodar to serve on our board of directors.

         As required under his employment agreement, Mr. Oscodar was granted stock options exercisable for 433,350 shares of our common stock at an exercise price of $0.37 per share under our 2003 Stock Option/Stock Issuance Plan. This option has a vesting commencement date of September 1, 2004 and is exercisable as to 1/36 of those shares each month thereafter; however, as of December 31,
2005, our Board of Directors accelerated the vesting of these options with the result of them being fully vested as of that date. Mr. Oscodar's employment agreement is terminable by either party upon 60 days' notice and also provides that if he terminates his employment within 12 months after we experience a change of control, if we terminate his employment without cause, or if he terminates his employment due to specified changes in the circumstances of his employment, we are required to pay him severance of $135,000 and all options granted to him under his employment agreement will immediately vest and become exercisable. As the reverse merger constitutes a change of control under the terms of his employment agreement, if Mr. Oscodar terminates his employment within 12 months after the closing of the reverse merger, he will receive his severance payment.

         On November 3, 2005, Mr. Oscodar received an additional grant of options to purchase 502,160 shares of our common stock at an exercise price of
$0.37 per share. This option has a vesting commencement date of November 3, 2005 and is exercisable as to 1/36 of those shares each month

                                       40

thereafter; however, as of December 31, 2005, our Board of Directors accelerated the vesting of these options with the result of them being fully vested as of that date.

         Should Mr. Oscodar's employment with us cease prior to the date upon which his options become exercisable, all of his options that are not exercisable on the date of termination of his employment will lapse and become void, except under the circumstances described above.

         Pursuant to director and officer indemnification agreements entered into with each of our directors and officers, we have agreed to indemnify each of our directors and officers to the fullest extent of the law permitted or required by the State of Delaware.

STOCK OPTION PLAN

         We have in place a 2003 Stock Option/Stock Issuance Plan, which we refer to as the "2003 Plan," which has been approved by our stockholders. The purpose of the 2003 Plan is to further our growth and general prosperity by enabling our employees, contractors and service providers to acquire our common stock, increasing their personal involvement in us and thereby enabling us to attract and retain our employees.

         The 2003 Plan, as amended, provides for the granting of options to purchase up to an aggregate of 3,000,000 shares of common stock to our employees, directors and other service providers. Any options that expire prior to exercise will become available for new grants from the "pool" of ungranted options. Options that are granted under the 2003 Plan may be either options that qualify as incentive stock options under the Internal Revenue Code or those that do not qualify as incentive stock options.

         Incentive options under the 2003 Plan may not be granted at a purchase price less than the fair market value of our common stock on the date of the grant. Non-qualified options may not be granted at a purchase price less than
85% of fair market value on the date of grant, or, for an option granted to a person holding more than 10% of our voting stock, at less than 110% of fair market value.

         The 2003 Plan is currently administered by our board of directors, although we expect that, in the future, it will be administered by a compensation committee appointed by our board of directors. As of April 10,
2006, options to purchase an aggregate of 2,456,411 shares have been issued under the 2003 Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CARL PAGE TRANSACTIONS

         Starting in December 2003, Carl Page, a member of our board of directors and our Chief Technology Officer, from time to time made cash advances to us which were subsequently converted into notes totaling $3,741,049 to finance our operations. This amount was documented in four separate promissory notes. The principal and interest on three of those notes was convertible into shares of our common stock at different conversion rates. The other note entitled Mr. Page to receive a warrant to purchase 60,000 shares of our common stock with a strike price of $0.37 per share.

         Three of the four notes provided for an interest rate of 8% from the date the advances thereunder were made to us and one note provided for an interest rate of 9.5% from the date the advances thereunder were made to us. As of December 31, 2005, the aggregate principal amount owing on these notes was
$3,741,049 and the total accrued interest was $138,399, for a total of
$3,879,448 owed to Mr. Page under these notes.

                                       41

         Pursuant to the terms of Mr. Page's convertible notes, in connection with the reverse merger, an aggregate of $3,889,662 of principal and accrued interest on the convertible notes was converted into a total of 2,491,673 shares of our common stock.

CONSULTING SERVICES OF NEKEI, LLC

         Nekei, LLC is a California consulting company that is wholly owned by
Tim Keating, our Chief Operating Officer, and Bill Keating, our Chairman of the
Board. From August 2004 through January 2006, Nekei provided a variety of consulting services to us. In January 2006, we entered into an agreement with
Nekei memorializing the compensation arrangement for all consulting services provided to us by Nekei and/or its affiliates. Nekei's compensation consists of the following: (1) a warrant to purchase an aggregate of 585,000 shares of our common stock at an exercise price of $.0001 per share, which was issued in May
2004 and expires in May 2007; (2) a total of $180,000 paid to Nekei and its affiliates prior to January 26, 2006; and (3) $300,000 payable in three equal installments in February, March and April 2006. It is not currently anticipated that Nekei will provide further consulting services to us.

CONSULTING SERVICES FOR FINANCING TRANSACTION

         In July 2005, our Board approved the hiring of two consultants, David
N. Baker and Joseph Abrams, to assist us in effecting a financing transaction that would enable us to achieve our growth strategy. In consideration for their services, the consultants were issued 6% (or 560,910 shares) of our common stock, on a fully diluted basis. In February 2006, we completed a financing transaction that resulted in gross proceeds of $7,605,000 through the private placement or shares of our common stock.

THE DEL MAR CONSULTING GROUP INVESTOR RELATIONS AGREEMENT

         In February 2006, we entered into an agreement with The Del Mar
Consulting Group, Inc. to provide us with investor relations services through
February 2007. The contract requires them to make certain introductions and represent us to the investment community. In exchange for services rendered, we issued them 200,000 restricted shares of our common stock and a warrant to purchase an additional 100,000 shares of common stock with an exercise price of
$2.00 per share. The warrant expires three years from issuance. If they fail to meet certain performance metrics, we may withdraw the entire warrant.

EASTECH RELATIONSHIP

         Pursuant to a two-year agreement dated June 2003, we purchase our ZVUE products from Eastech, who is designated under the agreement as our sole and exclusive manufacturing partner. This agreement expired in June 2005. Since the expiration date, Eastech has continued to manufacture our ZVUE products based on purchase orders. The agreement also provided for Eastech's $500,000 investment in series B convertible preferred stock (which was converted into our common stock in the reverse merger) and the grant to Eastech of warrants to purchase
4,000 shares of common stock.

         Tim Liou, Eastech's founder, served on our board of directors until his resignation in November 2005, which was not the result of any disagreement known to us. Mr. Liou personally invested $100,000 in series D convertible preferred stock (which was converted into our common stock in the reverse merger).

         Purchases from Eastech were approximately $1,710,000 and $403,000 in
2005 and 2004, respectively. Accounts payable was approximately $887,000 at
December 31, 2005 and is fully collateralized by substantially all of our assets under a separate security agreement executed in April 2004 and amended in July
2005.

                                       42

         In April 2004, and amended in July 2005, we also executed an accounts receivable financing and escrow agreement with Eastech, whereby accounts payable to Eastech would be deferred and payable from a percentage of receipts of accounts receivable from our customers. The customer payments are made payable to us by the customers but are deposited into a third party escrow account and such escrow agent then disburses the stipulated percentage amounts to both
Eastech and us. For our currently shipped ZVUE product, the escrow agreement provides that the proceeds from the escrow account are first distributed to
Eastech so that it receives its contract manufacturing price, and the remainder is distributed to us. During 2005, we began receiving payments directly from
Wal-Mart rather than through the escrow agent. See "Risk Factors" for a description of the potential consequences to us as a result of this deviation from the terms of the escrow agreement.

                                       43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 10, 2006 by:

        o   each person who is known by us to beneficially own 5% or more of our common stock;

        o   each of our directors

        o   each of our executive officers named in the Summary Compensation
            Table; and

        o   all of our directors and named executive officers as a group.

         Except as otherwise set forth below, the address of each of the persons listed below is 539 Bryant Street, Suite 403, San Francisco, CA 94107.

                  NAME AND ADDRESS OF                     NUMBER OF SHARES BENEFICIALLY
                   BENEFICIAL OWNER                                 OWNED (1)               PERCENTAGE OF CLASS (2)
                   ----------------                                 ---------               -----------------------

5% STOCKHOLDERS

David N. Baker                                                       1,111,788(3)                    7.8%
41 Sutter Street
San Francisco, CA  94104

Goldpine Partners, LLC                                               1,032,667(4)                    7.0%
1129 State Street, Suite 6
Santa Barbara, CA 93101

Joseph Abrams                                                          821,789(5)                    5.8%
131 Laurel Grove Avenue
Kentfield, CA  94904

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Jeff Oscodar                                                           935,510(6)                    6.2%
Tim Keating                                                            292,500(7)                    2.0%
Garrett Cecchini                                                       719,000(8)                    4.9%
Carl Page                                                            3,376,565(9)                   23.5%
Greg Sutyak                                                            310,000(10)                   2.1%
Bill Keating                                                           292,500(7)                    2.0%
Geoff Mulligan                                                         379,000(11)                   2.7%
Nathan Schulhof                                                              0                         0
All officers and directors as a group (8 persons)                    6,305,075                      38.3%
                                                                    (6)(7)(8)(9)(10)(11)
------------------------------

*   Less than 1% of outstanding shares.

(1)      Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also

                                       44

         includes options and warrants to purchase shares of common stock exercisable within 60 days. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)      Based upon 14,263,322 shares of common stock outstanding on April 10,
         2006 and including, with respect to each individual holder, rights to acquire common stock exercisable within 60 days.

(3)      Based on a Schedule 13G filed by Mr. Baker with the SEC on February 27,
         2006. Includes 280,455 shares held by the David N. Baker Alaska Trust and 175,000 shares held by Core Fund, L.P. Mr. Baker is the managing principal of Core Fund Management, L.P., which is the general partner of Core Fund, L.P., and therefore has sole voting and dispositive power with respect to the shares held by Core Fund, L.P.

(4)      Includes 466,000 shares issuable upon exercise of outstanding warrants that are currently exercisable or will become exercisable within 60 days.

(5)      Based on a Schedule 13G filed by Mr. Abrams with the SEC on
         February 27, 2006.

(6)      Includes 935,510 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(7)      Includes 292,500 shares issuable upon exercise of outstanding warrants that are currently exercisable or will become exercisable within 60 days. A warrant to purchase 585,000 shares was initially issued to
         Nekei Consulting , LLC, and entity controlled by Tim and Bill Keating.
         The beneficial ownership of that warrant was split equally between Tim and Bill Keating.

(8)      Includes 295,000 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(9)      Based on a Schedule 13D filed by Mr. Page with the SEC on April 6,
         2006. Includes 65,000 shares issuable upon exercise of outstanding options and 60,000 shares issuable upon exercise of outstanding warrants that are currently exercisable or will become exercisable within 60 days.

(10)     Includes 310,000 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days.

(11)     Shares are jointly held by Mr. Mulligan and his wife.

                                       45

                              SELLING STOCKHOLDERS

         The following table sets forth the shares of our common stock beneficially owned, as of the date of this prospectus, by each selling stockholder prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number and percentage of shares that each selling stockholder would own beneficially if all of his, her or its offered shares are sold. The selling stockholders acquired their beneficial interests in the shares being offered hereby in transactions described under the heading "Description of the Transactions"
above. Except as expressly set forth below, none of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer, and each of the selling stockholders acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of those shares. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the shares.

                                                      Shares of        Shares of      Shares of        Percentage of
                                                     Common Stock       Common      Common Stock      Common Stock
                                                     Owned Prior         Stock       Owned After       Owned After
         Name                                      to the Offering      Offered     the Offering    the Offering (1)
         ----                                      ---------------      -------     ------------    ----------------

Carl Page                                           3,376,565 (2)       250,000     3,126,565 (2)         21.7%

David N. Baker                                      1,111,788 (3)       455,455      656,333 (3)          4.6%

Joseph Abrams                                        821,789 (4)        280,455      541,334 (4)          3.8%

The Del Mar Consulting Group, Inc.                     300,000          300,000           0                 0

Whalehaven Capital Fund Limited                        250,000          250,000           0                 0

Palisades Master Fund L.P.                             250,000          250,000           0                 0

Gerald Brauser                                         200,000          200,000           0                 0

Sandor Capital Master Fund, L.P. (5)                   200,000          200,000           0                 0

Martin S. Goldfarb, M.D.                               150,000          150,000           0                 0

Mara Gateway Associates, LP                            200,000          100,000        100,000              *

Jerome Belson                                          100,000          100,000           0                 0

White Rock Investments                                 100,000          100,000           0                 0

Leslie T. Altavilla TTEE, Leslie T.                     75,000          75,000            0                 0
Altavilla Revocable Trust Dated 3/28/03

Daniel O'Sullivan                                       75,000          75,000            0                 0

Michael Katz                                            50,000          50,000            0                 0

                                       46

                                                      Shares of        Shares of      Shares of        Percentage of
                                                     Common Stock       Common      Common Stock      Common Stock
                                                     Owned Prior         Stock       Owned After       Owned After
         Name                                      to the Offering      Offered     the Offering    the Offering (1)
         ----                                      ---------------      -------     ------------    ----------------

Walter Bilofsky TTEE, Eight Family                      50,000          50,000            0                 0
Trust Dated 11/8/99

New Paradigm Capital, Ltd.                              50,000          50,000            0                 0

New Britain Radiological 401K Plan                      50,000          50,000            0                 0
FBO Sidney Ulreich

Chocolate Chip Investments LP (6)                       50,000          50,000            0                 0

Jack Kuhn TTEE, Jack Kuhn Revocable                     50,000          50,000            0                 0
Trust Dated 12/11/00

Charles Schwab & Co. Custodian for the                  50,000          50,000            0                 0
IRA Rollover of Elinor C. Ganz

Peddle Partners LLP (7)                                 50,000          50,000            0                 0

Denshaw Holdings Limited (8)                            50,000          50,000            0                 0

Riddell W. Alexander                                    50,000          50,000            0                 0

Brad Greenspan                                          50,000          50,000            0                 0

Leon Brauser                                            50,000          50,000            0                 0

Maryellen Viola                                         50,000          50,000            0                 0

Jo-Net                                                  50,000          50,000            0                 0

Phyllis Ulreich                                         42,500          42,500            0                 0

William J. Bush and Melinda H. Bush                     37,500          37,500            0                 0
TTEE, Bush Family Trust Dated 01/01/06

Eric Goldstein                                          37,500          37,500            0                 0

Pinnacle Investment Partners L.P.                       37,500          37,500            0                 0

William Bankert                                         35,000          35,000            0                 0

Newbridge Securities Corporation                        32,500          32,500            0                 0

                                       47

                                                      Shares of        Shares of      Shares of        Percentage of
                                                     Common Stock       Common      Common Stock      Common Stock
                                                     Owned Prior         Stock       Owned After       Owned After
         Name                                      to the Offering      Offered     the Offering    the Offering (1)
         ----                                      ---------------      -------     ------------    ----------------

Mark S. Litwin TTEE, Mark S. Litwin                     25,000          25,000            0                 0
Trust Dated 4/9/97

Nancy K. Chiu                                           25,000          25,000            0                 0

Tab Properties, LLC (9)                                 25,000          25,000            0                 0

Arnold Leiber IRA Rollover                              25,000          25,000            0                 0

Aharon and Jennifer Ungar                               25,000          25,000            0                 0

Sandra Shore-Goldfarb                                   25,000          25,000            0                 0

Harold E. Gelber TTEE, Harold Gelber                    25,000          25,000            0                 0
Revocable Trust Dated 5/11/2005

Scott Christie                                          25,000          25,000            0                 0

Scott Christie Keogh                                    25,000          25,000            0                 0

J. Perlick and E. Perlick TTEEs, Sheldon                25,000          25,000            0                 0
Perlick Marital Trust Dated 6/14/1991

Kevin Montoya TTEE, The Montoya                         25,000          25,000            0                 0
2005 Revocable Trust

James Heerema                                           25,000          25,000            0                 0

Summerlin Ventures LLC (10)                             25,000          25,000            0                 0

James Sullos                                            25,000          25,000            0                 0

Mary Bachowsky TTEE, Michael J.                         25,000          25,000            0                 0
Bachowsky TR dated 12/31/92

Mary Bachowsky TTEE, Laurie C.                          25,000          25,000            0                 0
Bachowsky TR 12/31/92

Mary Bachowsky TTEE, Bachowsky                          25,000          25,000            0                 0
Family TR 12/31/92

Curtin Winsor, III TTEE, Curtin Winsor,                 25,000          25,000            0                 0
III Living Trust Dated 5/01/02

Julie Campbell                                          25,000          25,000            0                 0

                                       48

                                                      Shares of        Shares of      Shares of        Percentage of
                                                     Common Stock       Common      Common Stock      Common Stock
                                                     Owned Prior         Stock       Owned After       Owned After
         Name                                      to the Offering      Offered     the Offering    the Offering (1)
         ----                                      ---------------      -------     ------------    ----------------

Bruce Campbell                                          25,000          25,000            0                 0

Peter Schrobenhauser                                    25,000          25,000            0                 0

Au Sai Chuen                                            25,000          25,000            0                 0

Andrew C. Park                                          25,000          25,000            0                 0

Hyun Park                                               25,000          25,000            0                 0

Mark Sherwood                                           25,000          25,000            0                 0

David Gendal TTEE, David Gendal                         25,000          25,000            0                 0
Revocable Trust Dated 3/5/95

John S. Lemak(11)                                       25,000          25,000            0                 0

Graves Family Partnership, LLC                          25,000          25,000            0                 0

Richard Molinsky                                        25,000          25,000            0                 0

New Britain Radiological Assoc. 401K                    18,750          18,750            0                 0
Plan FBO Alfred Gladstone

Alfred Gladstone                                        18,750          18,750            0                 0

Elinor Ganz TTEE, Amy H. Ganz Trust                     15,000          15,000            0                 0
Dated 9/28/1984

Jerry M. Chatel                                         12,500          12,500            0                 0

Ann Berkman TTEE, Ann Berkman                           12,500          12,500            0                 0
Revocable Trust Dated 4/9/90

Beverly Pinnas                                          12,500          12,500            0                 0

DiMarino, Kroop & Prieto                                12,500          12,500            0                 0
Gastrointestinal Assoc. PA
Dated 11/01/1975 (12)

Charles Schwab & Co. Custodian for                      12,500          12,500            0                 0
Joseph L. Berkman Roth IRA

Joseph Berkman TTEE, Joseph Berkman                     12,500          12,500            0                 0
Living TR Dated 4/9/1990

Elinor C. Ganz TTEE, Susan Ganz Trust                   12,500          12,500            0                 0
Dated 9/28/05

Ganz Family Foundation (13)                             12,500          12,500            0                 0

                                       49

                                                      Shares of        Shares of      Shares of        Percentage of
                                                     Common Stock       Common      Common Stock      Common Stock
                                                     Owned Prior         Stock       Owned After       Owned After
         Name                                      to the Offering      Offered     the Offering    the Offering (1)
         ----                                      ---------------      -------     ------------    ----------------

A. Gladstone and P. Bordeau TTEEs,                      12,500          12,500            0                 0
Gladstone Family Trust Dated 8/19/1998

Alfred Gladstone TTEE, Madge TR FBO                     12,500          12,500            0                 0
Michael Gladstone Dated 2/10/97

Eugene A. Jewett                                        12,500          12,500            0                 0

James Davidson and Dan Callahan IV                      12,500          12,500            0                 0
John P. Morbeck                                         12,500          12,500            0                 0

Sun Young Choi                                          12,500          12,500            0                 0

Ronald J. Menello                                       12,500          12,500            0                 0

Laura Berlin                                            10,000          10,000            0                 0

Charles Schwab & Co. Custodian                           7,500           7,500            0                 0
Stephen Sonnabend IRA Rollover

Paradox Trading Company, LLC (14)                        5,000           5,000            0                 0
------------------------------------

*        Less than 1% of outstanding shares

(1)      Based upon 14,263,322 shares of common stock outstanding on April 10,
         2006 and including, with respect to each individual holder, rights to acquire common stock exercisable within 60 days.

(2)      Based on a Schedule 13D filed by Mr. Page with the SEC on April 6,
         2006. Includes 65,000 shares issuable upon exercise of outstanding options and 60,000 shares issuable upon exercise of outstanding warrants that are currently exercisable or will become exercisable within 60 days.

(3)      Based on a Schedule 13G filed by Mr. Baker with the SEC on February 27,
         2006. Includes 280,455 shares held by the David N. Baker Alaska Trust and 175,000 shares held by Core Fund, L.P. Mr. Baker is the managing principal of Core Fund Management, L.P., which is the general partner of Core Fund, L.P., and therefore has sole voting and dispositive power with respect to the shares held by Core Fund, L.P.

(4)      Based on a Schedule 13G filed by Mr. Abrams with the SEC on
         February 27, 2006.

(5)      John S. Lemak has sole voting and dispositive power with respect to these shares. Sandor Capital Mater Fund, L.P. is an affiliate of a broker-dealer. Sandor Capital Master Fund, L.P. bought the shares of common stock in the ordinary course of business, and at the time of the purchase of the shares of common stock to be resold, had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock.

(6)      Ruth Latterner has sole voting and dispositive power with respect to these shares.

(7)      Paul Drucker has sole voting and dispositive power with respect to these shares.

                                       50

(8)      Niki Ioannou and Pamela Millar have voting and dispositive power with respect to these shares.

(9)      Joseph Lutheran has sole voting and dispositive power with respect to these shares.

(10)     Michael J. O'Donnell has sole voting and dispositive power with respect to these shares.

(11)     John S. Lemak is an affiliate of a broker-dealer. Mr. Lemak bought the shares of common stock in the ordinary course of business and at the time of the purchase of the shares of common stock to be resold, had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock.

(12)     Anthony DiMarino, MD and Howard Kroop, MD have voting and dispositive power with respect to these shares.

(13)     Elinor Ganz has sole voting and dispositive power with respect to these shares.

(14)     Harvey J. Kesner has sole voting and dispositive power with respect to these shares.

         None of the selling stockholders has held any position or office or has had any other material relationship with us or any of our predecessors or affiliates during the past three years, except that (1) Carl Page is a member of our board of directors and our Chief Technology Officer, (2) Bill Bush is our
Acting Chief Financial Officer, (3) Harvey Kesner is a partner at the law firm that provides us with legal services, (4) David Baker and Joseph Abrams acted as our consultants and assisted us in effecting a financing transaction as described under "Certain Relationships and Related Transactions," (5) The Del
Mar Consulting Group Inc. with whom we had a consulting agreement as described under "Certain Relationships and Related Transactions" and (6) Newbridge
Securities Corporation, a registered broker-dealer, who served as the placement agent in connection with the final closing of our private placement.

                            DESCRIPTION OF SECURITIES

         We are authorized to issue 50,000,000 shares of common stock and
1,000,000 shares of preferred stock. On April 10, 2006, there were 14,263,322 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON STOCK

         The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

PREFERRED STOCK

         Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting

                                       51

powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

WARRANTS

         We have outstanding warrants to purchase an aggregate of 1,666,055 shares of our common stock. The exercise prices of the warrants range from
$0.0001 per share to $4.00 per share. The warrants expire at various times from
June 18, 2006 to December 1, 2010. Included in that number are the following warrants issued to the placement agent in connection with the final closing of our private placement transaction: (1) three-year warrants to purchase 16,250 shares of our common stock (representing 5% of the shares sold by the placement agent in the private placement) at an exercise price of $2.00 per share; and (2)
additional three-year warrants to purchase 16,250 shares of our common stock
(representing 5% of the shares sold by the placement agent in the private placement) at an exercise price of $4.00 per share. Additionally, we issued
100,000 warrants with an exercise price of $2.00 and an expiration date of
February 1, 2009 to a consultant in exchange for investor relations services.

LOCK-UP AGREEMENTS

         All shares of common stock held by certain of our executive officers and directors (together with the shares held by their respective affiliates) are subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders and their transferees. These lock-up provisions provide, in general, that their shares may not, directly or indirectly, be offered, sold, offered for sale, contracted for sale, hedged or otherwise transferred or disposed of for a period of 12 months following the closing of the private placement transaction.

ANTI-TAKEOVER EFFECT OF DELAWARE LAW, CERTAIN CHARTER AND BY-LAW PROVISIONS

         Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions have the following effects:

        o   they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;

        o   they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

        o   they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals;

        o   they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company; and

        o   they allow us to issue, without stockholder approval, up to
            1,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well.

                                       52

         We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a
"business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an
"interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, which we refer to as the "DGCL," provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees)
actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.
In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

         Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

         We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC's opinion that such

                                       53

indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         We are registering 4,695,910 shares of common stock for resale by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of their shares of common stock, except upon the exercise of warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

         The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

        o   on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

        o   in the over-the-counter market;

        o   in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

        o   through the writing of options, whether such options are listed on an options exchange or otherwise;

        o   ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        o   block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o   purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

        o   an exchange distribution in accordance with the rules of the applicable exchange;

        o   privately negotiated transactions;

        o   short sales;

        o   sales pursuant to Rule 144 under the Securities Act;

        o   broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

        o   a combination of any such methods of sale; and

        o   any other method permitted by applicable law.

                                       54

         If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

         The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters"
within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

         The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation
M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

                                       55

         We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement that we entered into with the selling stockholders. However, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

         We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public at the SEC's web site at
http://www.sec.gov. You may also read and copy any document we file at the SEC's
Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further
information on the Public Reference Room may be obtained by calling the SEC at
1-800-SEC-0330.

         We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

                                  LEGAL MATTERS

         The validity of the securities being offered by this prospectus has been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New
York, New York. A partner of Olshan Grundman Frome Rosenzweig & Wolosky LLP beneficially owns shares of our common stock.

                                     EXPERTS

         Our balance sheet as of December 31, 2005, and the related statements of operations, changes in shareholders' deficit and cash flows for the years ended December 31, 2005 and 2004, have been included in this prospectus in reliance upon the report of Salberg & Company, P.A., independent registered public accounting firm, included herein, given on the authority of said firm as experts in accounting and auditing.

                                       56

                          HANDHELD ENTERTAINMENT, INC.
                          ----------------------------

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

Report of Independent Registered Public Accounting Firm ....................F-1

Balance Sheet as of December 31, 2005.......................................F-2

Statements of Operations for the Years ended
  December 31, 2005 and 2004................................................F-3

Statements of Changes in Shareholders' Deficit for the Years
  ended December 31, 2005 and 2004..........................................F-4

Statements of Cash flows for the Years ended December 31, 2005 and 2004..................................................................F-5

Notes to Financial Statements...............................................F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Handheld Entertainment, Inc.

We have audited the accompanying balance sheet of Handheld Entertainment, Inc.
as of December 31, 2005, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years ended December 31, 2005 and
2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Handheld Entertainment, Inc. at
December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $5,427,560 and net cash used in operations of $2,901,328 for the year ended December 31, 2005, and a working capital deficit of $5,624,239, a shareholders' deficit of $5,573,998 and an accumulated deficit of $10,849,269 at December 31, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Management's
Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 4, 2006

                                      F-1

                          HANDHELD ENTERTAINMENT, INC.
                                  BALANCE SHEET
                              AT DECEMBER 31, 2005

 ASSETS
    Current assets:
      Cash and cash equivalents                                                                         $      277,734
      Accounts Receivables, net                                                                                902,492
      Inventories, net                                                                                         165,732
      Prepaid expenses                                                                                         118,354
                                                                                                               -------

    TOTAL CURRENT ASSETS                                                                                     1,464,312

    Fixed assets, net                                                                                           27,813
    Capitalized software, net                                                                                   10,034
    Deposit                                                                                                     12,394
                                                                                                                ------

 TOTAL ASSETS                                                                                                1,514,553
                                                                                                             ---------

 LIABILITIES AND SHAREHOLDERS' DEFICIT
      Current liabilities:
         Trade accounts payable                                                                              1,184,086
         Accrued and other liabilities                                                                         705,675
         Trade accounts and other obligations payable to officers,
           affiliates and related parties                                                                    1,348,241
         Short term convertible and non-convertible notes and loans                                            109,500
         Short term convertible notes and loans, related party                                               3,741,049
                                                                                                             ---------

      TOTAL CURRENT LIABILITIES                                                                              7,088,551

    TOTAL LIABILITIES                                                                                        7,088,551

       Commitments and contingencies (Note 11)
                                                                                                                     -

    Shareholders' Deficit
      Convertible Series A Preferred, $0.0001 par value; 563,380 authorized; 563,380 issued and
      outstanding; with a liquidation preference of $70,423                                                         56
      Convertible Series B Preferred, $0.0001 par value; 1,111,111 authorized; 897,778 issued
      and outstanding; with a liquidation preference of $808,000                                                    90
      Convertible Series C Preferred, $0.0001 par value; 1,000,000 authorized; 138,700 issued
      and outstanding; with a liquidation preference of $346,750                                                    14
      Convertible Series D Preferred, $0.0001 par value; 800,000 authorized; 287,325 issued and
      outstanding; with a liquidation preference of $1,077,469                                                      29
      Common stock, $0.0001 par value; 50,000,000 authorized; 3,396,771 issued  and
      outstanding                                                                                                  340

      Additional Paid in Capital  -- Stock Warrants and Options                                              2,482,073

      Additional Paid in Capital                                                                             2,792,669

      Accumulated deficit                                                                                 (10,849,269)
                                                                                                          ------------

    TOTAL SHAREHOLDERS' DEFICIT
                                                                                                           (5,573,998)
                                                                                                          ------------

The accompanying notes are an integral part of these financial statements

                                      F-2

 TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                                           $    1,514,553
                                                                                                       ==============

   The accompanying notes are an integral part of these financial statements

                                      F-3

                          HANDHELD ENTERTAINMENT, INC.
                            STATEMENTS OF OPERATIONS

                                                                       YEARS ENDED DECEMBER 31,
                                                                    2005                      2004
                                                         -----------------------------------------------------

              Sales                                               $       1,955,181          $        550,811

              Cost of goods sold                                          1,973,556                   607,400
                                                                         ----------                   -------
              GROSS MARGIN
                                                                            (18,375)                  (56,589)

              COSTS AND EXPENSES

                 Bad debt expense                                            19,407                    43,735
                 Sales and marketing                                        788,713                   562,779
                 General and administrative                               3,466,506                 2,275,206
                 Research and development                                   992,821                   396,236
                                                                           --------                   -------
              TOTAL OPERATING EXPENSES
                                                                          5,267,447                 3,277,956
                                                                          ----------                ---------

              LOSS FROM OPERATIONS                                       (5,285,822)               (3,334,545)

              OTHER INCOME AND (EXPENSE)

                 Interest income                                                  -                     6,897
                 Interest expense                                          (141,738)                  (67,283)
                                                                           ---------                  --------
              TOTAL OTHER INCOME (EXPENSE)                                 (141,738)                  (60,386)
                                                                           ---------                  --------

              NET LOSS                                             $     (5,427,560)         $     (3,394,931)
                                                                  ==================         =================

              NET LOSS PER SHARE - BASIC AND DILUTED                $         (1.83)          $         (1.20)
                                                                   =================          ================

             Weighted Average shares used in computing
             basic and diluted net loss per share                         2,961,106                 2,835,861
                                                                         ==========                 =========

   The accompanying notes are an integral part of these financial statements

                                      F-4

                          HANDHELD ENTERTAINMENT, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

                                        SERIES A -         SERIES B -          SERIES C -         SERIES D -
                                        PREFERRED          PREFERRED          PREFERRED          PREFERRED         COMMON
                                         STOCK               STOCK              STOCK              STOCK            STOCK
                                    SHARES   AMOUNT     SHARES    AMOUNT   SHARES    AMOUNT   SHARES  AMOUNT    SHARES  AMOUNT
                                    ------   ------     ------    ------   ------    ------   ------  ------    ------  ------

BALANCE AT DECEMBER 31, 2003          563,380   $56     897,778    $90     138,700     $14    65,766      $7  2,835,861   $284
Issuance of Series D convertible
preferred stock at $3.75
per share, net of issuance costs
of $27,000                                  -     -           -      -           -       -   175,348      17         -       -
Issuance of Series D convertible
preferred stock at $3.75
per share in exchange for
services rendered                           -     -           -      -           -       -     6,666       1         -       -
Issuance of options and warrants            -     -           -      -           -       -         -       -         -       -
related to:
Employee services rendered                  -     -           -      -           -       -         -       -         -       -
Non-Employee services rendered              -     -           -      -           -       -         -       -         -       -
Net loss 2004                               -     -           -      -           -       -         -       -         -       -
BALANCE AT DECEMBER 31, 2004          563,380   $56     897,778    $90     138,700     $14   247,780     $25  2,835,861   $284
Issuance of Series D convertible
preferred stock at $3.75
per share in exchange for
services rendered                           -     -           -      -           -       -    39,545       4         -       -
Issuance of common stock in
exchange for services rendered              -     -           -      -           -       -         -       -   560,910      56
Offering Costs                              -     -           -      -           -       -         -       -         -       -
Issuance of options and warrants            -     -           -      -           -       -         -       -         -       -
related to:
Employee services rendered                  -     -           -      -           -       -         -       -         -       -
Non-Employee services rendered              -     -           -      -           -       -         -       -         -       -
Net loss 2005                               -     -           -      -           -       -         -       -         -       -
BALANCE AT DECEMBER 31, 2005          563,380   $56     897,778    $90     138,700     $14   287,325     $29  3,396,771   $340

                                                 ADDITIONAL PAID
                                                 IN CAPITAL            ADDITIONAL
                                                 STOCK WARRANTS          PAID IN       ACCUMULATED
                                                 AND OPTIONS             CAPITAL         DEFICIT            TOTAL
                                                 -----------             -------         -------             -----

BALANCE AT DECEMBER 31, 2003                      $234,041            $1,552,577      ($2,026,778)        ($239,709)
Issuance of Series D convertible
preferred stock at $3.75
per share, net of issuance costs
of $27,000                                               -               630,537                 -          630,554
Issuance of Series D convertible
preferred stock at $3.75
per share in exchange for
services rendered                                        -                24,999                 -           25,000
Issuance of options and warrants                         -                     -                 -                -
related to:
Employee services rendered                       1,012,410                     -                 -         1,012,410
Non-Employee services rendered                     116,117                     -                 -           116,117
Net loss 2004                                            -                     -       (3,394,931)        (3,394,931)
BALANCE AT DECEMBER 31, 2004                    $1,362,568            $2,208,113      ($5,421,709)       ($1,850,559)
Issuance of Series D convertible
preferred stock at $3.75
per share in exchange for
services rendered                                        -               148,288                 -           148,292
Issuance of common stock in
exchange for services rendered                           -               504,763                 -           504,819
Offering Costs                                           -              (68,495)                 -          (68,495)
Issuance of options and warrants
related to:                                              -                     -                 -                -
Employee services rendered                       1,061,975                     -                 -         1,061,975
Non-Employee services rendered                      57,530                     -                 -            57,530
Net loss 2005                                            -                     -       (5,427,560)       (5,427,560)
BALANCE AT DECEMBER 31, 2005                    $2,482,073            $2,792,669     ($10,849,269)      ($5,573,998)

                                      F-5

                          HANDHELD ENTERTAINMENT, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                             YEAR ENDED             YEAR ENDED
                                                                                         DECEMBER 31, 2005       DECEMBER 31, 2004
                                                                                        ---------------------    ------------------

 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                    ($5,427,560)          ($3,394,931)
   Adjustments to reconcile net income to net cash used by operating activities:
        Depreciation and amortization                                                                 16,704                15,264
        Amortization of debt discount                                                                     --                38,273
        Bad debt expense                                                                              19,407                43,735
        Valuation Allowance for inventory                                                             56,865                    --
        Settlement Loss                                                                                   --                63,052
        Non-Cash exchange of note for services                                                            --                50,000
        Non-Cash expenses related to preferred stock issued for services                             148,292                25,000
        Non-Cash expenses related to common stock issued for services                                504,819                    --
        Non-Cash charges related to warrants issued to non-employees  for services                    57,530               116,117
        Non-Cash charges under APB 25 related to stock options and warrants issued
        with intrinsic value to employees                                                          1,061,975             1,012,410
         Interest income related to the issuance of a Note to a Related party
         for the purchase of Common and Preferred Stock                                                   --                 5,465
    Changes in assets and liabilities:
      Accounts Receivable                                                                          (865,445)              (81,127)
      Inventories                                                                                    204,500               127,845
      Other Assets                                                                                 (123,749)                   206
      Trade accounts payable                                                                         141,356               281,700
      Accrued and other liabilities                                                                  280,148               328,474
      Trade Accounts and advances payable to Officers, Affiliates and Related Parties              1,023,830               208,708
                                                                                        ---------------------    ------------------
 NET CASH USED IN OPERATING ACTIVITIES                                                          ($2,901,328)          ($1,159,809)

 CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of equipment                                                                       ($23,377)                    --
                                                                                        ---------------------    ------------------
 NET CASH USED IN INVESTING ACTIVITIES                                                             ($23,377)                   $--

 CASH FLOWS FROM FINANCING ACTIVITIES:
       Short Term Borrowings from Related Parties                                                  3,250,319                    --
       Offering Costs                                                                               (68,495)                    --
       Proceeds from notes                                                                               ---                94,500
       Proceeds on subscription note receivable                                                           --                50,000
       Long Term Borrowings from (repayments to) Related Parties                                     (8,370)               460,730
       Bank Overdraft                                                                                     --              (46,991)
       Sale of Series D Preferred Stock                                                                   --               657,554
       Series D Offering costs                                                                            --              (27,000)
                                                                                        ---------------------    ------------------
 NET CASH PROVIDED BY FINANCING ACTIVITIES                                                         3,173,454            $1,188,793
 Net increase (decrease) in cash and cash equivalents                                                248,749                28,984
 Cash and cash equivalents at beginning of year                                                       28,984                    --
                                                                                        ---------------------    ------------------
 CASH AND CASH EQUIVALENTS AT END OF THE YEAR                                                       $277,733               $28,984

    The accompanying notes are an integral part of these financial statements

                                      F-6

                                                                                             FISCAL YEAR ENDED DECEMBER 31,

                                                                                            ---------------------------------
                                                                                                2005              2004
                                                                                            -------------    ----------------

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Interest paid                                                                                       $--                 $--
 Income tax paid                                                                                      --                  --

 SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
                                                                                                     $--                 $--
                                                                                                      --                  --

    The accompanying notes are an integral part of these financial statements

                                      F-7

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Handheld Entertainment, Inc. ("we", "us", "our", or "the Company",) is a
California corporation (before its recapitalization in February 2006 - see Note
18) and was formed in February 2003. We design, develop and market portable media players (PMP) and deliver digital content through our website,
www.zvue.com.

We offer consumers robust, feature rich, easy to use mobile devices at a compelling value, as well as access to a large and growing library of audio and video digital content assets. Our devices have been designed to be compatible with virtually all formats of content. Our portable media players are sold in over 1,800 stores in the United States. Our strategy is to capitalize on the synergy between portable digital entertainment products and related digital content.

We are focused on two large and growing synergistic multi-billion dollar markets--portable digital media devices and distributed digital content. There is an increasing demand for `on the go' entertainment. Trends such as increased broadband penetration into the home and the proliferation of wi-fi "hot spots"
have increased consumers' expectations for access to digital content across many different channels. Digital video recorders have freed consumers to view media
"when they want" and location shifting technologies used for transferring digital content between devices have enabled consumers to view media "where they want". Content distribution is also undergoing dynamic changes as both new and classic music videos, television shows and films are made available for downloading to devices. We believe that devices need content, content providers require robust devices, and consumers want a complete solution. We offer that solution.

We believe we are well positioned to take advantage of the projected growth in both PMP and digital content markets. Our strategy consists of the following elements:

        o   a family of products, mass marketed at a compelling value
        o   easy to use - out of the box experience
        o   diverse and continually relevant online content service
        o   device and content flexibility

By providing consumers a solution that includes devices as well as content, our goal is to create a powerful platform that will encourage consumers to adopt our devices, access our content and thus distinguish us from the competition.

We are subject to the risks associated with similar companies in a comparable stage of growth and expansion. These risks include, but are not limited to, fluctuations in operating results, seasonality, a lengthy sales cycle, competition, a limited customer base, dependence on key individuals and international partners, foreign currency exchange rate fluctuations, product concentration, and the ability to adequately finance our ongoing operations.

USE OF ESTIMATES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). These accounting principles require us to make certain estimates,

                                      F-8

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

judgments and assumptions in preparation of the financial statements. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be effected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result.
Significant estimates in 2005 and 2004 include the valuation of accounts receivable and inventories, valuation of capital stock, options and warrants granted for services, estimates of allowances for sales returns and the estimate of the valuation allowance on deferred tax assets.

CONCENTRATIONS

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist of cash and cash equivalents and accounts receivable.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005. As of December 31, 2005, the Company's bank balance exceeded FDIC amounts by $373,724.

At December 31, 2005, one retailer accounted for approximately 98% of gross accounts receivable before the allowance for doubtful accounts.

Concentration of Revenues

In the year ended December 31, 2005, one retailer represented 94% of our revenues and we therefore were materially dependent upon them. Due to the nature of our business and the relative size of the contracts, which are entered into in the ordinary course of business, the loss of any single significant customer, including the above customer, would have a material adverse effect on our results.

Concentration of Supplier

Manufacturing of our ZVUE product is performed in China by our manufacturing partner who is a related party (see Note 10). Any disruption of the manufacturing process as a result of political, economic, foreign exchange or other reasons could be disruptive to our operations. We have no reason to expect such a disruption but we believe that, if necessary, production could be reestablished in other territories in a reasonable period of time at reasonable terms. This is, however, a forward-looking statement that involves significant risks and uncertainties. It is possible that relocation of production, if it were to become necessary, would take longer and be more expensive than anticipated. At December 31, 2005, $4,562 of component inventory was held at the
Chinese location.

Purchases during 2005 and 2004 from our manufacturing partner were approximately
$1,711,000 and $403,000, respectively. Amounts payable due to this vendor at
December 31, 2005 was approximately $887,000 and are included in accounts payable and other obligations payable to officers, affiliates and related parties. The balance due is fully collateralized by substantially all assets of the Company.

                                      F-9

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Product Concentration

During 2005, revenues were derived primarily from the sale of one product model.

Lender Concentration

During 2005, cash raised in financing activities was $3,250,319, which was funded by one lender who is a director and officer of the Company.

CASH AND CASH EQUIVALENTS

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. However, as of the year ended
December 31, 2005, we held no such investments.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of cash and cash equivalents, trade receivables, and current liabilities approximates carrying value due to the short maturity and/or recent issuance of such instruments.

ACCOUNTS RECEIVABLE

We sell our products to end-users through retailers and other resellers who are extended credit terms after an analysis of their financial condition and credit worthiness.

Credit terms, when extended, are based on evaluation of the customers' financial condition and, generally, collateral is not required. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Management regularly evaluates the allowance for doubtful accounts considering a number of factors. Estimated losses are based on the aging of accounts receivable balances, a review of significant past due accounts, and our historical write-off experience, net of recoveries. If the financial condition of our customers were to deteriorate, whether due to deteriorating economic conditions generally, in the industry, or otherwise, resulting in an impairment of their ability to make payments, additional allowances would be required.

The Company establishes an allowance and charges bad debt expense on accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the bad debt expense in the period of recovery.
The majority of the Company's accounts receivable are due from established retailers engaged in the sale of consumer electronics to end users. Accounts receivable are due within 30 to 60 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are reviewed for collectability and after 30 days are considered past due.

INVENTORIES

Inventories, consisting primarily of finished goods and components, are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-saleable inventories, and records necessary provisions to reduce such inventories to net realizable value. We recognize all inventory reserves as a component of product costs of goods sold.

                                      F-10

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

FIXED ASSETS

Fixed assets are stated at cost. Depreciation of furniture, equipment, computer equipment and software purchased for internal use, is computed using the straight-line method over the estimated useful lives of the respective assets of
3 to 7 years.

SOFTWARE DEVELOPMENT COSTS

Costs incurred in the initial design phase of software development are expensed as incurred in research and development. Once the point of technological feasibility is reached, direct production costs are capitalized in compliance with Statement of Financial Accounting Standards SFAS No. 86, "Accounting for
the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" for
software that is embedded in our products. We cease capitalizing computer software costs when the product is available for general release to customers.
Costs associated with acquired completed software are capitalized.

We amortize capitalized software development costs on a product-by-product basis. The amortization for each product is the greater of the amount computed using (a) the ratio of current gross revenues to the total of current and anticipated future gross revenues for the product or (b) 18, 36, or 60 months, depending on the product. We evaluate the net realizable value of each software product at each balance sheet date and records write-downs to net realizable value for any products for which the carrying value is in excess of the estimated net realizable value.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates its long-lived assets and intangible assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

REVENUE RECOGNITION

Revenue is recognized when persuasive evidence of an arrangement exists
(generally a purchase order), product has been shipped, the sale price is fixed and determinable, and collection of the resulting account is reasonably assured.
Our revenue is primarily derived from sales of PMP's to retailers. We record the associated revenue at the time of the sale net of estimated returns. We also sell our products directly to end-users via the Internet and we record revenue when the product is shipped, net of estimated returns.

The Company follows the guidance of Emerging Issues Task Force (EITF) Issue 01-9
"Accounting for Consideration Given by a Vendor to a Customer" and (EITF) Issue
02-16 "Accounting By a Customer (Including a Reseller) for Certain
Considerations Received from Vendors." Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products. Promotional products given to customers or potential customers are recognized as a cost of sales. Cash incentives provided to our customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

RESERVE FOR SALES RETURNS

Our return policy generally allows our end users and retailers to return purchased products for refund or in exchange for new products within 90 days of end user purchase. We estimate a reserve for sales returns and record that reserve amount as a reduction of sales and as a sales return reserve liability.

                                      F-11

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

SHIPPING AND HANDLING COSTS

Amounts invoiced to customers for shipping and handlings are included in sales.
Actual shipping and handling costs to ship products to our customers are included in general and administrative expenses and were $197,320 and $21,468 in
2005 and 2004, respectively.

ADVERTISING COSTS

In accordance with SOP 93-7, we expense advertising costs as they are incurred.
Advertising and related promotion expenses for the year ended December 31, 2005 and 2004 were $89,059 and $21,400, respectively.

RESEARCH AND DEVELOPMENT

In accordance with Statement of Financial Accounting Standards No. 2 "Accounting
For Research and Development Costs," the Company expenses all research and development costs. Research and development expense for the years ended December
31, 2005 and 2004 were $992,821 and $396,236 respectively.

STOCK BASED AWARDS

We account for stock-based compensation plans in accordance with Accounting
Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to
Employees", under which no compensation cost is recognized in the financial statements for employee stock arrangements when grants are made at fair market value. We have adopted the disclosure-only provisions of SFAS No. 123,
"Accounting for Stock Based Compensation" as amended by SFAS No. 148,
"Accounting for Stock-Based Compensation-Transition and Disclosure".

Had compensation cost for the stock-based compensation plans been determined based upon the fair value at grant dates for awards under those plans consistent with the method prescribed by SFAS 123, net loss would have been changed to the pro forma amounts indicated below. The pro forma financial information should be read in conjunction with the related historical information and is not necessarily indicative of actual results.

                                      F-12

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

                                                                               YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------------------
                                                                          2005                         2004
                                                                 -----------------------       ----------------------

 Net loss, as reported                                                     ($5,427,560)                 ($3,394,931)
 Intrinsic compensation charge recorded under APB 25                          1,061,975                    1,012,410
 Pro Forma compensation charge under SFAS 123, net of tax                   (1,306,677)                  (1,145,559)
 Pro Forma net loss                                                        ($5,672,262)                 ($3,528,080)
 Net Loss Per Share:
           Basic and Diluted --as reported                                       ($1.83)                      ($1.20)
           Basic and Diluted --pro forma                                         ($1.92)                      ($1.24)

The fair value of each option granted was estimated on the date of the grant using the Black-Scholes option-pricing model using the following weighted average assumptions:

                                                                               YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------------------
                                                                         2005                           2004
                                                                -----------------------         ----------------------

Risk-free interest rates                                                    3.1 - 4.5%                     3.1 - 4.5%
Expected dividend yields                                                          0.0%                           0.0%
Expected volatility                                                              82.7%                          82.7%
Expected option life (in years)                                                      5                              5

The weighted average fair values as of the grant date for grants made in the year ended December 31, 2005 and 2004 were $0.73 and $0.77, respectively.

We have granted options and warrants to certain key consultants and other non-employees, which resulted in non-cash expenses recognized as of December 31,
2005 and 2004. Non-cash expenses for grants to non-employees were recorded at the time of options and warrant grants and calculated using the Black-Scholes method of valuation. The non-cash expense for stock based compensation has been as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   --------------------------------
                                                                      2005             2004
                                                                   ------------ -------------------

NON-CASH STOCK BASED COMPENSATION TO NON-EMPLOYEES                     $57,530            $116,117

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial
Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS
No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

SHARE-BASED PAYMENT - REVISION OF SFAS 123, ACCOUNTING FOR STOCK-BASED
COMPENSATION - In December 2004, FASB issued Statement of Financial Accounting
Standards SFAS No. 123 (Revised 2004), "Share-Based Payment". The new
pronouncement replaces the existing requirements under SFAS No.123 and APB 25.
According to SFAS No. 123 (R), all forms of share-based payments to employees,

                                      F-13

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

including employee stock options and employee stock purchase plans, would be treated the same as any other form of compensation by recognizing the related cost in the Statement of Operations. This pronouncement eliminates the ability to account for stock-based compensation transactions using APB No. 25 and generally would require instead that such transactions be accounted for using a fair-value based method. FASB concluded that, for small business issuers, SFAS
No. 123 (R) is effective for awards and stock options granted, modified or settled in cash in annual periods beginning after December 15, 2005. SFAS No.
123 (R) provides transition alternatives for public companies to restate prior interim periods or prior years.

Because we do have an employee stock option plan and do use stock options in attracting and retaining our employees, we anticipate that reported compensation expense will be higher than if SFAS No. 123(R) were not effective. The pro forma effects, shown above, on net loss had SFAS 123 been applied may give a reasonable idea of what the historical effects would have been had SFAS 123(R)
applied. We are in the process of evaluating, however, what alternate methods, permitted by SFAS 123(R) but not SFAS 123 that we might use to value the options and the effects that this will have on our statements of operations. We are also evaluating the effects that the SFAS 123(R) transition rules will have on our financial statements.

EXCHANGES OF NON-MONETARY ASSETS--AN AMENDMENT OF APB OPINION NO. 29 - In
December 2004, FASB issued SFAS 153, "Exchanges of Non-Monetary Assets--an amendment to APB Opinion No. 29". This statement amends APB 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

INVENTORY COSTS--AN AMENDMENT OF ARB NO. 43, CHAPTER 4 - In November 2004, the
FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter
4". The standard requires that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred.
SFAS No. 151 is effective for fiscal years beginning after June 15, 2005. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

ACCOUNTING CHANGES AND ERROR CORRECTIONS - AN AMENDMENT OF APB NO. 20 AND FASB
NO.3 - In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error
Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20
"Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in
Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods'
financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006.
There is no current impact on the Company's financial statements with the adoption of this FASB.

                                      F-14

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 2 - GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $5,427,560 and net cash used in operations of $2,901,328 for the year ended December 31, 2005, and a working capital deficit of $5,624,239, a stockholders' deficit of $5,573,998 and an accumulated deficit of $10,849,269 at
December 31, 2005. These matters raise substantial doubt about its ability to continue as a going concern. Our financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.

Historically, we have financed our working capital and capital expenditure requirements primarily from short and long-term notes, sales of common and preferred stock and the product financing arrangement we established with our contract-manufacturing partner. We are seeking additional equity and/or debt financing to sustain our growth strategy. We were able to obtain sufficient funds subsequent to December 31, 2005 (see note 18), to continue in operation at least through the completion of these financial statements. We believe that based on our current cash position, our borrowing capacity, and our assessment of how potential equity investors will view us, we will be able to continue operations at least through the end of 2006. The forecast that our financial resources will last through that period is a forward-looking statement that involves significant risks and uncertainties. It is reasonably possible that we will not be able to obtain sufficient financing to continue operations.
Furthermore, any additional equity or convertible debt financing will be dilutive to existing shareholders and may involve preferential rights over common shareholders. Debt financing, with or without equity conversion features, may involve restrictive covenants.

We plan on generating future revenues from the sale of our existing and future products through retail establishments. The time required for us to become profitable from operations is highly uncertain, and we cannot assure you that we will achieve or sustain operating profitability or generate sufficient cash flow to meet our planned capital expenditures, working capital and debt service requirements.

We believe that actions being taken by management as discussed above provide the opportunity to allow us to continue as a going concern.

NOTE 3 - ACCOUNTS RECEIVABLE, NET

Accounts Receivable at December 31, 2005 is as follows:

         Accounts receivable                              $       965,634
         Less:  Allowance for doubtful accounts                   (63,142)
                                                              ------------
         ACCOUNTS RECEIVABLE, NET                         $       902,492
                                                              ============

Bad debt expense for the years ended December 31, 2005 and 2004 was $19,407 and
$43,735 respectively.

                                      F-15

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 4 - INVENTORIES

At December 31, 2005, Inventories consists of the following:

         Finished Goods                                           $218,035
         Components                                                 $4,562
         Less: Valuation Allowance                                ($56,865)
                                                           ----------------
         Total                                                    $165,732
                                                           ================

As of December 31, 2005, the Company established an inventory valuation reserve of $56,865 primarily related to sales returns. The $56,865 was charged to cost of goods sold.

NOTE 5 - FIXED ASSETS

At December 31, 2005, Property, equipment and software consisted of the following:

         Equipment                                                  $43,048
         Software (Internal Use)                                    $10,114
         Furniture                                                   $4,736
         Less: Accumulated depreciation and Amortization           ($30,085)
                                                           -----------------
         Total                                                      $27,813
                                                           =================

Depreciation expense and amortization is computed using the straight-line method over the estimated useful lives of 3 - 7 years. We incurred depreciation expense of $12,551 and $11,111 for the years ended December 31, 2005 and 2004, respectively.

NOTE 6 - CAPITALIZED SOFTWARE, NET

ACQUISITION OF AVS TECHNOLOGY

In May 2003, we completed an asset purchase agreement whereby we acquired title and interest in certain intangible assets referred to as the AVS Technology. The technology was developed to assist in the compression of audio and video content for use in the ZVUE product. The $20,762 in consideration for the acquisition was paid in a combination of 678,028 unregistered common shares and 163,380 preferred Series A stock valued at $0.0005 and $0.125 per share, respectively.
(See Note 14)

This transaction was not deemed to be a material business combination, therefore, no pro forma results are required under the Statement of Financial
Accounting Standards No. 141. We did not record any goodwill as a result of this acquisition.

                                      F-16

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

At December 31, 2005 capitalized software consists of the following:

         At Cost                                                    $20,762
         Less: Amortization                                         (10,728)
                                                           -----------------
         Net Book Value                                             $10,034
                                                           =================

Amortization expense is computed using the straight-line method over the estimated useful life of 5 years. We incurred amortization expenses of $4,153 and $4,153 for the years ended December 31, 2005 and 2004, respectively.

Annual amortization for the next five years is expected to be as follows:

                        2006           $4,153

                        2007            4,153

                        2008            1,728

                        2009                -

                        2010                -
                                  ------------
                                      $10,034
                                  ============
NOTE 7 - DEBT

The following table details our short term convertible and non-convertible notes and loans as of December 31, 2005:

Convertible 10% Notes Payable - Preferred Series D                         $       64,500
Convertible 9.5% Promissory Notes - Preferred Series D                             30,000
8% Promissory Note Payable with Warrants Attached- (see Note 10)                   15,000
                                                                              -------------
                                                                           $      109,500
                                                                              =============

The following table details our short term convertible and non-convertible notes and loans, related party:

8% Promissory Note Payable to Related Parties with warrants attached -     $       20,000
     (See Note 10)
Convertible 8% Promissory Notes - Common Stock (See Note 10)                    3,694,049
Convertible 9.5% Promissory Notes - Common Stock (See Note 10)                     27,000
                                                                              -------------
                                                                           $    3,741,049
                                                                              =============

                                      F-17

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

CONVERTIBLE 10% NOTES PAYABLE - PREFERRED SERIES D

In February 2004, the company sold $64,500 of notes that were convertible into its Series D preferred stock at a price equal to $3.75. The preferred series D stock is convertible to the common stock of the Company on a one for one ratio.
The notes carry a 10% interest rate and were due and payable on demand but not earlier than one year after issuance. As of December 31, 2005, the notes and all interest earned were outstanding.

As of December 31, 2005, we had accrued approximately $11,950 of interest related to the notes.

CONVERTIBLE 9.5% PROMISSORY NOTES - PREFERRED SERIES D

In June 2004, the company sold notes equal to $30,000 that carried a 9.5%
interest rate and were due and payable June 15, 2005. Additionally, the holder was entitled to convert the note to preferred series D stock at the holder's election at a price equal to $3.75. The preferred series D stock is convertible to the common stock of the Company on a one for one ratio. As of December 31,
2005, the notes and all interest earned were outstanding.

As of December 31, 2005, we had accrued approximately $4,300 of interest related to the notes.

The note and all accrued interest were paid in full in January 2006 as part of a settlement agreement with the note holder. The settlement included the release of various other claims and resulted in a payment of $35,000 to the note holder which represented the principal and accrued interest through the payment date.
With the settlement agreement, the note holder forgave all rights and responsibilities as they relate to the note, potential conversion of the note and any other claims that the note holder may have asserted.

All convertible notes were reviewed by management to determine if the embedded conversion rights qualified as derivatives under FASB Statement 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations.
Management determined the embedded conversion features were not derivatives and accordingly each convertible instrument is reflected as one combined instrument in the accompanying financial statements. Management then reviewed whether a beneficial conversion feature and value existed. For convertible notes with fixed conversion terms, there was no beneficial conversion value as the conversion price equaled the fair market value of the underlying capital shares at the debt issuance date. For convertible instruments with a variable conversion price, due to the contingency of the conversion being linked to a future offering not under control of the creditor, any beneficial conversion amount will be measured and recorded when the contingency is resolved.

The following table details the repayments of the debt detailed above over the next five years ending December 31, 2010 and thereafter:

                         FISCAL YEAR ENDING DECEMBER 31,
                         -------------------------------
                                    2006         2007        2008        2009      2010       2010 AND

                                                                                               BEYOND
                                -------------- ---------- ------------ ---------- -------- ---------------

 Short Term Debt                   $3,850,549       $ --         $ --       $ --     $ --            $ --
 Long Term Debt                            --         --           --         --       --              --
------------------------------- -------------- ---------- ------------ ---------- -------- ---------------
 TOTAL REPAYMENTS                  $3,850,549       $ --         $ --       $ --     $ --            $ --
------------------------------- -------------- ---------- ------------ ---------- -------- ---------------

The total interest expense was $141,738 and $67,283 for the years ended December
31, 2005 and 2004, respectively.

                                      F-18

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Amortization of debt discount included in interest expense during 2005 and 2004 was $0 and $38,273, respectively (see Related Parties Note 10).

The weighted average interest rate on short-term notes and loans was 8.1% at
December 31, 2005.

NOTE 8 - TRADE ACCOUNTS AND OTHER OBLIGATIONS PAYABLE TO OFFICERS, AFFILIATES
  AND RELATED PARTIES

As of December 31, 2005, trade accounts and other obligations payable to officers, affiliates and related parties consist of the following:

NAME                                       RELATIONSHIP
----                                       ------------

Eastech Electronics (Taiwan), Inc.         Manufacturing Partner and former Director                       $886,518
Nekei Consulting LLC                       Controlled by Bill & Tim Keating, Chairman and COO               300,000
Gregory Sutyak                             Company Officer  (EVP)                                            48,294
Carl Page                                  Director & CTO                                                    30,265
The Ardtully  Group                        Related Party Consultant                                          24,552
Other                                                                                                        58,612
                                                                                                    ================
                                                                                                         $1,348,241
                                                                                                    ================

The accounts payable balance due Eastech Electronics (Taiwan), Inc. at December
31, 2005 is collateralized by substantially all of the assets of the Company.

NOTE 9 - ACCRUED AND OTHER LIABILITIES

As of December 31, 2005, accrued and other liabilities consist of the following:

Accrued & other liabilities:
     Payroll & benefits                                              $211,977
     Reserve for sales returns                                        200,089
     Accrued Interest                                                 158,371
     Accrued Royalties                                                 50,000
     Settlement liabilities                                            45,000
     Other                                                             40,238
                                                       -----------------------
 TOTAL ACCRUED & OTHER LIABILITIES
                                                                     $705,675
                                                       =======================

RETURNS RESERVE

The activity in the Reserve for Sales Returns Account during 2005 was as follows:

     Opening balance -- December 31, 2004                             $12,300
     Additions - recorded as a reduction of Sales                     187,789
     Deductions                                                            --
                                                            -----------------
     Ending balance -- December 31, 2005                             $200,089
                                                            =================

VENDOR SETTLEMENT

The Company entered into a settlement agreement with a vendor related to the purchase of certain advertising for the ZVUE product. The advertising included actual advertising purchased as well as various creative work completed by the vendor. To settle the matter the Company and the vendor entered into the settlement agreement and released all claims against each other. The terms of the settlement

                                      F-19

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

agreement call for the Company to make payments to the vendor of $10,000 per month for 15 months. As of December 31, 2005, the Company was in compliance with the agreement and had paid the vendor $110,000. The remaining $45,000 due as of
December 31, 2005, is included in accrued and other liabilities.

SEPARATION AGREEMENT

The Company entered into a separation agreement in 2004 with a former officer who is a current director. The amount included in settlement liabilities is
$28,000. No similar agreement was entered into during 2005.

NOTE 10 - RELATED PARTY TRANSACTIONS

NOTES RECEIVABLE FROM RELATED PARTIES - COMMON STOCK PURCHASE

In May 2003, the Company entered into a subscription promissory note agreement with an affiliate of a related party officer to finance the purchase of the
Company's common stock. The loan of $50,000 was utilized to purchase 400,000 shares. The note carried 5% simple interest and was due on September 30, 2003.
In 2004, the loan and all accrued interest were forgiven as a part of an employment agreement with the related party and charged to compensation expense.

As of December 31, 2005 and 2004, we had accrued $0 and $2,500 of interest income related to the note.

NOTES RECEIVABLE FROM RELATED PARTIES - PREFERRED SERIES B STOCK PURCHASE

In May 2003, the Company entered into a subscription promissory note agreement with an affiliate of a related party officer to finance the purchase of the
Company's preferred stock series B. The loan of $150,000 was utilized to purchase 166,667 shares. The note carried 5% simple interest and was due on
September 30, 2003. In 2004, $50,000 was paid on the note and subsequently the remaining principal balance and all accrued interest were fully reserved for as a result of our analysis of the potential collectability of the note and related interest. As a result of this analysis, the Company recorded a settlement loss of approximately $63,000 in 2004 against the note.

As of December 31, 2004, we had accrued approximately $4,400 of interest income related to the note.

8% PROMISSORY NOTES PAYABLE TO RELATED PARTIES WITH WARRANTS ATTACHED

On December 15, 2003, we entered into two promissory notes with two members of the Board of Directors for $20,000 and $15,000, respectively. The notes carried an 8% interest rate and were due on January 14, 2004. Additionally, each holder is entitled to receive a warrant to purchase 3 shares of the common stock of the
Company for each dollar of principal. These warrants have a strike price of
$0.375 and will expire three years from issuance. The warrants were valued at
$76,545 utilizing the Black-Scholes valuation model and were being recognized as equity and interest expense over the original term of the loan. As of December
31, 2005, the notes and all interest earned were outstanding and in default.
These notes were amended in January 2006 and the due date extended to July 1,
2006. At December 31, 2005, we considered the $15,000 note holder to no longer be a related party and accordingly this note is presented on the balance sheet in the $109,500 balance to non-related parties.

As of December 31, 2005 and 2004, we had accrued approximately $2,800 and $2,930 of interest related to the notes. We also recognized $0 and $38,273 of interest expense for both the years ended December 31, 2005 and 2004 as a result of the issuance of the warrants described above.

                                      F-20

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

LOAN PAYABLE TO A RELATED PARTY

In December 2003, the Company received a series of cash advances from an executive officer equal to $18,370. The advances carry no interest rate or conversion rights and are due on demand.

As of December 31, 2004, the balance outstanding was $8,370. This balance was paid in full during 2005.

CONVERTIBLE 9.5% PROMISSORY NOTES - COMMON STOCK

In June and July 2004, the Company received $27,000 in advances from a current director which carried a 9.5% interest rate and were due on demand. In January
2006, the advances were converted into a note with a new maturity date of July
1, 2006. Additionally, the note holder is entitled to convert the note and all accrued and unpaid interest to common stock at the holder's election at a price equal to $3.75 per share. As of December 31, 2005, the notes and all interest earned were outstanding.

As of December 31, 2005, we had accrued approximately $2,600 of interest related to the notes. Subsequent to year end, this note was converted into common stock
(See note 18).

CONVERTIBLE 8.0% PROMISSORY NOTES - COMMON STOCK

Effective December 31, 2004, the Company converted a series of cash advances from a current director into notes equal to $443,730. The notes carry an 8.0%
interest rate and are due and payable July 1, 2006.

As of December 2005, the Company converted an additional series of cash advances in the amount of $354,500 made during 2005 by the same director into an 8.0%
convertible promissory note due and payable July 1, 2006.

The notes holder is entitled, at the holder's election, to convert the above referenced notes and all accrued and unpaid interest to common stock at a 40.0%
discount to the most current price at which the Company raised equity securities. As of December 31, 2005, the notes and all interest earned were outstanding. Subsequent to year end, these notes were converted into common stock (See note 18).

In addition to the notes described above and as of December 31, 2005, the
Company had converted additional cash advances made during 2005 by the same director listed above into notes equal to $2,895,819. The notes also carry an
8.0% interest rate and are also due and payable July 1, 2006. The notes holder is also entitled, at the holder's election, to convert the note and all accrued and unpaid interest to common stock at a 15.0% discount to the most current price at which the Company raised equity securities. As of December 31, 2005, the notes and all interest earned were outstanding. Subsequent to year end, this note was converted into common stock (See note 18).

 As of December 31, 2005, we had accrued approximately $64,000 of interest related to these notes.

CHIEF EXECUTIVE OFFICER - COMPENSATION PACKAGE AND AMENDMENT OF COMPENSATION
  PACKAGE

In November 2004, the Board approved the hiring of Mr. Jeff Oscodar as Chief
Executive Officer. Mr. Oscodar was to serve in the role as an independent contractor. The details of his compensation included an $180,000 annual salary, gross of taxes and approximately 5%, on a fully diluted basis, of the Company's equity in the form of stock options (or 433,350 non-qualified stock options).

                                      F-21

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

In November 2005, the Board approved the amendment of Mr. Oscodar's compensation package with the issuance to him of an additional 5% of the equity of the
Company, on a fully diluted basis, in the form of stock options (or 502,160 non-qualified stock options) and an increase in his annual salary to $300,000, effective upon the consummation of a financing transaction which results in
Handheld becoming a publicly traded company which occurred on February 10, 2006.
(Note 18).

RELATED PARTY VENDOR AGREEMENT AND FINANCING AND ESCROW AGREEMENT

Under a two-year agreement dated June 2003 ("Vendor Agreement"), the Company purchases its primary products from a contract manufacturer ("related party vendor") located in Taiwan who is designated under the Vendor Agreement as the sole and exclusive manufacturing partner. This Vendor Agreement expired in June
2005. Since the expiration date, the vendor has continued to manufacture the
Company's products based on purchase orders.

A control person of that related party vendor served on our Board of Directors until he resigned in November 2005.

The Vendor Agreement also specified the related party vendor was to invest
$500,000 in the Company's Convertible Preferred Series B shares and be granted warrants to purchase 4,000 common shares of the Company (see Note 13 and 14).
Purchases from the vendor were approximately $1,710,000 and $403,000 in 2005 and
2004, respectively. Accounts payable was approximately $887,000 at December 31,
2005 and is fully collateralized by substantially all assets of the Company under a separate Security Agreement executed in April 2004 and amended in July
2005 (see below).

In April 2004, the Company executed a Financing and Escrow agreement and a
Security Agreement with the related party vendor whereby accounts payable to that vendor would be deferred and payable from a percentage of receipts of accounts receivable from the Company's customers. The customer payments are made payable to the Company by the customers but are deposited into a third party escrow account and such escrow agent then disburses the stipulated percentage amounts to both the Company and the related party vendor. Under the arrangement,
70% of each receipt was paid to the vendor against the accounts payable, while
30% was remitted to the Company. In July 2005, the Security Agreement was
modified to include a lien on substantially all of the assets of the Company.
This arrangement is accounted for as a lending transaction under FASB Statement
140 "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities". During 2005 the Company began receiving payments directly from its primary customer rather than through the escrow agent. Certain unknown consequences could result from this deviation from the Financing and
Escrow Agreement.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS:

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of December 31, 2005 and 2004, there were no pending or threatened lawsuits that could have a material effect on the results of operations.

On March 16, 2005, SSIT North America, Inc. filed a lawsuit against HHE in the
California Superior Court for the county of San Francisco. The plaintiff claimed that HHE owed them $33,000 for goods they sold HHE and services they performed for HHE. HHE subsequently settled the claim with a payment of $12,500 to SSIT
North America, Inc. As a result of that payment the plaintiff's claims and HHE's counter claims were dismissed.

                                      F-22

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

OTHER CONTINGENCIES:

Although there are no rights of return arrangments with our retail customers other than the normal 90-day consumer product return policy, major retailers may require manufacturers and distributors to provide them various inventory and price protections and incentives. Major retailers may require a variety of protections, including holdbacks on payment, reducing the price paid if the retailer cannot sell the product or the product requires discounting, or requiring the manufacturer to buy back unsold goods. If our products do not sell as well as we or retail distributors anticipate, such protections could lead to excess inventory and costs, and our becoming subject to significant holdback and repayment obligations, which may be arbitrary and difficult or impossible to contest without jeopardizing our relationship with a retailer. We may be unable to recover from our manufacturers any amounts that we will be required to pay or allow to our retailers. Accordingly, these obligations could significantly impair our cash flow, revenues and financial condition.

COMMITMENTS:

In November 2005, we entered into an office lease for our principal offices, located in San Francisco, CA, occupying approximately 5,500 square feet of office space. The lease term expires in November 2006. Upon commencement of the lease we prepaid the entire years rental obligation of $116,000 or $9,700 monthly. We have an option to extend the lease for twelve more months at our discretion.

In January 2006, we amended the lease to increase the amount of square feet we were renting to a total of 7,500 feet. The additional space was available to the
Company in March 2006. The additional rent for this space will be $4,400 per month. With this amendment, the Company exercised the one year extension provided for in the original lease extending the term of the original space and the additional space to November 2007.

For the twelve months ended December 31, 2005 and 2004, we recognized $66,802 and $52,500, respectively, as rental expense related to the office lease.

Rent due in 2006 is approximately $73,000 and in 2007 is approximately $142,000.

On January 26, 2006, the Company entered into an agreement to compensate a consultant for prior services. As of December 31, 2005, $300,000 has been accrued and is included in "Trade Accounts and Other Obligations Payable to
Officer, Affiliates and Related Parties".

NOTE 12 - EMPLOYEE BENEFIT PLAN

 As of December 31, 2005, the Company does not maintain a benefit plan for employees.

NOTE 13 - EMPLOYEE STOCK INCENTIVE PLANS AND OPTIONS AND WARRANTS

STOCK OPTIONS

During 2003, we adopted a stock option plan "The 2003 Stock Option/Stock
Issuance Plan" (the "2003 Plan"). The plan was amended by the Board of Directors in November 2005 and approved by the shareholders in February 2006, to increase the number of shares issuable to 3,000,000 from 1,500,000.

                                      F-23

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

The purpose of the 2003 Plan was to further the growth and general prosperity of the Company by enabling our employees to acquire our common stock, increasing their personal involvement in the Company and thereby enabling Handheld to attract and retain our employees. As a result, our Board of Directors has adopted and our shareholders approved the 2003 Plan to permit Handheld to offer a wide range of incentives, including incentive and non-statutory stock options and stock purchase rights.

The 2003 Plan, as amended, provides for the granting of options to purchase up to an aggregate of 3,000,000 common shares to employees, directors and other service providers of Handheld. Any options that expire prior to exercise will become available for new grants from the "pool" of ungranted options. Options that are granted under the 2003 Plan may be either options that qualify as incentive stock options under the Internal Revenue Code ("Incentive Options"), or those that do not qualify as such incentive stock options ("Non-Qualified
Incentive Options").

The 2003 Incentive Options may not be granted at a purchase price less than the fair market value of the Common Shares on the date of the grant and
Non-Qualified Incentive Options may not be granted at a purchase price less than
85% of fair market value on the date of grant (or for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value).

The term of each option, under the 2003 plan, which is fixed at the date of grant, may not exceed ten years from the date the option is granted (by law, an
Incentive Option granted to a person holding more than 10% of the Company's voting stock may be exercisable only for five years).

During 2005 and 2004 several options were granted to employees (see tables below). The intrinsic value of options granted to employees was computed at the respective grant dates and is being recognized as compensation expense over the respective vesting periods. In February 2006, the Board approved a modification to all outstanding employee stock options to accelerate the vesting such that all unvested options became fully vested at December 31, 2005. Accordingly, all remaining intrinsic value of the options, which had been computed at the respective grant dates, was recognized as of December 31, 2005. There was no additional intrinsic value resulting from the options modification. (see Note
18)

Compensation expense for stock option grants was $1,019,538 and $281,891 in 2005 and 2004, respectively.

All options qualify as equity pursuant to EITF 00-19 "Accounting for Derivative
Financial Instruments Indexed to, and Potentially Settled in, a Company's Own
Stock". Option activity under the 2003 Plan is as follows:

                                                                 NUMBER OF OPTIONS               WEIGHTED AVERAGE
                                                                                                  EXERCISE PRICE
                                                              -------------------------      -------------------------

OUTSTANDING, DECEMBER 31, 2003                                                 655,000                          $0.22
------------------------------                                                 -------                          -----
Granted (weighted average fair value of $0.73)                               1,040,850                           0.37
Exercised                                                                           --                             --
Cancelled                                                                    (236,500)                           0.34
OUTSTANDING, DECEMBER 31, 2004                                               1,459,350                          $0.30
------------------------------                                               ---------                          -----
Granted (weighted average fair value of $0.73)                                 997,061                           0.37
Exercised                                                                           --                             --
Cancelled                                                                           --                             --
OUTSTANDING, DECEMBER 31, 2005                                               2,456,411                          $0.32
------------------------------                                               ---------                          -----

                                      F-24

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

WARRANTS

All warrants qualify as equity pursuant to EITF 00-19 "Accounting for Derivative
Financial Instruments Indexed to, and Potentially Settled in, a Company's Own
Stock". Compensation and consulting expense for stock warrant grants was $42,436 and $730,519 in 2005 and 2004, respectively.

Warrants have been granted from time to time in conjunction with financings, employee compensation and consulting arrangements. Warrant activity is as follows:

                                                                 NUMBER OF WARRANTS          WEIGHTED AVERAGE
                                                                                              EXERCISE PRICE
                                                              -------------------------- -------------------------

OUTSTANDING, DECEMBER 31, 2003                                                  630,555                     $0.33
------------------------------                                                  -------                     -----
Granted (weighted average fair value of $1.14)                                  720,000                      0.13
Exercised                                                                            --                        --
Exercised - cashless                                                                 --                        --
Expired                                                                              --                        --
OUTSTANDING, DECEMBER 31, 2004                                                1,350,555                     $0.23
------------------------------                                                ---------                     -----
Granted (weighted average fair value of $0.73)                                  183,000                      1.46
Exercised                                                                            --                        --
Exercised - cashless                                                                 --                        --
Expired                                                                              --                        --
OUTSTANDING, DECEMBER 31, 2005                                                1,533,555                     $0.37
------------------------------                                                ---------                     -----

OTHER INFORMATION REGARDING STOCK OPTIONS AND WARRANTS

Additional information regarding common stock options and warrants outstanding
 as of   December 31, 2005 is as follows:

                              OPTIONS OUTSTANDING                                          OPTIONS EXERCISABLE
                              -------------------                                          -------------------
  RANGE OF EXERCISE PRICES         NUMBER        WEIGHTED AVG.   WEIGHTED AVG.           NUMBER        WEIGHTED AVG.
                                OUTSTANDING     REMAINING LIFE   EXERCISE PRICE        EXERCISABLE    EXERCISE PRICE
----------------------------- ----------------- ---------------- ---------------     ---------------- ----------------

        $0.10-$0.25                655,000           7.66             0.22                655,000          0.22
        $0.26-$0.37              1,801,411           9.50             0.37              1,801,411          0.37
                              -----------------                                      ----------------
                                 2,456,411                           $0.32              2,456,411          $0.32

On February 8, 2005, the Board of Directors accelerated the vesting of all options granted on or before December 31, 2005 (Refer to Note 18).

                   WARRANTS OUTSTANDING                                            WARRANTS EXERCISABLE
                   --------------------                                            --------------------
 RANGE OF EXERCISE       NUMBER         WEIGHTED AVERAGE        WEIGHTED AVG. EXERCISE       NUMBER        WEIGHTED AVG.
      PRICES          OUTSTANDING        REMAINING LIFE                  PRICE             EXERCISABLE     EXERCISE PRICE
-------------------- --------------- -----------------------    ------------------------ ---------------- -----------------

      $0.0001           585,000               1.34                      $0.0001              585,000          $0.0001
       $0.25            466,000               2.70                       $0.25               466,000           $0.25
       $0.37            329,000               2.34                       $0.37               329,000           $0.37
   $0.50 - $3.75        153,555               2.74                       $2.12               134,138           $2.12
                     --------------- -----------------------    ------------------------ ---------------- -----------------
                       1,533,555              2.35                       $0.37              1,514,138          $0.37

See also Note 14 for additional information on warrant and options grants.

                                      F-25

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 14 - SHAREHOLDERS EQUITY (DEFICIT)

PREFERRED STOCK

At December 31, 2005, the Company is authorized to issue 3,474,492 shares of preferred stock with a par value of $0.0001. The Company has issued four classes of preferred stock at December 31, 2005. Each series has a liquidation preference as described in the table below.

                                                  SHARES ISSUED
                                                AND OUTSTANDING
                             AUTHORIZED          AS OF DECEMBER
     PREFERRED SERIES          SHARES               31, 2005         LIQUIDATION PREFERENCE
------------------------- ------------------- -------------------- --------------------------

           A                    563,380             563,380                  $0.125
------------------------- ------------------- -------------------- --------------------------
           B                  1,111,111             897,778                  $0.90
------------------------- ------------------- -------------------- --------------------------
           C                  1,000,000             138,700                  $2.50
------------------------- ------------------- -------------------- --------------------------
           D                    800,000             287,325                  $3.75
------------------------- ------------------- -------------------- --------------------------
         TOTAL                3,474,491            1,887,183
                              =========            =========

In the event of liquidation, to the extent that there are insufficient assets to meet the liquidation requirements of all classes of the preferred series, then the series will be distributed the remaining assets of the Company on a pro-rata basis in relation to their liquidation preferences. Following payment to the holders of the preferred stock of the full amounts of the liquidation preferences, described in the table above, the entire remaining assets of the
Company, if any, will be distributed to the holders of the common stock in proportion to the shares held by them.

Holders of each Series of preferred stock are entitled to one vote per share on all matters to be voted upon by the shareholders of the Company.

Each Series has dividend rights equivalent to common shareholders. In addition a majority vote of preferred shareholders is required to change the preferred shareholders rights, change the authorized preferred shares, redeem common stock at a price other than the original issuance price or amend the articles of incorporation or bylaws with respect to preferred shares.

Each share of Series A, B, C & D preferred stock is, at the option of the holder, convertible into one share of the Company's common stock, subject to anti-dilution provisions as defined in the Company's Articles of Incorporation.

All outstanding preferred stock was converted to common stock subsequent to
December 31, 2005 (see Note 18).

All Series A, B and C shares were issued in fiscal 2003.

CONVERTIBLE SERIES D PREFERRED STOCK

From January through August 2004, the Company sold Convertible Series D preferred stock, which resulted in gross proceeds of $630,554, net of offering costs of $27,000, to the Company. In exchange for these proceeds, the Company issued 175,348 shares of preferred stock Series D at $3.75 per share to

                                      F-26

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

several investors including to Mr. Carl Page (a member of the Board of
Directors) and Mr. Tim Liou (a member of the Board of Directors who resigned in
November 2005). As a result of their participation, Messrs. Page and Liou received 82,114 and 26,667 shares, respectively.

In December 2004 we issued 6,667 Convertible Series D preferred shares in exchange for professional services rendered by a vendor. We valued the shares at
$3.75 per share based on the contemporaneous sales price and expensed $24,999.

From January through December 2005, the Company granted 39,545 shares of
Convertible Series D preferred stock for services rendered. The shares were valued at the recent offering price of $3.75 per share resulting in an expense of $148,292.

COMMON STOCK

In July 2005, the Board of Directors approved the hiring of two consultants,
David N. Baker and Joseph Abrams, to assist the Company in effecting a financing transaction that would enable it to achieve its growth strategy. (See Note 18)
In consideration for their services the consultants were issued 6% (or 560,910 shares) of the common stock of the Company, on a fully diluted basis, which we valued at $0.90 per share. The shares vested 50% upon the contract date in July
2005 and 50% on December 31, 2005. The shares were issued to the consultants in
January 2006 and we recognized compensation expense of $504,819 in December
2005.

PREFERRED STOCK AND COMMON STOCK WARRANTS

All warrants granted for services to non-employees in 2005 and 2004 were valued using the Black-Scholes valuation model with the following assumptions:
volatility of 82.7 % based on comparative companies analysis, expected terms equal to the expiration terms of the warrants, zero expected dividends, and risk free interest rates ranging from 2.27 to 4.45. A fair value of $.90 per share was used based on the fair value as determined in July 2003 for common shares issued for services. This was the most readily determinable fair value of the common stock for purposes of computing the fair value of warrants granted using the Black-Scholes valuation model.

In September 2003 we issued a warrant to acquire 466,000 shares of common stock with an exercise price of $0.25 per share to an entity controlled by our then
Chief Executive Officer, Nathan Schulhof (Mr. Schulhof continues to serve on our
Board of Directors), in connection with his employment as our Chief Executive
Officer. The warrant, which expires five years from issuance, vests over three years with 1/3 of the warrant vesting one year from issuance and then monthly over the following two years. As of December 31, 2005, all of the underlying shares had vested. The warrants were valued at $302,900 utilizing APB 25 intrinsic value method and such value will be recognized as expense over the vesting period. In 2005 and 2004, $42,436 and $204,677, respectively, was recognized as compensation expense. The warrant had not been exercised as of
December 31, 2005.

In December 2003, we issued two notes to related parties that included the right to receive a warrant to purchase an aggregate of 105,000 shares of common stock.
These warrants have a strike price of $0.375 per share and expire three years from issuance. The warrants were valued at $76,545 utilizing the Black-Scholes valuation model and are being recognized as interest expense over the term of the loan with $0 and $38,273 recognized in of 2005 and 2004, respectively. The warrants have not been exercised as of December 31, 2005.

In January 2004, the Company issued a warrant to acquire 15,000 shares of common stock with an exercise price of $0.50 per share to a strategic partner in connection with content relationship. The

                                      F-27

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

warrant, which expires five years from issuance, was fully vested upon issuance.
The warrants were valued at $9,035 utilizing the Black-Scholes valuation model and was recognized as compensation expense at the time of issuance. The warrant had not been exercised as of December 31, 2005.

In February 2004, the Company issued a warrant to acquire 20,000 shares of
Series C preferred stock with an exercise price of $2.50 per share to a patent attorney in exchange for legal services rendered. The warrant, which expires five years from issuance, was fully vested upon issuance. The warrants were valued at $33,582 utilizing the Black-Scholes valuation model and was recognized as legal expense at the time of issuance. The warrant had not been exercised as of December 31, 2005.

In May 2004, we issued a warrant to acquire 585,000 shares of common stock with an exercise price of $0.0001 per share to an entity controlled by our Chairman of the Board, Bill Keating and our COO, Tim Keating, primarily in connection with their employment as independent contractors to perform management related services. The warrant, which expires three years from issuance, was fully vested upon issuance. The warrants were valued at $526,442 utilizing the APB 25 intrinsic value method and was recognized as compensation expense at the time of issuance since the service period was not defined. The warrant had not been exercised as of December 31, 2005.

In May 2004, we issued a warrant to acquire 100,000 shares of common stock with an exercise price of $0.37 per share to a contractor for services rendered. The warrant, which expires five years from issuance, was fully vested upon issuance.
The warrants were valued at $72,900 utilizing the Black-Scholes valuation model and was recognized as compensation expense at the time of issuance. The warrant had not been exercised as of December 31, 2005.

In May 2005, we issued a warrant to acquire 50,000 shares of common stock with an exercise price of $3.75 per share to a contractor for services rendered. The warrant, which expires five years from issuance, was 50% vested upon issuance with the remaining 50% to vest monthly for 12 months. The warrant was valued at
$36,450 utilizing the Black-Scholes valuation model. In the twelve months ended
December 31, 2005, we recognized $28,856 as compensation expense related to these warrants. The warrant had not been exercised as of December 31, 2005.

In May 2005, we issued a warrant to acquire 9,000 shares of common stock with an exercise price of $3.75 per share to a contractor for services rendered. The warrant, which expires five years from issuance, vest monthly over 9 months. The warrants were valued at $6,561 utilizing the Black-Scholes valuation model. In the twelve months ended December 31, 2005, we recognized $5,103 as compensation expense related to these warrants. The warrant had not been exercised as of
December 31, 2005.

In December 2005, we issued two warrants to acquire a total of 100,000 shares of common stock with an exercise price of $0.375 per share to two contractors for services rendered. The warrants, which expire five years from issuance, vest upon the contractors achieving certain pre-determined milestones. The warrants were valued at $72,900 utilizing the Black-Scholes valuation model. In the twelve months ended December 31, 2005, we recognized $6,075 as compensation expense related to these warrants. The warrant had not been exercised as of
December 31, 2005.

In December 2005, we issued a warrant to acquire 24,000 shares of common stock with an exercise price of $3.75 per share to a contractor for services rendered.
The warrant, which expires five years from issuance, was fully vested upon issuance. The warrants were valued at $17,496 utilizing the Black-Scholes valuation model which was expensed at issuance. The warrant had not been exercised as of December 31, 2005.

                                      F-28

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 15 - INCOME TAXES

As of December 31, 2005 and 2004, the Company had net operating loss carry forwards of approximately $8,488,000 and $4,160,000 for federal and state tax purposes , which expire in various amounts through 2025. Realization of the deferred tax assets is dependent upon future income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

Under the provision of the Tax Reform Act of 1986, when there has been a change in an entity's ownership of 50 percent or greater, utilization of net operating loss carry forwards may be limited. As a result of the Company's equity transactions, the Company's net operating losses will be subject to such limitations and may not be available to offset future income for tax purposes.

The effective tax rate differs from the federal statutory rate for the years ended December 31, 2005 and 2004 as follows:

                                                                 YEAR ENDED DECEMBER 31,     YEAR ENDED DECEMBER
                                                                           2005                    31, 2004
                                                                 -------------------------- ------------------------

Statutory Federal income tax rate                                                      34%                      34%
State income taxes, net of federal benefit                                            8.8%                     8.8%
Increase in valuation allowance                                                    (34.7%)                  (38.6%)
Non-deductible expenses                                                             (8.1%)                  (4.2%)
-----------------------                                                             ------                  -------
                                                                                       0.0%                     0.0%

The tax effects of our temporary differences and carryforwards are as follows a
 December 31, 2005;

                                                                  YEAR ENDED DECEMBER 31, 2005
                                                                  -----------------------------

Net operating loss carryforwards                                                    $3,636,000
Stock Options                                                                          355,000
Other                                                                                   28,000
     Total Deferred Tax Assets                                                      $4,019,000
                                                                                    ----------
Valuation Allowance                                                                (4,017,000)
Deferred tax liabilities                                                               (2,000)
      Net deferred tax assets                                                               $0
      -----------------------                                                               --

Changes in the valuation allowance for the years ended December 31, are as follows:

                                                                                    2005              2004
                                                                                    ----              ----

Opening balance                                                                   $2,134,000         $824,000
Current year adjustment                                                            1,883,000        1,310,000
                                                                                  ----------       ----------
Ending balance                                                                    $4,017,000       $2,134,000

The Company has determined that its net deferred tax asset did not satisfy the recognition criteria set forth in SFAS No. 109 and, accordingly, established a valuation allowance for 100 percent of the net deferred tax asset.

                                      F-29

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 16 - NET LOSS PER SHARE

Basic earnings per share are computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed using the weighted average number of common and potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon exercise of stock options and warrants and conversion of convertible debt (using the treasury stock method). Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. The treasury stock effect of options, warrants and conversion of convertible debt and preferred stock to shares of common stock outstanding at December 31, 2005 and 2004, respectively, has not been included in the calculation of the net loss per share as such effect would have been anti-dilutive. As a result of these items, the basic and diluted loss per share for all periods presented are identical. The following table summarizes the weighted average shares outstanding:

                                                                                 YEAR ENDED DECEMBER 31
                                                                                 ----------------------
                                                                               2005                   2004
                                                                      ----------------------- ----------------------
    BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                                      2,961,106              2,835,861
    -----------------------------------------                                      ---------              ---------

     Total Series A Preferred Stock Outstanding                                      563,380                563,380
     Less: Anti Dilutive Series A Preferred Stock due to loss                      (563,380)              (563,380)

     Total Series B Preferred Stock Outstanding                                      897,778                897,778
     Less: Anti Dilutive Series B Preferred Stock due to loss                      (897,778)              (897,778)

     Total Series C Preferred Stock Outstanding                                      138,700                138,700
     Less: Anti Dilutive Series C Preferred Stock due to loss                      (138,700)              (138,700)

     Total Series D Preferred Stock Outstanding                                      287,325                247,780
     Less: Anti Dilutive Series A Preferred Stock due to loss                      (287,325)              (247,780)

     Total Convertible Debt into Series D Preferred Stock                             25,200                 25,200
     Less: Anti Dilutive Series D Preferred Stock due to loss                       (25,200)               (25,200)

     Total Convertible Debt into Common Stock                                      2,495,470                569,157
     Less: Anti Dilutive Common Stock due to loss                                (2,495,470)              (569,157)

     Total Stock Options Outstanding                                               2,456,411              1,459,350
    Less: Anti Dilutive Stock Options due to loss                                (2,456,411)            (1,459,350)

    Total Warrants Outstanding                                                     1,533,555              1,350,555
    Less: Anti Dilutive Warrants due to loss                                     (1,533,555)            (1,350,555)
    ----------------------------------------                                     -----------            -----------

    DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                                    2,961,106              2,835,861

In total, at December 31, 2005 and 2004 there were financial instruments convertible into 8,397,819 and 5,251,900, respectively, common shares, which may potentially dilute future earnings per share.

NOTE 17 - SEGMENT REPORTING

The Company has adopted SFAS No. 131, "Disclosures about Segments of an
Enterprise and Related Information." SFAS No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company

                                      F-30

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

operated as a single segment for all periods presented. The single segment is comprised of our Consumer Electronics segment. Approximately, 97% and 98% of our sales for the years ended December 31, 2005 and 2004, respectively were to customers in the United States of America; the remaining percentage were principally to customers in Europe.

NOTE 18 - SUBSEQUENT EVENTS

REVERSE MERGER

On February 10, 2006, the Company (or "HHE") entered into an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") by and among the Company,
Vika Corp., a Delaware corporation ("Vika-DE'), and HHE Acquisition, Inc., a newly formed wholly-owned California subsidiary of Vika-DE ("Acquisition Sub").
Upon closing of the merger transaction contemplated under the Merger Agreement
(the "Merger") on February 10, 2006, Acquisition Sub was merged with and into
HHE, and HHE became a wholly-owned subsidiary of Vika-DE. Pursuant to the terms of the Merger Agreement, following the Merger, Vika-DE changed its name to
Handheld Entertainment, Inc.

Each share of HHE common and preferred stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of Vika-DE common stock. The total common shares of 3,396,771 and preferred shares of 1,887,183 of HHE were converted. The original remaining outstanding common shares of Vika-DE totaled 2,350,000. Accordingly, the shareholders of the Company obtained 5,283,954 common shares of a total
7,633,954 common shares outstanding immediately following the closing of the merger resulting in an approximate 69% controlling voting interest in the consolidated entity. Immediately after the closing, another 2,491,673 common shares were issued to an officer/director of the Company upon conversion of his convertible notes, increasing the controlling interest of the Company's shareholders and noteholders to approximately 77% prior to the private placement described below. In addition, the Board of Directors and officers were changed to the existing directors and officers of Handheld Entertainment,
Inc.-California resulting in management control of the consolidated entity. Upon the closing of the Merger, each outstanding option or warrant to acquire HHE's capital stock was assumed by Vika-DE and will thereafter may be exercisable for shares of Vika-DE's common stock.

Due to the change in control of Vika-DE, the transaction was accounted for as an acquisition of Vika-DE by the Company and a recapitalization of the Company.

Accordingly, the consolidated financial statements of the Company just subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of the Company, and the operations of Vika-DE and the Company from the recapitalization date of February
10, 2006. The Company is deemed to have issued 2,350,000 common shares to the existing pre-recapitalization shareholders of Vika-DE

As a result of the recapitalization which occurred in February 2006, there was no retroactive effect on share and per share data for the periods presented in the accompanying financial statements except the authorized common shares on the balance sheet reflect the new capital structure.

PRIVATE PLACEMENT

In connection with the Merger, through February 22, 2006, we accepted subscriptions for a total of 152.1 units in a private placement, each unit consisting of 25,000 shares of our common stock, at a purchase price of $50,000 per unit (the "Private Placement"). We received gross proceeds from the Private
Placement in the amount of $7,605,000 and issued 3,802,500 common shares.

The Private Placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act. The units and the common stock were not registered under the Securities Act, or

                                      F-31

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506)
under the Securities Act and corresponding provisions of state securities laws.

The common shares issued under the private placement are subject to registration rights pursuant to a registration rights agreement ("the agreement"). The agreement states that the registration statement shall be (i) filed within 60 days of February 10, 2006, (ii) declared effective within 120 days of the initial filing date and (iii) kept effective until the earlier of (a) 18 months after February 10, 2006 or (b) the date when all registrable securities have been sold. The registration rights agreement contains a liquidated damages provision whereby liquidated damages may accrue and are payable in cash or common stock at fair market value, at the Company's discretion, at the rate of
1% of the aggregate amount invested by the investors per 30 day period or pro-rated for partial periods if (i) a registration statement is not filed within 60 days of February 10, 2006, (ii) the Company does not respond to initial comments of the SEC within 21 days after the Company's receipt of such comments or (v) if the Company fails to use its reasonable best efforts to cause the registration statement to be declared effective. The liquidated damages are limited under the registration rights agreement to a 6% maximum amount.

The Company reevaluated whether the warrants and options previously (see Note
13) or currently granted by the Company may have to be classified as liabilities pursuant to EITF 00-19 "Accounting for Derivative Financial Instruments Indexed
to, and Potentially Settled in, a Company's Own Stock" due to the Company
becoming a publicly traded company and due to the registration rights agreement.
Management noted all convertible debt which had been convertible at a variable rate was converted in February 2006 and that the warrants and options are not subject to the registration rights and have fixed exercise prices. In addition, there were no other criteria of EITF 00-19 that would require the warrants and options to be classified as liabilities. Therefore the warrants and option will remain as equity instruments.

The Company did determine however that the registration rights agreement itself is a derivative instrument subject to classification as liability at fair value.
We noted that the maximum liquidated damages amount computed at 6% would be
$456,300 and we will value the derivative liability at fair value subject to that maximum amount.

Newbridge Securities Corporation served as placement agent in connection with the Private Placement and was credited with placing 13 units. The placement agent received (1) a cash fee of $39,000 (representing 6% of the gross proceeds of the units sold by it in the Private Placement), (2) three-year warrants to purchase 16,250 shares of common stock (representing 5% of the shares sold by it in the Private Placement) at an exercise price of $2.00 per share and (3)
additional three-year warrants to purchase 16,250 shares of common stock
(representing 5% of the shares sold by it in the Private Placement) at an exercise price of $4.00 per share.

CONVERSION OF CONVERTIBLE NOTES BY RELATED PARTY

Starting in December 2003, a member of our board of directors and our Chief
Technology Officer (the "Lender") from time to time made cash advances to us which were subsequently converted into notes totaling $3,741,049 to finance our operations. This amount was documented in four separate promissory notes. The principal and interest on three of those notes was convertible into shares of
HHE's common stock at different conversion rates. The other note entitled the
Lender to receive a warrant to purchase 60,000 shares of HHE common stock with a strike price of $0.37 per share.

Three of the four notes provided for an interest rate of 8% from the date the advances thereunder were made to us and one note provided for an interest rate of 9.5% from the date the advances thereunder were

                                      F-32

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

made to us. As of December 31, 2005, the aggregate principal amount owing on these notes was $3,741,049 and the total accrued interest was $138,399, for a total of $3,879,448 owed to the Lender pursuant to these notes.

Pursuant to the terms of the Lender's convertible notes, in connection with the
Merger, an aggregate of $3,889,662 of principal and accrued interest on the convertible notes was converted into a total of 2,491,673 shares of our common stock. The Company recognized a loss on conversion of $1,093,684. (see Note 7)

OFFICE LEASE AND FIRST AMENDMENT TO THE LEASE

In November 2005, we entered into an office lease for our principal offices, located in San Francisco, CA, occupying approximately 5,500 square feet of office space. The lease term expires in November 2006. Upon commencement of the lease we prepaid the entire years rental obligation of $116,000 or $9,700 monthly. We have an option to extend the lease for twelve more months at our discretion.

In January 2006, we amended the lease to increase the amount of square feet we were renting to a total of 7,500 feet. The additional space was available to the
Company in March 2006. The additional rent for this space will be $4,400 per month. With this amendment, the Company exercised the one year extension provided for in the original lease extending the term of the original space and the additional space to November 2007.

WARRANTS AND STOCK OPTION GRANTS

Subsequent to December 31, 2005, the Company issued warrants to employees and non-employees valued at approximately $265,000 using the fair value method to be recognized as expense over the service period as follows.

                                                                         NUMBER OF OPTIONS     AVERAGE EXERCISE PRICE
                                                                         -----------------     ----------------------

OUTSTANDING, DECEMBER 31, 2005                                                      1,533,555                   $0.35
------------------------------
Granted (weighted average fair value of $0.31)                                        132,500                    2.24
Expired                                                                                    --
-------                                                                             ---------                   -----
OUTSTANDING, APRIL 5, 2006                                                          1,666,055                   $0.50

Subsequent to December 31, 2005, the Company has not issued options to employees, service providers or other partners.

INVESTOR RELATIONS AGREEMENT AND GRANT OF COMMON STOCK AND WARRANTS

In February 2006, the Company concluded an agreement with a consultant to provide investor relations services through February 2007. The contract required the consultant to make certain introductions and represent the Company to the investment community. In exchange for the services rendered, the Company issued the consultant two hundred thousand (200,000) restricted common shares and a warrant to purchase an additional one hundred thousand (100,000) common shares with an exercise price of $2.00. The warrant expires three years from issuance.
If the consultant fails to meet certain performance metrics the entire warrant may be withdrawn by the Company. The expense related to the issuance of the common shares totals $400,000 based on the contemporaneous private offering price of $2.00 per share. Based on the fair value option pricing method for the warrants, an expense will be recognized when the warrants vest.

                                      F-33

                          HANDHELD ENTERTAINMENT, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

OTHER COMMON STOCK GRANTS FOR SERVICES

Subsequent to the recapitalization the Company granted 135,190 common shares for services to various service providers and employees valued at the private placement offering price of $2.00 per share or an aggregate $270,380. The expense will be recognized over the respective service periods.

ACCELERATED VESTING OF OPTIONS

In February 2006, the Board of Directors of the Company accelerated the vesting of all options granted to employees and service providers before December 31,
2005 and before. As a result of the decision by the Board, approximately 1.2 million options became vested as of December 31, 2005. (See Note 13)

                                      F-34

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL")
provides, in general, that a corporation incorporated under the laws of the
State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.
In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

         Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

         We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We are paying all of the selling stockholders' expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

                                      II-1

SEC registration fee                                   $        2,236.38
Accounting fees and expenses                                    5,000.00
Legal fees and expenses                                        75,000.00
Miscellaneous fees and expenses                                 2,763.62
                                                       -----------------------
Total                                                  $       85,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, we have issued the following unregistered securities. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or
Regulation D promulgated thereunder.

         In connection with our merger with a wholly-owned subsidiary of Vika
Corp. (the "reverse merger"), we completed the closing of a private placement of our common stock in which, through February 22, 2006, we sold an aggregate of
152.1 units to accredited investors. Each unit consisted of 25,000 shares of our common stock. As a result of the private placement, we issued a total of
3,802,500 shares of our common stock. Some units were offered by Newbridge
Securities Corporation, pursuant to the terms of a placement agent agreement dated January 25, 2006. The placement agent received (1) a cash fee of $39,000
(representing 6% of the gross proceeds of the units sold by it in the private placement), (2) three-year warrants to purchase 16,250 shares of our common stock (representing 5% of the shares sold by it in the private placement) at an exercise price of $2.00 per share and (3) additional three-year warrants to purchase 16,250 shares of our common stock (representing 5% of the shares sold by it in the private placement) at an exercise price of $4.00 per share. We realized gross proceeds of $7,605,000 from the private placement before commissions and expenses.

         The common shares issued under the private placement are subject to registration rights pursuant to a registration rights agreement. The registration rights agreement contains a liquidated damages provision whereby liquidated damages may accrue and are payable in cash or common stock at fair market value, at our discretion, at the rate of 1% of the aggregate amount invested by the investors per 30 day period or pro-rated for partial periods if a registration statement is not (i) filed within 60 days of February 10, 2006,
(ii) declared effective within 120 days of the initial filing date and (iii)
kept effective until the earlier of (a) 18 months after February 10, 2006 or (b)
the date when all registrable securities securities have been sold or (iv) the
Company does not respond to initial comments of the SEC within 21 days after the
Company's receipt of such comments or (v) if the Company fails to use its reasonable best efforts to cause the registration statement to be declared effective. The liquidated damages is limited under the registration rights agreement to a 6% maximum amount.

         In connection with the reverse merger on February 10, 2006, pursuant to the terms of convertible notes held by Carl Page, a member of our board of directors and our Chief Technology Officer, an aggregate of $3,889,662 of principal and accrued interest on Mr. Page's convertible notes was converted into a total of 2,491,673 shares of our common stock.

         In July 2005, our board of directors approved the hiring of two consultants, David N. Baker and Joseph Abrams, to assist us in effecting a financing transaction that would enable us to achieve our growth strategy. In consideration for their services, the consultants were issued 6% (or 560,910 shares) of our common stock, on a fully diluted basis. The shares vested 50%
upon the contract date in July 2005 and 50% on December 31, 2005.

                                      II-2

         In February 2006, we entered into an agreement with The Del Mar
Consulting Group, Inc. to provide us with investor relations services through
February 2007. The contract requires them to make certain introductions and represent us to the investment community. In exchange for services to be rendered under the agreement, we issued them 200,000 restricted shares of our common stock and a warrant to purchase an additional 100,000 shares of common stock with an exercise price of $2.00 per share. The warrant was immediately vested upon issuance and expires three years from issuance. If they fail to meet certain performance metrics, we may withdraw a portion of the restricted shares and the entire warrant.

         Subsequent to the reverse merger, we issued 135,190 shares of common stock for services rendered to various service providers and employees, which shares were valued at the private placement offering price of $2.00 per share, or an aggregate $270,380.

ITEM 27.  EXHIBITS.

Exhibit         Description
Number

     2.1        Agreement of Merger and Plan of Reorganization, dated as of
                February 10, 2006, by and among the Company, HHE Acquisition,
                Inc. and Handheld Entertainment, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form
                8-K filed with the SEC on February 13, 2006)

     3.1        Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on
                Form 8-K filed with the SEC on February 8, 2006)

     3.2        Certificate of Amendment to Certificate of Incorporation of the
                Company, changing name to Handheld Entertainment, Inc.
                (incorporated herein by reference to Exhibit 3.2 to the
                Company's Current Report on Form 8-K filed with the SEC on
                February 13, 2006)

     3.3        Bylaws of the Company (incorporated herein by reference to
                Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the SEC on February 8, 2006)

     5.1**      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

    10.1        Handheld Entertainment, Inc. 2003 Stock Option/Stock Issuance
                Plan, as amended (incorporated herein by reference to Exhibit
                10.1 to the Company's Current Report on Form 8-K filed with the
                SEC on February 13, 2006)

    10.2        Form of Private Placement Subscription Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Current
                Report on Form 8-K filed with the SEC on February 13, 2006)

    10.3        Form of Handheld Entertainment, Inc. Registration Rights
                Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on
                February 13, 2006)

                                      II-3

Exhibit         Description
Number

    10.4        Amended and Restated Security Agreement, dated as of July 31,
                2005, by and between Eastech Electronics (Taiwan), Inc. and
                Handheld Entertainment, Inc. (incorporated herein by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K
                filed with the SEC on February 13, 2006)

    10.5        Amended and Restated Accounts Receivable Financing and Escrow
                Agreement, dated as of July 31, 2005, by and among Eastech
                Electronics (Taiwan), Inc., Handheld Entertainment, Inc. and
                Niesar Curls Bartling LLP (incorporated herein by reference to
                Exhibit 10.5 to the Company's Current Report on Form 8-K filed with the SEC on February 13, 2006)

    10.6        Employment Agreement, dated as of September 1, 2004, by and between Handheld Entertainment, Inc. and Jeffrey Oscodar
                (incorporated herein by reference to Exhibit 10.6 to the
                Company's Current Report on Form 8-K filed with the SEC on
                February 13, 2006)

    10.7        Agreement, dated as of January 26, 2006, by and between Nekei,
                LLC and Handheld Entertainment, Inc. (incorporated herein by reference to Exhibit 10.7 to the Company's Current Report on
                Form 8-K filed with the SEC on February 13, 2006)

    10.8        Form of Director and Officer Indemnification Agreement
                (incorporated herein by reference to Exhibit 10.8 to the
                Company's Current Report on Form 8-K filed with the SEC on
                February 13, 2006)

    10.9        Letter from Scott Sutherland, dated as of February 10, 2006, resigning as a director and officer of the Company and its direct and indirect subsidiaries (incorporated herein by
                reference to Exhibit 10.9 to the Company's Current Report on
                Form 8-K filed with the SEC on February 13, 2006)

    10.10       Form of Lockup Agreement (incorporated herein by reference to
                Exhibit 10.10 to the Company's Current Report on Form 8-K filed with the SEC on February 13, 2006)

    10.11       Placement Agent Agreement, dated January 25, 2006, between
                Handheld Entertainment, Inc. and Newbridge Securities
                Corporation (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on
                February 24, 2006)

    10.12       Form of Placement Agent Warrant (incorporated herein by
                reference to Exhibit 10.2 to the Company's Current Report on
                Form 8-K filed with the SEC on February 24, 2006)

    10.13*      Independent Consulting Agreement, effective as of February 1,
                2006, between Handheld Entertainment, Inc. and The Del Mar
                Consulting Group, Inc.

    14*         Code of Ethics

    23.1*       Consent of Salberg & Company, P.A.

                                      II-4

Exhibit         Description
Number

    23.2**      Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                (included in Exhibit 5.1)

    24.1*       Power of Attorney (included on signature page)

    ------------------
    *        Filed herewith
    **       To be filed by amendment

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that it will:

         1.     File, during any period in which it offers or sells
                securities, a post-effective amendment to this registration statement to:

                i.  Include any prospectus required by Section 10(a)(3) of the
                    Securities Act;

                ii. Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information in the registration statement.
                    Notwithstanding the forgoing, any increase or decrease in
                    volume of securities offered (if the total dollar value of securities offered would not exceed that which was
                    registered) and any deviation from the low or high end of
                    the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
                    Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the
                    maximum aggregate offering price set forth in the
                    "Calculation of Registration Fee" table in the effective
                    registration statement.

                iii. Include any additional or changed material information on the plan of distribution.

         2.     For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         3.     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         4.     For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this
                registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                                      II-5

                i.  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                ii. Any free writing prospectus relating to the offering
                    prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small
                    business issuer;

                iii. The portion of any other free writing prospectus relating to the offering containing material information about the
                    undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer;
                    and

                iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the
                    purchaser.

         5.     Insofar as indemnification for liabilities arising under the
                Securities Act of 1933 (the "Act") may be permitted to
                directors, officers and controlling persons of the small
                business issuer pursuant to the foregoing provisions, or
                otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

         6.     For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small
                business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         7.     For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those
                securities.

                                      II-6

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San
Francisco, State of California, on April 11, 2006.

                                          HANDHELD ENTERTAINMENT, INC.
                                          By: /s/ Jeff Oscodar
                                              -----------------------
                                          Jeff Oscodar
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Handheld Entertainment, Inc., a Delaware corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange
Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Jeff Oscodar and William J. Bush, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  Jeff Oscodar            President, Chief Executive         April 11, 2006
--------------------         Officer and Director
Jeff Oscodar                 (Principal Executive Officer)

/s/  William J. Bush         Acting Chief Financial             April 11, 2006
--------------------         Officer (Principal Financial
William J. Bush              and Accounting Officer)

/s/  Carl Page               Director                           April 11, 2006
--------------------
Carl Page

                             Director                           April 11, 2006
--------------------
Bill Keating

                             Director                           April 11, 2006
--------------------
Geoff Mulligan

/s/  Nathan Schulhof         Director                           April 11, 2006
--------------------
Nathan Schulhof

                                      II-7

                                  EXHIBIT INDEX

Exhibit
Number          Description

     2.1        Agreement of Merger and Plan of Reorganization, dated as of
                February 10, 2006, by and among the Company, HHE Acquisition,
                Inc. and Handheld Entertainment, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form
                8-K filed with the SEC on February 13, 2006)

     3.1        Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on
                Form 8-K filed with the SEC on February 8, 2006)

     3.2        Certificate of Amendment to Certificate of Incorporation of the
                Company, changing name to Handheld Entertainment, Inc.
                (incorporated herein by reference to Exhibit 3.2 to the
                Company's Current Report on Form 8-K filed with the SEC on
                February 13, 2006)

     3.3        Bylaws of the Company (incorporated herein by reference to
                Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the SEC on February 8, 2006)

     5.1**      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

    10.1        Handheld Entertainment, Inc. 2003 Stock Option/Stock Issuance
                Plan, as amended (incorporated herein by reference to Exhibit
                10.1 to the Company's Current Report on Form 8-K filed with the
                SEC on February 13, 2006)

    10.2        Form of Private Placement Subscription Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Current
                Report on Form 8-K filed with the SEC on February 13, 2006)

    10.3        Form of Handheld Entertainment, Inc. Registration Rights
                Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on
                February 13, 2006)

    10.4        Amended and Restated Security Agreement, dated as of July 31,
                2005, by and between Eastech Electronics (Taiwan), Inc. and
                Handheld Entertainment, Inc. (incorporated herein by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K
                filed with the SEC on February 13, 2006)

    10.5        Amended and Restated Accounts Receivable Financing and Escrow
                Agreement, dated as of July 31, 2005, by and among Eastech
                Electronics (Taiwan), Inc., Handheld Entertainment, Inc. and
                Niesar Curls Bartling LLP (incorporated herein by reference to
                Exhibit 10.5 to the Company's Current Report on Form 8-K filed with the SEC on February 13, 2006)

    10.6        Employment Agreement, dated as of September 1, 2004, by and between Handheld Entertainment, Inc. and Jeffrey Oscodar
                (incorporated herein by reference to Exhibit 10.6 to the
                Company's Current Report on Form 8-K filed with the SEC on
                February 13, 2006)

                                      II-8

Exhibit
Number          Description

    10.7        Agreement, dated as of January 26, 2006, by and between Nekei,
                LLC and Handheld Entertainment, Inc. (incorporated herein by reference to Exhibit 10.7 to the Company's Current Report on
                Form 8-K filed with the SEC on February 13, 2006)

    10.8        Form of Director and Officer Indemnification Agreement
                (incorporated herein by reference to Exhibit 10.8 to the
                Company's Current Report on Form 8-K filed with the SEC on
                February 13, 2006)

    10.9        Letter from Scott Sutherland, dated as of February 10, 2006, resigning as a director and officer of the Company and its direct and indirect subsidiaries (incorporated herein by
                reference to Exhibit 10.9 to the Company's Current Report on
                Form 8-K filed with the SEC on February 13, 2006)

    10.10       Form of Lockup Agreement (incorporated herein by reference to
                Exhibit 10.10 to the Company's Current Report on Form 8-K filed with the SEC on February 13, 2006)

    10.11       Placement Agent Agreement, dated January 25, 2006, between
                Handheld Entertainment, Inc. and Newbridge Securities
                Corporation (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on
                February 24, 2006)

    10.12       Form of Placement Agent Warrant (incorporated herein by
                reference to Exhibit 10.2 to the Company's Current Report on
                Form 8-K filed with the SEC on February 24, 2006)

    10.13*      Independent Consulting Agreement, effective as of February 1,
                2006, between Handheld Entertainment, Inc. and The Del Mar
                Consulting Group, Inc.

     14*        Code of Ethics

    23.1*       Consent of Salberg & Company, P.A.

    23.2**      Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                (included in Exhibit 5.1)

    24.1*       Power of Attorney (included on signature page)

       ------------------
       *        Filed herewith
       **       To be filed by amendment

                                      II-9